                                                                   Exhibit 10.14


                                LOAN AGREEMENT

                                     among

                       GRAND TOYS LTD.-JOUETS GRAND LTEE

                             as Canadian Borrower

                                      and

                    GRAND CONCEPTS INC./CONCEPTS GRAND INC.

                             as Canadian Guarantor

                                      and

                        GRAND TOYS INTERNATIONAL, INC.

                              as a U.S. Borrower

                                      and

                               ARK PUZZLES, INC.

                              as a U.S. Borrower

                                      and

                              MELLON BANK CANADA

                              as Canadian Lender

                                      and

                               MELLON BANK, N.A.

                          as Agent and as U.S. Lender

                                  dated as of
                                August 10, 1999
                                                                  Meighen Demers
                                                                 Agent's Counsel

                               TABLE OF CONTENTS
                               -----------------

1  DEFINITIONS................................................................................   1
   1.1  Definitions...........................................................................   1
   1.2  Accounting Terms......................................................................   1
   1.3  Interpretation........................................................................   2
   1.4  References............................................................................   2
   1.5  Interest Calculations and Payments....................................................   3
   1.6  Interest Act (Canada).................................................................   3
   1.7  Equivalent Amount.....................................................................   3
2  LOANS AND LETTERS OF CREDIT................................................................   4
   2.1  Revolving Facility....................................................................   4
   2.2  Revolving Loans.......................................................................   6
   2.3  Letters of Credit.....................................................................   8
   2.4  Term Loan.............................................................................  14
   2.5  Conversion............................................................................  14
   2.6  Rollover/Selection of Interest Periods................................................  15
   2.7  BA Equivalent Loans...................................................................  15
   2.8  LIBOR Loans...........................................................................  15
3  INTEREST AND OTHER CHARGES.................................................................  16
   3.1  Interest..............................................................................  16
   3.2  Default Rate..........................................................................  16
   3.3  Unused Line Fee.......................................................................  16
   3.4  Maximum Interest Rate.................................................................  17
   3.5  Collateral Management Fee.............................................................  17
4  PAYMENTS AND PREPAYMENTS...................................................................  17
   4.1  Revolving Loans.......................................................................  17
   4.2  Place and Form of Payments; Extension of Time.........................................  18
   4.3  Apportionment and Application.........................................................  18
   4.4  Indemnity for Returned Payments.......................................................  18
   4.5  Funding Losses........................................................................  18
   4.6  Currency..............................................................................  19
   4.7  Payments as Revolving Loans...........................................................  19
   4.8  Excess Resulting from Exchange Rate Change............................................  19
   4.9  Taxes.................................................................................  20
   4.10 Repayment of Term Loan................................................................  21
   4.11 Credit for Funds......................................................................  21
   4.12 No Voluntary Prepayments..............................................................  21
5  AGENT'S AND/OR LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS..............................  21
6  COLLATERAL.................................................................................  22
   6.1  Grant of Security Interest............................................................  22
   6.2  Perfection and Protection of Security Interest........................................  24
   6.3  Location of Collateral................................................................  25
   6.4  Title to, Liens on and Sale and Use of Collateral.....................................  25
   6.5  Appraisals............................................................................  25
   6.6  Access and Examination................................................................  25

   6.7  Insurance and Condemnation............................................................  26
   6.8  Collateral Reporting..................................................................  27
   6.9  Accounts..............................................................................  28
   6.10 Collection of Accounts; Payments......................................................  30
   6.11 Inventory.............................................................................  32
   6.12 Equipment.............................................................................  32
   6.13 Assigned Contracts....................................................................  34
   6.14 Documents, Instruments and Chattel Paper..............................................  35
   6.15 Right to Cure.........................................................................  35
   6.16 Power of Attorney.....................................................................  35
   6.17 Agent's Rights, Duties and Liabilities................................................  36
7  BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..........................................  36
   7.1  Books and Records.....................................................................  36
   7.2  Financial Information.................................................................  37
   7.3  Notices to Agent......................................................................  38
8  GENERAL WARRANTIES AND REPRESENTATIONS.....................................................  41
   8.1  Authorization, Validity and Enforceability of this Agreement and the Loan
        Documents.............................................................................  41
   8.2  Validity and Priority of Security Interest............................................  42
   8.3  Organization and Qualification........................................................  42
   8.4  Corporate Name; Prior Transactions....................................................  42
   8.5  Subsidiaries and Affiliates...........................................................  42
   8.6  Financial Statements and Projections..................................................  42
   8.7  Capitalization........................................................................  43
   8.8  Solvency..............................................................................  43
   8.9  Debt..................................................................................  43
   8.10 Distributions.........................................................................  43
   8.11 Title to Property.....................................................................  43
   8.12 Adequate Assets.......................................................................  43
   8.13 Real Property; Leases.................................................................  44
   8.14 General Intangibles...................................................................  44
   8.15 Trade Names...........................................................................  44
   8.16 Litigation............................................................................  44
   8.17 Restrictive Agreements................................................................  44
   8.18 Labour Disputes.......................................................................  44
   8.19 Environmental Laws....................................................................  45
   8.20 No Violation of Law...................................................................  46
   8.21 No Default............................................................................  46
   8.22 Plans.................................................................................  46
   8.23 Taxes.................................................................................  48
   8.24 Event of Default......................................................................  48
   8.25 Authority to Incur Debts..............................................................  48
   8.26 No Material Adverse Change............................................................  48
   8.27 Disclosure............................................................................  48
   8.28 Workers' Compensation.................................................................  49
   8.29 Real Estate...........................................................................  49

   8.30 Investment Act........................................................................  50
   8.31 Margin Securities.....................................................................  50
9  AFFIRMATIVE AND NEGATIVE COVENANTS.........................................................  50
   9.1  Taxes and Other Obligations...........................................................  50
   9.2  Corporate Existence and Good Standing.................................................  51
   9.3  Compliance with Law and Agreements....................................................  51
   9.4  Maintenance of Property and Insurance.................................................  51
   9.5  Trademarks, Patents and Copyrights....................................................  51
   9.6  Environmental Laws....................................................................  52
   9.7  Plans.................................................................................  52
   9.8  Mergers, Consolidations, Acquisitions or Sales........................................  53
   9.9  Distributions; Capital Changes........................................................  53
   9.10 Transactions Affecting Collateral or Obligations......................................  53
   9.11 Guarantees............................................................................  54
   9.12 Debt..................................................................................  54
   9.13 Prepayment............................................................................  54
   9.14 Transactions with Affiliates..........................................................  54
   9.15 Investment Banking and Finder's Fees..................................................  54
   9.16 Business Conducted....................................................................  54
   9.17 Liens.................................................................................  55
   9.18 Sale and Leaseback Transactions.......................................................  55
   9.19 New Subsidiaries......................................................................  55
   9.20 Restricted Investments................................................................  55
   9.21 Capital Expenditures..................................................................  55
   9.22 Minimum Tangible Net Worth............................................................  55
   9.23 Tangible Leverage.....................................................................  56
   9.24 Net Income............................................................................  56
   9.25 Fixed Charge Service Ratio............................................................  57
   9.26 Year 2000 Problem.....................................................................  57
   9.27 Use of Proceeds.......................................................................  57
   9.28 Further Assurances....................................................................  58
   9.29 Litigation............................................................................  58
10 CLOSING; CONDITIONS TO LENDING.............................................................  58
   10.1 Representations and Warranties; Covenants; Events.....................................  58
   10.2 Closing Date Conditions...............................................................  58
   10.3 Release of Proceeds; Drawdown Date....................................................  60
   10.4 Termination of Liens..................................................................  61
   10.5 Pro Forma Balance Sheet...............................................................  61
   10.6 Payment of Fees and Expenses..........................................................  62
   10.7 Required Approvals....................................................................  62
   10.8 Proceedings...........................................................................  62
   10.9 Field Exams, etc......................................................................  62
11 DEFAULT; REMEDIES..........................................................................  62
   11.1 Events of Default.....................................................................  62
   11.2 Remedies..............................................................................  66
12 TERM AND TERMINATION.......................................................................  68

13  GUARANTEES..................................................................................  69
    13.1  The Guarantees........................................................................  69
    13.2  Guarantee Absolute....................................................................  70
    13.3  Consents, Waivers and Renewals........................................................  71
    13.4  Subrogation...........................................................................  71
    13.5  Allocation............................................................................  71
14  THE AGENT...................................................................................  72
    14.1  Agent.................................................................................  72
    14.2  Agent's Responsibility................................................................  72
    14.3  Agent's Duties........................................................................  74
    14.4  Protection of Agent...................................................................  75
    14.5  Indemnification of Agent..............................................................  76
    14.6  Termination or Resignation of Agent...................................................  76
    14.7  Rights of Agent.......................................................................  77
    14.8  Authorized Waivers, Variations and Omissions..........................................  77
    14.9  Restrictions on Actions by Lenders; Sharing of Payments...............................  77
    14.10 Capacity as Agent.....................................................................  78
    14.11 Certain Rights of the Agent...........................................................  78
    14.12 Collateral Matters....................................................................  78
15  ASSIGNMENTS AND TRANSFERS...................................................................  79
    15.1  Benefit of Agreement..................................................................  79
    15.2  Assignments and Transfers by the Borrowers............................................  79
    15.3  Assignments and Transfers by a Lender.................................................  79
    15.4  Assignment and Assumption Agreement...................................................  79
    15.5  Register and Notice...................................................................  81
    15.6  Sub-Participations....................................................................  81
    15.7  Disclosure............................................................................  82
16  MISCELLANEOUS...............................................................................  82
    16.1  Cumulative Remedies; No Prior Recourse to Collateral..................................  82
    16.2  No Implied Waivers....................................................................  82
    16.3  Severability..........................................................................  82
    16.4  Governing Law.........................................................................  83
    16.5  Consent to Jurisdiction and Venue; Service of Process.................................  83
    16.6  Waiver of Jury Trial, Etc.............................................................  83
    16.7  Survival of Representations and Warranties............................................  83
    16.8  Other Security and Guarantees.........................................................  84
    16.9  Fees and Expenses.....................................................................  84
    16.10 Waiver of Notices.....................................................................  85
    16.11 Binding Effect; Assignment............................................................  86
    16.12 Modification..........................................................................  86
    16.13 Counterparts..........................................................................  86
    16.14 Right of Set-Off......................................................................  86
    16.15 Inability to Determine Rates..........................................................  86
    16.16 Precedence............................................................................  87
    16.17 Confidentiality.......................................................................  87
    16.18 Illegality............................................................................  87

    16.19  Increased Costs.......................................................................  88
    16.20  Judgment Currency.....................................................................  90
    16.21  Test Verifications....................................................................  90
    16.22  Representation by Counsel.............................................................  90
    16.23  Waiver of Objection...................................................................  90
    16.24  No Reliance Upon Lender...............................................................  91
    16.25  Notices...............................................................................  91

          LOAN AGREEMENT, dated as of August ____, 1999, among MELLON BANK CANADA, a Canadian chartered bank, with offices at Royal Trust Tower, P.O. Box 320, Suite 3200, Toronto-Dominion Centre, Toronto, Ontario, Canada, M5K 1K2, as Canadian Lender, MELLON BANK, N.A., with offices at Edison Square West, 2035 Lincoln Highway (Rt. 27), Suite 1080, Edison, New Jersey, U.S.A., 08817, for itself as U.S. Lender and as Agent for the Lenders, GRAND TOYS LTD.-JOUETS GRAND LTEE (the "Canadian Borrower"), as the Canadian borrower, GRAND CONCEPTS INC./CONCEPTS GRAND INC. (the "Guarantor"), as Canadian guarantor and GRAND TOYS INTERNATIONAL, INC. and ARK PUZZLES, INC. (each a "U.S. Borrower" and collectively the "U.S. Borrowers" and together with the Canadian Borrower, the "Borrowers"), each as a U.S. borrower, each having its principal office and chief place of business as set forth, respectively in Exhibit "D";


                              W I T N E S S E T H
                              -------------------

          WHEREAS the Borrowers have requested that (a) the Canadian Lender provide (A) a revolving credit facility available by way of loans and letters of credit in an amount not exceeding U.S.$12,000,000 or the Equivalent Amount thereof in Cdn.$ in favour of the Canadian Borrower and (b) the U.S. Lender provide (A) a revolving credit facility available by way of loans and letters of credit in an amount not exceeding U.S.$5,000,000; and (B) a term loan in a principal amount not exceeding U.S.$500,000, each (save the Term Loan made to Ark only) in favour of the U.S. Borrowers, to provide for the repayment of the Borrowers' debts to Congress Financial Corporation (Canada) and for the ongoing working capital requirements of the Borrowers and to fund the initial marketing and advertising costs related to Ark's launch of a new puzzle line.

          AND WHEREAS the Lenders have agreed to grant such facilities upon and subject to the terms hereof;

          AND WHEREAS the Lenders have appointed Mellon Bank U.S. as their agent for the limited purposes of, inter alia, receiving notices and acting as collateral agent to hold security in the U.S. Collateral (herein defined), upon and subject to the terms hereof;

          NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Guarantor, the Agent and the Lenders hereby agree as follows:

1.   DEFINITIONS.
     -----------

     1.1  Definitions.  Capitalized terms used herein and in the other Loan
          -----------
Documents shall, unless otherwise provided herein or in the other Loan Documents (as the case may be), have the meanings specified in Schedule 1 hereto (which is hereby made a part of this Agreement).

     1.2  Accounting Terms.  Any accounting term used in this Agreement shall
          ----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     1.3  Interpretation.  In this Agreement, (a) the singular includes the
          --------------
plural and vice versa, (b) "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, telecopy and telegraph,
(c) the headings, the table of contents, the Articles and the Sections are inserted for convenience only and are to be ignored in construing this Agreement, (d) a document, notice, note, bill of exchange or other instrument shall be deemed to have been validly signed and executed if it has been signed by either an original signature or a facsimile signature or stamp, (e) all references to amounts of money shall, unless otherwise indicated, be references to U.S. Dollars, and (f) all references to the Agent and/or Lenders acting "reasonably", all references to the Agent's and/or the Lenders' "reasonable" discretion or determination and all references to not unreasonably withholding a consent shall, unless otherwise indicated, be read as references to acting reasonably in the Circumstances or making a determination which is reasonable in the Circumstances or reasonably in the Circumstances withholding a consent, where the "Circumstances" include the recognition of the credit, repayment, security and other risks faced by the Agent and/or Lenders at the time of the action or determination, given, inter alia, the subordinate nature of the Security Interest in relation to certain of the Permitted Liens and the amounts and terms of repayment of indebtedness or liabilities secured pursuant to Permitted Liens.

     1.4  References.  Any reference made in this Agreement to:
          ----------

          (a) "Agent" or "Lender" shall so be construed as to include its successors and permitted assigns;

          (b) a time of day is, unless otherwise stated, a reference to Local Time;

          (c) Sections, Articles, Exhibits or Schedules is, unless otherwise indicated, a reference to Sections and Articles of this Agreement and to Exhibits and Schedules to this Agreement, as the case may be. The provisions of each Exhibit and Schedule shall constitute provisions of this Agreement as though repeated at length herein;

          (d) a "fiscal quarter" means, in relation to a Borrower, one of the four (4) consecutive periods in each Fiscal Year each of three
               (3) months in duration;

          (e) The phrase "Agreement" means this Loan Agreement as it may be amended, revised, restated or replaced from time to time and unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation; and

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

     1.5  Interest Calculations and Payments.  Unless otherwise stated (as in
          ----------------------------------
the case of Base Rate Loans and LIBOR Loans, which shall be calculated at an interest rate per annum based on a year of three hundred and sixty (360) days), wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest will be calculated on the basis of a calendar year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be. Calculations of interest shall be made using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

     1.6  Interest Act (Canada).  For the purposes of this Agreement, whenever
          ---------------------
interest to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days, as in the case of all Base Rate Loans and LIBOR Loans, or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty (360) or such other period of time, as the case may be.

     1.7  Equivalent Amount.  For the purpose of determining compliance with
          -----------------
covenant and default limitations set forth in the Agreement, amounts expressed in U.S. Dollars shall be measured by aggregating the applicable items denominated in U.S. Dollars with the Equivalent Amounts of such items in Canadian Dollars.

2.   LOANS AND LETTERS OF CREDIT.
     ---------------------------

     2.1  Revolving Facility.  (a) Canadian.  Subject to all of the terms and
          ------------------       --------
conditions of this Agreement, the Canadian Lender agrees to make available for Drawdowns by the Canadian Borrower up to a U.S.$12,000,000 or the Equivalent Amount thereof in Cdn.$ revolving credit facility for the Canadian Borrower's use from time to time during the term of this Agreement. The credit facility shall consist of a revolving line of credit consisting of Canadian Revolving Loans available in Cdn.$ or U.S.$ and Letters of Credit as described in Sections
2.2 and 2.3.

     (b)  U.S. Subject to all of the terms and conditions of this Agreement, the
          ---
U.S. Lender severally agrees to make available for Drawdowns by the U.S. Borrowers up to a U.S.$5,000,000 revolving credit facility for the U.S. Borrowers' use from time to time during the term of this Agreement. The credit facility shall consist of a revolving line of credit consisting of U.S. Revolving Loans available in U.S.$, and Letters of Credit as described in Sections 2.2 and 2.3.

     (c)  Solidary Interests/Civil Code of Quebec.  Each of the Borrowers
          ---------------------------------------
confirms and agrees that:

          (i) subject to Section 14.9, the rights of the Agent and each Canadian Lender or U.S. Lender, as the case may be, from time to time a party to this Agreement by way of assignment or otherwise are solidary and as regards the Obligations and the Guaranteed Obligations owing from time to time to each Lender, each of the Agent and such Lender is entitled, when permitted pursuant to
               Section 11.2, to: (i) demand repayment of the amounts of all Canadian Revolving Loans or U.S. Revolving Loans or U.S. Term Loan outstanding from time to time in respect of such Obligations and Guaranteed Obligations; (ii) exact the whole performance of such Obligations and Guaranteed Obligations from the Canadian Borrower or the U.S. Borrowers, as the case may be; (iii) benefit from the Security Interest and the Collateral in respect of such Obligations and Guaranteed Obligations; (iv) give a full acquittance of such Obligations and Guaranteed Obligations; and
               (v) exercise all rights and recourses under the Loan Documents with respect to those Obligations and Guaranteed Obligations. The Obligations of the Canadian Borrower or U.S. Borrowers, as the case may be, with respect to any Canadian Revolving Loans or U.S. Revolving Loans or U.S. Term Loan, as the case may be, advanced by or Letter of Credit issued or arranged by any of them under the Canadian Revolving Credit Facility or U.S. Revolving Credit Facility, as the case may be, or arising from any advance of the Term Loan, will form part of the Obligations and Guaranteed Obligations, will be secured by the Security Interest and the Collateral and the Agent and such Canadian Lender or U.S. Lender, as the case may be, will have a solidary interest therein; and

          (ii) the obligations to make Revolving Loans or to advance any portion of the U.S. Term Loan and to issue or arrange for the issuance of Letters of Credit is several, and not joint and several or solidary and, accordingly, each Borrower's recourse against any Lender with respect thereto, will be limited to the amount of such Lender's commitment in the applicable Revolving Credit Facility or U.S. Term Loan, as the case may be.

     2.2     Revolving Loans.
             ---------------

     (a)(i)  Canadian Amounts.  Subject to the terms and conditions of this
             ----------------
Agreement and relying upon each of the representations and warranties of the Canadian Borrower set forth in each of the Loan Documents, the Canadian Lender agrees to make Loans (denominated in Cdn.$ or U.S.$, as requested) and participate in Letters of Credit to the Canadian Borrower, at any time and from time to time on and after the Closing Date and until the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal Term), in an aggregate principal amount at any time outstanding not to exceed the lesser of (x) the Canadian Borrowing Base in effect at such time and
(y) the Maximum Canadian Revolving Credit Line, consisting of Canadian Revolving Loans and participation in Letters of Credit as described in Sections 2.2 and
2.3 hereof, respectively (the "Canadian Revolving Credit Facility").  For
                               ----------------------------------
greater certainty, the Canadian Borrower may borrow, prepay and reborrow Loans under the Canadian Revolving Credit Facility, subject to the terms and conditions hereof applicable to each type of Loan. The Canadian Lender may, in its discretion, elect to exceed the limits of the Canadian Availability on one or more occasions, but if it does so, the Canadian Lender shall not be deemed thereby to have changed the limits of the Canadian Availability or to be obligated to exceed the limits of the Canadian Availability on any other occasion. If, at any time, the unpaid balance of the Canadian Revolving Loans plus the Canadian L/C Reserve exceeds the Canadian Borrowing Base, or the unpaid balance of the Canadian Revolving Loans plus the aggregate face amount of all Letters of Credit under the Canadian Revolving Credit Facility exceeds the Maximum Canadian Revolving Credit Line, then the Canadian Lender may refuse to make or otherwise restrict Canadian Revolving Loans and/or Letters of Credit on such terms as the Canadian Lender determines until such excess has been eliminated and the Canadian Borrower shall immediately repay to the Canadian Lender an amount equal to such excess.

     (ii)    U.S. Amounts.  Subject to the terms and conditions of this
             ------------
Agreement and relying upon each of the representations and warranties of the U.S. Borrowers set forth in each of the Loan Documents, the U.S. Lender agrees to make Loans denominated in U.S.$ and participate in Letters of Credit to either of the U.S. Borrowers, at any time and from time to time on and after the Closing Date and until the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal Term), in an aggregate principal amount for all such Loans to the U.S. Borrowers at any time outstanding not to exceed the lesser of (x) the U.S. Borrowing Base in effect at such time and (y) the Maximum U.S. Revolving Credit Line, consisting of U.S. Revolving Loans and participation in Letters of Credit as described in Sections
2.2 and 2.3 hereof, respectively (the "U.S. Revolving Credit Facility"). For
                                       ------------------------------
greater certainty, a U.S. Borrower may borrow, prepay and reborrow Loans under the U.S. Revolving Credit Facility, subject to the terms and conditions hereof applicable to each type of Loan. The U.S. Lender may, in its discretion, elect to exceed the limits of the U.S. Availability of a U.S. Borrower on one or more occasions, but if it does so, the U.S. Lender shall not be deemed thereby to have changed the limits of the U.S. Availability of such U.S. Borrower or to be obligated to exceed the limits of the U.S. Availability of such U.S. Borrower on any other occasion. If, at any time, the unpaid balance of the U.S. Revolving Loans plus the U.S. L/C Reserve exceeds the U.S. Borrowing Base, and, if any time the unpaid balance of the U.S. Revolving Loans of a U.S. Borrower plus the U.S. L/C Reserve of such U.S. Borrower exceeds the U.S. Borrowing Base of such U.S. Borrower, or the unpaid balance of the U.S. Revolving Loans plus the aggregate face amount of all Letters of Credit under the U.S. Revolving Credit Facility exceeds the Maximum U.S. Revolving Credit Line, then the U.S. Lender may refuse to make or otherwise restrict U.S. Revolving Loans and/or Letters of Credit on such terms as the U.S. Lender determines until such excess has been eliminated and the applicable U.S. Borrower(s) shall immediately repay to the U.S. Lender an amount equal to such excess.

     (b) Notice of Borrowing.  Whenever a Borrower desires to borrow revolving
         --------------------
loans under this Section 2.2 (in the case of the Canadian Borrower, the "Canadian Revolving Loans" and, in the case of the U.S. Borrowers, the "U.S.
-------------------------                                               ----
Revolving Loans"), the applicable Borrower shall deliver to its applicable
---------------
Lender a written request substantially in the form of Exhibit G-5 hereto (a "Notice of Borrowing") signed by an authorized officer of the applicable
--------------------
Borrower, no later than, (i) 10:00 a.m. (Local Time) on the requested Drawdown Date, in the case of requests for Prime Rate Loans or Base Rate Loans or (ii) 10:00 a.m. (Local Time) three (3) Business Days in advance of the requested Drawdown Date, in the case of requests for BA Equivalent Loans or LIBOR Loans. The Notice of Borrowing shall, with respect to any Loans requested, specify (i) the requested Drawdown Date (which shall be a Business Day), (ii) the aggregate amount of the requested Loans and the currency thereof, (iii) whether the Loans requested are to be Prime Rate Loans, Base Rate Loans, BA Equivalent Loans or LIBOR Loans, and (iv) if the requested Loans are to be BA Equivalent Loans or LIBOR Loans, the requested Interest Period. In lieu of delivering the above-described Notice of Borrowing the applicable Borrower may (if agreed with its applicable Lender) give its applicable Lender telephonic notice of such request by the required time; provided, however, that (if so agreed) such telephonic
                      --------  -------
notice shall be confirmed in writing by delivery to its applicable Lender (A) promptly and on the same day of a telecopy of a Notice of Borrowing which has been signed by an authorized officer of such Borrower, and (B) only if requested by its applicable Lender, promptly of a Notice of Borrowing containing the original signature of an authorized officer of such Borrower, mailed or delivered by such Borrower to the Agent on the date such notice is given.
Unless otherwise agreed with its applicable Lender, in the event that the terms of any confirmatory Notice of Borrowing referred to in the proviso contained in the immediately preceding sentence shall conflict with the telephonic notice with respect to which it was delivered, the terms of such telephonic notice shall govern.

     (c) Reliance upon Authority.  On or prior to the Closing Date and
         -----------------------
thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), each Borrower shall deliver to its applicable Lender a writing setting forth (i) the account(s) to which its applicable Lender is authorized to transfer the proceeds of the Loans requested by such Borrower pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Loans on behalf of such Borrower, and shall provide its applicable Lender with a specimen signature of each such officer. The Lender shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of such Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the applicable Lender receives written notice to the contrary. The Lenders shall have no duty to verify the identity of any individual representing himself as one of the officers authorized by such Borrower to make such requests on its behalf.

     (d)  No Liability.  The Agent and Lenders shall not incur any liability to
          -------------
any Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Lender(s) believe(s) in good faith to have been given by an officer duly authorized by such Borrower to request Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Loans to a Borrower's deposit account, or transmittal to such Person as a Borrower shall direct, shall conclusively establish the obligation of the applicable Borrower to repay such Revolving Loans as provided herein.

     (e)  Notice Irrevocable.  Any Notice of Borrowing (or telephonic notice in
          -------------------
lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

     (f)  Making of Loans.  Promptly after receipt of a Notice of Borrowing
          ----------------
pursuant to Section 2.2(b), the Canadian Lender or U.S. Lender, as the case may be, shall make the proceeds of such Loans available to the applicable Borrower on the applicable Drawdown Date by transferring same day funds to the account of the applicable Borrower previously designated in writing by the applicable Borrower, provided, however, that the amount of any Revolving Loans so made on
          --------  -------
any date shall in no event exceed the amount of Canadian Availability or U.S. Availability, as the case may be, on such date.

     (g)  Notation; Revolving Loan Notes.  Each Lender is authorized, at such
          -------------------------------
Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttable presumptive evidence, absent manifest error, of the accuracy of the information contained therein. In addition, upon request by any Lender, a Borrower shall execute and deliver to such Lender a Revolving Credit Note in the form of Exhibit C-1 or C-2, as applicable, in order to evidence such Lender's Revolving Loans, in a form satisfactory to the Agent and such Lender.

     2.3  Letters of Credit.
          -----------------

     (a) Subject to the terms and conditions of this Agreement, the Issuing Lender shall, upon the Canadian Borrower's or a U.S. Borrower's, as the case may be, written request to the its applicable Lender as herein provided (A) cause Letters of Credit to be issued for the applicable Borrower's account or (B) provide credit support or enhancement or otherwise confirm payment (any such credit support, enhancement or payment confirmation being referred to as "Credit
                                                                          ------
Support") to banks other than Lenders under this Agreement, which banks are
-------
acceptable to the Lenders in the exercise of their reasonable business judgment and which banks shall issue Letters of Credit in accordance with this Section
2.3 from time to time during the term of this Agreement. The Issuing Lender will not cause to be opened any Letter of Credit or provide any Credit Support if:
(i) the maximum face amount of the requested Letter of Credit or for which Credit Support is requested, plus the aggregate undrawn face amount of all outstanding Letters of Credit under the applicable Revolving Credit Facility, would exceed $3,000,000 or the Equivalent Amount thereof in Cdn.$, in the case of the Canadian Revolving Credit Facility, and U.S.$1,000,000, in the case of the U.S. Revolving Credit Facility; (ii) the maximum face amount of the requested Letter of Credit or for which Credit Support is requested, and all commissions, fees, and charges due from such Borrower in connection with the opening thereof, would cause the Canadian Availability or U.S. Availability, as the case may be, or the unpaid Revolving Loans plus the face amount of all Letters of Credit under the Canadian Revolving Credit Facility or under the U.S. Revolving Credit Facility, as applicable, to exceed the Maximum Canadian Revolving Credit Line or Maximum U.S. Revolving Credit Line, as applicable, to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal
Term) or be greater than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Issuing Lender and/or Lenders pursuant to or in connection with the Letters of Credit will be charged to the applicable Borrower's loan account as Canadian Revolving Loans or U.S. Revolving Loans, as the case may be.

     (b)  Other Conditions.  In addition to being subject to the satisfaction of
          ----------------
the applicable conditions precedent herein provided, the obligation of the Issuing Lender to cause to be issued any Letter of Credit or to provide any Credit Support is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Issuing Lender and its applicable
Lender:

          (i) The applicable Borrower shall have delivered to the Issuing Lender or proposed issuer of the Letter of Credit, at such times and in such manner as the Issuing Lender may prescribe, an application in form and substance satisfactory to the Issuing Lender or proposed issuer of the Letter of Credit for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Issuing Lender and any proposed issuer of the Letter of Credit and the Agent; and

          (ii) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over banks generally shall prohibit, or request that the Issuing Lender or proposed issuer of the Letter of Credit and/or Lenders refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (c)  Issuance of Letters of Credit.
          -----------------------------

          (i)  Request for Issuance.  A Borrower shall give its applicable
               --------------------
               Lender (who shall promptly notify the applicable Issuing Lender of such request) three (3) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Such Borrower shall attach to such notice the proposed form of the Letter of Credit that the Issuing Lender is requested to cause to be issued.

          (ii) No Extensions or Amendment. The Issuing Lender shall not be
               --------------------------
               obligated to cause any Letter of Credit to be extended or amended or any Credit Support to be extended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

     (d)  Payments Pursuant to Letters of Credit.
          --------------------------------------

          (i)  Payment of Letter of Credit Obligations. The Canadian Borrower
               ---------------------------------------
               agrees to reimburse the issuer of a Letter of Credit under the Canadian Revolving Credit Facility and the U.S. Borrowers agree to reimburse the issuer of a Letter of Credit under the U.S. Revolving Credit Facility for any draw under any such Letter of Credit immediately upon demand, and to pay the issuer the amount of all other obligations and other amounts payable to such issuer under or in connection with any such Letter of Credit immediately when due, irrespective of any claim, setoff, defence or other right which such Borrower may have at any time against Issuing Lender and/or any other issuer and/or Lenders or any other Person.

          (ii) Revolving Loans to Satisfy Reimbursement Obligations. In the
               ----------------------------------------------------
               event that the issuer of any Letter of Credit honours a draw under such Letter of Credit and the applicable Borrower shall not have repaid such amount to the issuer pursuant to Section 2.3(d)(i), the Issuing Lender shall, upon receiving notice of such failure, notify the Canadian Lender or U.S. Lender, as the case may be, of such failure, and the Canadian Lender or U.S. Lender, as the case may be, shall unconditionally pay to the Issuing Lender (or its or any other issuer's account), as and when provided hereinbelow, an amount equal to the amount of such payment in same day funds. Such amounts paid by the Lenders to the Issuing Lender shall constitute Canadian Revolving Loans or U.S. Revolving Loans, as the case may be, which shall be deemed to have been requested by the applicable Borrower pursuant to
               Section 2.2.

     (e)  Compensation for Letters of Credit.
          ----------------------------------

          (i)  Letter of Credit Fee. Each Borrower agrees to pay to its
               --------------------
               applicable Lender with respect to each Letter of Credit issued or Credit Support at its request, a commission (the "L/C Fee") of (A) in the case of
                                           -------
               standby Letters of Credit, two percent (2.0%) per annum and (B) in the case of merchandise, documentary Letters of Credit (term not to exceed 120 days or Maturity Date), one-quarter of one percent (0.25%), on the outstanding principal amount of such Letter of Credit, provided, however, that if any Event of Default
                                 --------  -------
               occurs, then, from and after the date of such Event of Default occurs until it is cured, or the Letter of Credit is cancelled, as the case may be, the L/C Fee shall be the fee otherwise applicable plus two percent (2%) per annum. The L/C Fee will be payable monthly, in arrears, on the first Business Day of each month commencing in the month following the Issue Date of the Letter of Credit.

          (ii) Issuer Fees and Charges. In addition to the L/C Fee referred to
               -----------------------
               above, each Borrower shall, in connection with any Letter of Credit issued at its request, pay to the issuer of any Letter of Credit (for its own account), such customary (in accordance with its standard fee chart from time to time) fees and other charges as are charged for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and cancelling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

     (f)  Indemnification; Exoneration; Power of Attorney
          -----------------------------------------------

          (i)  Indemnification.  In addition to amounts payable as elsewhere
               ---------------
               provided in this Section 2.3, each Borrower hereby agrees to protect, indemnify, pay and save the Agent, its applicable Issuing Lender and each of its applicable Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which its applicable Issuing Lender and/or its applicable Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support in connection therewith, provided, however, that nothing herein will protect and indemnify
               --------  -------
               and save the applicable Issuing Lender and the applicable Lender harmless from the direct consequences of their own gross negligence or wilful misconduct. Subject to the terms of any Loan Documents (including any guarantees herein provided), the Canadian Borrower shall have no liability hereunder with respect to any Letter of Credit issued or Credit Support provided under the U.S. Revolving Credit Facility and the U.S. Borrowers shall have no liability with respect to any Letter of Credit issued or Credit Support provided under the Canadian Revolving Credit Facility. This agreement shall survive payments of all Obligations and the termination of this Agreement.

          (ii)  Assumption of Risk by the Borrowers.  As among the Borrowers,
                -----------------------------------
                the Issuing Lender, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Lender, nor the Agent, nor any of the Lenders shall be responsible (except as otherwise imposed by any agreement between the Agent and/or Lenders and a Borrower in relation to the specific Letter of Credit and except for the direct consequence of the Issuing Lender's or any Lender's gross negligence or wilful misconduct) for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which duly prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in writing; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit or the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Agent, the Issuing Lender and/or Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent, Issuing Lender and/or Lenders under this Section 2.3.

          (iii) Exoneration.  In furtherance and extension, and not in
                -----------
                limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, Issuing Lender and/or Lenders under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or wilful misconduct, shall not put the Agent, Issuing Lender and/or Lenders under any resulting liability to any Borrower or relieve the Borrowers of any of its obligations hereunder to any such Person.

          (iv)  Power of Attorney.  In connection with all Inventory financed by
                -----------------
                Letters of Credit or paid for and in transit, each Borrower hereby appoints its applicable Lender, or it's designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (B) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in such Lender's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (D) to complete in such Borrower's or such Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable such Lender to obtain possession of the Inventory or to obtain payment of the Obligations. Neither of the Lenders nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistake of fact or law except for the direct consequence of the any Lender's gross negligence or wilful misconduct. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

          (v)  Account Party.  Each Borrower hereby authorizes and directs the
               -------------
               Issuing Lender or any other issuer of a Letter of Credit to name the applicable Borrower as the "Account Party" therein and, upon its applicable Lender's request, to deliver to its applicable Lender all instruments, documents and other writings and property received by the Issuing Lender or any other issuer of a Letter of Credit pursuant to the Letter of Credit, and to accept and rely upon its applicable Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

          (vi) Control of Inventory. Upon the Agent or any of the Lenders making
               --------------------
               a demand for payment of any Obligations payable upon demand or if an Event of Default exists, in connection with all Inventory financed by Letters of Credit or paid for and in transit,, the applicable Borrower will, at its applicable Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, cheques, Inventory, documents or instruments in which the Agent and/or Lenders hold a Security Interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Such Borrower shall also designate the Agent or such Person as the Agent may designate as the consignee on all bills of lading and other negotiable and non-negotiable documents.

     (g)  Supporting Letter of Credit: Cash Collateral.  If, notwithstanding the
          --------------------------------------------
provisions of this Section 2.3, and without limitation to any of the Agent's, Issuing Lender's and/or Lenders' rights under Section 11.2, any Letter of Credit is outstanding upon the termination of this

Agreement, then upon such termination the applicable Borrower at whose request the Letter of Credit was issued shall deposit with the Agent, at the Agent's discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance
                             ---------------------------
satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn (plus fees, commissions and expenses which may be or become payable thereunder), under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, Issuing Lender and/or Lenders for payments made by the Agent, Issuing Lender and/or Lenders under such Letter of Credit or under any Credit Support provided through the Agent, Issuing Lender and/or Lenders with respect thereto, or (B) cash in amounts necessary to reimburse the Agent, Issuing Lender and/or Lenders for payments made by the Agent, Issuing Lender and/or Lenders under such Letter of Credit or under any Credit Support provided through the Agent, Issuing Lender and/or Lenders (plus fees, commissions and expenses which may be or become payable thereunder). Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding and if cash, such cash shall be placed in an interest bearing account and the interest earned shall be for the account of the Borrower.

     2.4  Term Loan.  Subject to the terms and conditions of this Agreement,
          ---------
the U.S. Lender will, upon the Closing Date, make a term loan (the "U.S. Term
                                                                    ---------
Loan") to Ark, available by way of Base Rate Loans upon the satisfaction of the
----
conditions precedent set forth in Article 10 in each case as selected by Ark. The U.S. Term Loan will be in the aggregate principal amount equal to U.S.$500,000 and shall be evidenced by a promissory note (the "U.S. Term Note")
                                                               --------------
authorized, issued and delivered by Ark to the U.S. Lender in the form attached as Exhibit C and made a part hereof. Amounts of the U.S. Term Loan repaid may not be reborrowed.

     2.5  Conversion.  Subject to the provisions of this Agreement, the
          ----------
Canadian Borrower may convert:

          (a) all or any part of a Prime Rate Loan into a BA Equivalent Loan at any time;

          (b) a BA Equivalent Loan into a Prime Rate Loan on the last day of the Interest Period applicable to such Loan;

          (c) all or any part of a Base Rate Loan into a LIBOR Loan at any time; and

          (d) a LIBOR Loan into a Base Rate Loan on the last day of the Interest Period applicable to such Loan,

and a U.S. Borrower may convert:


          (e) all or any part of a Base Rate Loan into a LIBOR Loan at any time; and

          (f) a LIBOR Loan into a Base Rate Loan on the last day of the Interest Period applicable to such Loan,

in each case by giving to its applicable Lender an irrevocable conversion notice no later than 10:00 a.m. (Local Time) three (3) Business Days prior to the Conversion Date. No BA Equivalent Loan or LIBOR Loan may be converted into another type of Loan except upon the last day of the Interest Period applicable to such Loan, unless the Borrower shall reimburse and hold the applicable Lender harmless from any loss or expense which the Lender may sustain as a consequence of such conversion.

     2.6  Rollover/Selection of Interest Periods.  At or before 10:00 a.m.
          --------------------------------------
(Local Time) three (3) Business Days prior to the expiration of each BA Equivalent Interest Period or LIBOR Interest Period of each BA Equivalent Loan or LIBOR Loan, as the case may be, the applicable Borrower shall, unless it has delivered a conversion notice pursuant to Section 2.6, deliver a written notice of its intention to rollover the BA Equivalent Loan or LIBOR Loan, as the case may be, to its applicable Lender selecting the next Interest Period applicable to the Loan which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Canadian Borrower fails to deliver a rollover notice to the Canadian Lender, a BA Equivalent Loan shall be deemed to have been converted into a Prime Rate Loan and a LIBOR Loan shall be deemed to have been converted into a Base Rate Loan. The Canadian Borrower may convert the Prime Rate Loan into a BA Equivalent Loan and the Base Rate Loan into a LIBOR Loan at any time thereafter in accordance with Section 2.6. If a U.S. Borrower fails to deliver a rollover notice to the U.S. Lender, a LIBOR Loan shall be deemed to have been converted into a Base Rate Loan (subject to such U.S. Borrower's right to convert such Loan into a LIBOR Loan at any time thereafter in accordance with Section 2.6).

     2.7  BA Equivalent Loans.  BA Equivalent Loans may be drawn down by the
          -------------------
Canadian Borrower at any time and from time to time in a minimum principal amount of $500,000 and for terms of one (1), two (2), three (3) or six (6) months (or subject to availability to the Lenders and in their sole discretion any other period from 7 days to 180 days) by irrevocable written notice of its intention to make a Drawdown given to the Agent not later than 10:00 a.m. (Local
Time) three (3) Business Days prior to the Drawdown Date. Notwithstanding anything to the contrary herein, at no time shall the Canadian Borrower request or be permitted to have outstanding, more than five (5) BA Equivalent Loans and LIBOR Loans.

     2.8  LIBOR Loans.  LIBOR Loans may be drawn down by the Canadian Borrower
          -----------
or a U.S. Borrower at any time and from time to time in a minimum principal amount of $500,000 and for terms of one (1), two (2), three (3) or six (6) months, by irrevocable written notice of its intention to make a Drawdown given to the Agent by not later than 10:00 a.m. (Local Time) three (3) Business Days prior to the Drawdown Date. Notwithstanding anything to the contrary herein, at no time shall the Canadian Borrower or the U.S. Borrowers, as the case may be, request or be permitted to have outstanding more than five (5) LIBOR Loans and BA Equivalent Loans under either Revolving Credit Facilities.

3.   INTEREST AND OTHER CHARGES.
     --------------------------

     3.1  Interest.  The Canadian Borrower shall pay the Canadian Lender
          --------
interest on the unpaid principal balance of the Loans at a fluctuating per annum rate equal to:

     (a) in the case of Prime Rate Loans, the Prime Rate in effect from time to time plus the Prime Rate Margin per annum;
               ----

     (a) in the case of Base Rate Loans, the Base Rate in effect from time to time plus the Base Rate Margin per annum;
               ----

     (b)  in the case of BA Equivalent Loans, the BA Rate plus the BA Rate
                                                          ----
          Margin per annum; and

     (c) in the case of LIBOR Loans under the Canadian Revolving Credit Facility, the LIBOR Rate plus the LIBOR Rate Margin per annum.
                                   ----

The applicable U.S. Borrower shall pay to the U.S. Lender interest on the unpaid balance of LIBOR Loans made to it at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin and interest on the unpaid balance of Base Rate Loans
----
made to it at a per annum rate equal to the Base Rate plus the Base Rate Margin.
                                                      ----
Each change in the Prime Rate or Base Rate shall be reflected in the foregoing interest rates as of the effective date of such change. Such interest will be payable in arrears to the applicable Lender on each Interest Payment Date for such Loan, for the period from and including the Drawdown Date or the preceding Conversion Date, Rollover Date or Interest Payment Date of such Loan, as the case may be, for such Loan to but excluding such Interest Payment Date and shall be calculated on the principal amount of the Loan outstanding during such period and on the actual number of days elapsed.

     3.2  Default Rate.  If any Event of Default occurs, then, from the date
          ------------
such Event of Default occurs until it is cured, or until all of its Obligations are paid and performed in full, as the case may be, each Borrower will be obligated to pay interest on the unpaid principal balances of its Loans at a per annum rate two percent (2%) greater than the rates of interest otherwise specified herein and applicable thereto.

     3.3  Unused Line Fee.  (a) For every month during the term of this
          ---------------
Agreement, the Canadian Borrower shall pay the Canadian Lender a fee (the

"Canadian Unused Line Fee") in an amount equal to the one quarter of one percent
-------------------------
(0.25%) per annum, multiplied by the amount by which (x) the Maximum Canadian
                   -------------
Revolving Credit Line exceeds (y) the sum of (i) the average closing daily unpaid balance of the Canadian Revolving Loans during such month and (ii) the face amount of Letters of Credit under the Canadian Revolving Credit Facility. Such a fee shall be calculated on the basis of a year of 365 days and the actual days elapsed and shall be payable to the Canadian Lender on the first Business Day of each month with respect to the prior month.

     (b) For every month during the term of this Agreement, the U.S. Borrowers shall, jointly and severally, pay the U.S. Lender a fee (the "U.S. Unused Line
                                                              ----------------
Fee") in an amount equal to one quarter of one percent (0.25%) per annum,
---
multiplied by the amount by which (x) the Maximum U.S. Revolving Credit Line
-------------
exceeds (y) the sum of (i) the average closing daily unpaid balance of the U.S. Revolving Loans during such month and (ii) the face amount of Letters of Credit under the U.S. Revolving Credit Facility. Such a fee shall be calculated on the basis of a year of 360 days and the actual days elapsed and shall be payable to the U.S. Lender on the first Business Day of each month with respect to the prior month.

     3.4  Maximum Interest Rate.  In no event shall the interest rate and
          ---------------------
other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Agent and/or Lenders have received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, the applicable Lender shall refund to the applicable Borrower such excess.

     3.5  Collateral Management Fee.  The Canadian Borrower shall pay to the
          -------------------------
Canadian Lender and the U.S. Borrowers shall, jointly and severally, pay to the U.S. Lender an annual fee (the "Collateral Management Fee"), on the Closing Date
                                -------------------------
and on each anniversary of the Closing Date thereafter prior to the termination of this Agreement, in the amount of $17,250 and $7,750, respectively, for each year. The Collateral Management Fee shall be earned when paid and shall not be refundable.

4.   PAYMENTS AND PREPAYMENTS.
     ------------------------

     4.1  Revolving Loans. (a) The Canadian Borrower shall repay the
          ---------------
outstanding principal balance of the Canadian Revolving Loans, plus all accrued but unpaid interest thereon and all fees payable hereunder, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Canadian Borrower shall pay to the Canadian Lender on demand, the amount by which the unpaid principal balance of the Canadian Revolving Loans plus the Canadian L/C Reserve at any time exceeds the
                         ----
Canadian Borrowing Base or the unpaid balance of Canadian Revolving Loans plus the face amount of all Letters of Credit under the Canadian Revolving Credit Facility exceeds the Maximum Canadian Revolving Credit Line, at such time.

     (b) Each U.S. Borrower shall repay the outstanding principal balance of the U.S. Revolving Loans made to it, plus all accrued but unpaid interest thereon and all fees payable hereunder payable by it, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, each U.S. Borrower shall pay to the U.S. Lender on demand, the amount by which the unpaid principal balance of the U.S. Revolving Loans made to it plus the U.S. L/C Reserve applicable to it at any time exceeds the U.S.
   ----
Borrowing Base or the unpaid balance of U.S. Revolving Loans plus the face amount of the Letters of Credit under the U.S. Revolving Credit Facility exceeds the Maximum U.S. Revolving Credit Line at such time.

     4.2  Place and Form of Payments; Extension of Time.  All payments of
          ---------------------------------------------
principal, interest, premium and other sums due to the Agent and/or Lenders shall be made at the applicable Lender's address set forth in or specified pursuant to Section 16.25. Except for Proceeds received directly by the Agent, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension

     4.3  Apportionment and Application. The Agent and the Lenders shall have
          -----------------------------
the continuing and exclusive right to apply any and all proceeds and payments to any portion of the Obligations of the Borrowers and the Agent and the Lenders shall have the right to effectuate payment on any and all obligations due hereunder by charging the applicable Borrower's account.

     4.4  Indemnity for Returned Payments.  If after receipt of any payment of
          -------------------------------
or Proceeds applied to the payment of all or any part of the Obligations, the Agent and/or any Lender is for any reason compelled to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, then: the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by the Agent and/or Lenders; and the applicable Borrower shall be liable to pay to the Agent (for the account of the applicable Lender) and hereby does indemnify the Agent and applicable Lenders and hold the Agent and applicable Lenders harmless for, the amount of such payment or Proceeds surrendered. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent and/or Lenders in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and/or Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination of this Agreement.

     4.5  Funding Losses.  Without limitation to Section 16.9, the Canadian
          --------------
Borrower shall reimburse the Canadian Lender and hold the Canadian Lender harmless from, and each U.S. Borrower shall reimburse the U.S. Lender and hold the U.S. Lender harmless from, any loss or expense which such Lender may sustain or incur as a consequence of:

          (i) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Loan or BA Equivalent Loan;

          (ii) the failure of such Borrower to borrow, continue or convert a LIBOR Loan or BA Equivalent Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a notice of conversion or continuation; and

          (i) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loan or BA Equivalent Loan on a day that is not the last day of the relevant Interest Period,

including any such loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain its LIBOR Loans or BA Equivalent Loans or from fees payable to terminate the deposits from which such funds were obtained.

     4.6  Currency.  All Obligations shall be payable to the Agent in the
          --------
currency in which they are denominated.

     4.7  Payments as Revolving Loans.  All payments of principal, interest,
          ---------------------------
reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 16.9, may, at the option of the Agent or applicable Lender, in its sole discretion, subject only to the terms of this Section 4.7, be paid from the proceeds of, or charged to the applicable Borrower's account as, Revolving Loans made hereunder under the Canadian Revolving Credit Facility or U.S. Revolving Credit Facility, as the case may be, whether made following a request by the applicable Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.7. Each Borrower hereby irrevocably authorizes the applicable Lenders to make Revolving Loans, upon notice from the Agent as described in the next succeeding sentence, for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 16.9, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.2, as of the date of the aforementioned notice.

     4.8  Excess Resulting from Exchange Rate Change. If at any time following
          -------------------------------------------
one or more fluctuations in the exchange rate of any currency against the U.S. Dollar, (a) the Obligations under the Canadian Revolving Credit Facility or under the U.S. Revolving Credit Facility, as the case may be, in Canadian Dollars exceeds the limit of the Canadian Borrowing Base, the U.S. Borrowing Base or any other limitations hereunder or (b) any part of the Obligations exceeds any other limit set forth herein for such Obligations, the Canadian Borrower or applicable U.S. Borrower, as the case may be, shall within three (3) Business Days or, if an Event of Default has occurred, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent or its applicable Lender deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent and its applicable Lender. Without in any way limiting the foregoing provisions, the Agent shall, monthly or more frequently in the Agent's sole discretion, make the necessary exchange rate calculation to determine whether any such excess exists on such date.

     4.9  Taxes. (a) Any and all payments by each Borrower to each Lender or
          -----
the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower (as to itself only), as applicable, shall pay all Other Taxes.

     (b) Each Borrower as to itself only agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Lender or the Agent makes written demand therefor.

     (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii)  such Borrower shall make such deductions and withholdings;

          (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) Within thirty (30) days after the date of any payment by such Borrower of Taxes or Other Taxes, such Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     4.10  Repayment of Term Loan.  Subject to any payments required to be
           ----------------------
made as provided in Section 4.13, Ark shall repay the principal of the U.S. Term Loan in thirty-six (36) consecutive monthly instalments, payable on the first day of each month, commencing on the first day of the first month following the Closing Date, consisting of thirty-five (35) consecutive monthly instalments of principal of $13,888.89 and a final monthly instalment of the then outstanding principal amount of the Term Loan.

     4.11  Credit for Funds.   Notwithstanding anything to the contrary herein,
           ----------------
the Borrowers and the Guarantor agree that all collections of Collateral and payments received by a Lender shall be credited for the purposes of determining Canadian Availability or U.S. Availability, as applicable, upon receipt by the applicable Lender(s) of deposits, but shall not be credited until the second Business Day following receipt thereof for the purposes of calculating any interest charges hereunder.

     4.12  No Voluntary Prepayments.
           ------------------------

     (a) Ark shall not be permitted to prepay the U.S. Term Loan without the prior written consent of the U.S. Lender and in the event any prepayment is permitted, same shall be conditioned upon payment of a prepayment fee on the prepaid amount at the rates and in the matter specified in Section 12.

     (b) No Borrower shall be entitled to prepay any BA Equivalent Loan or LIBOR Loan except on the last day of the Interest Period applicable to such Loan unless the Borrower shall reimburse and hold the applicable Lender harmless from any loss or expense which the Lender may sustain as a consequence of such prepayment.

     (c)   Mandatory Prepayments.  In addition to any mandatory prepayment
           ---------------------
provided for elsewhere herein, the applicable Borrower obligated in respect thereof shall repay the entire unpaid principal balance of the Term Loan, the Revolving Loans and all other Obligations (including Guaranteed Obligations), including all accrued but unpaid interest and any other amounts payable hereunder, upon the earlier to occur of (i) the Maturity Date or, if the term of this Agreement has been renewed as herein provided, the expiry date of the Renewal Term, and (ii) the termination of this Agreement in accordance with the terms of this Agreement.

5.   AGENT'S AND/OR LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS.  The
     -------------------------------------------------------------
Borrowers and the Guarantor agree that the Register and each of the Agent's and Lenders' books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The applicable Lender will provide to the applicable Borrower(s) a monthly statement of Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on the Borrowers and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.4 and corrections of errors discovered by the Agent and/or Lenders), unless the Canadian Borrower, in the case of the Canadian Revolving Credit Facility, or applicable U.S. Borrower, in the case of the U.S. Revolving Credit Facility and U.S. Term Loan, as applicable, notifies the applicable Lender in writing to the contrary within thirty (30) days after such statement is given to a Borrower. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

6.   COLLATERAL.
     ----------

     6.1  Grant of Security Interest.  (a) Without limitation to any other
          --------------------------
provision hereof or the Loan Documents, as security for all Obligations of the Canadian Borrower, the Canadian Borrower shall and, as security for all of the Obligations of the Guarantor, the Guarantor shall, prior to or on the Closing Date, grant to the Agent and on the date of making each subsequent Loan or issuing any Letter of Credit on behalf of the Canadian Borrower, the Agent shall hold, a continuing first-ranking (subject only to Permitted Liens) and perfected and duly registered security interest in, lien on, hypothec of and assignment of all Property of the Canadian Borrower and the Guarantor, now owned or hereafter acquired, tangible or intangible, real or personal, moveable or immoveable including without limitation: (i) all Receivables Collateral, Inventory, Equipment, General Intangibles, Real Estate and Proceeds of the Canadian Borrower and the Guarantor, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or Canadian Lender or any of its affiliates from or for the Canadian Borrower or the Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Canadian Borrower's and Guarantor's deposit accounts, credits, and balances with the Agent and/or the Canadian Lender or any of its or their affiliates and all claims of the Canadian Borrower or the Guarantor against the Agent and/or any of the Lenders or any of its or their affiliates at any time existing; (iii) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to the Receivables Collateral, Inventory, Equipment, General Intangibles, Proceeds, and other property referred to above;
(iv) all shares in the capital stock of any Subsidiary of the Canadian Borrower now owned or hereafter acquired by the Canadian Borrower and (v) all real property and leasehold interests of the Canadian Borrower or the Guarantor (all of the foregoing, together with any other Property of the Canadian Borrower or the Guarantor in which the Agent and/or the Canadian Lender may at any time be granted a Lien, including as provided in paragraph (c) below, being herein collectively referred to as the "Canadian Collateral"). The Agent and/or the
                                 -------------------
Canadian Lender shall have all of the rights of a secured party with respect to the Canadian Collateral under the PPSA, Civil Code of Quebec and the other laws
                                        ----------
of Ontario and Quebec and of any other applicable jurisdiction.

     (b) Without limitation to any other provision hereof or the Loan Documents, as security for all Obligations of such U.S. Borrower, each U.S. Borrower shall, prior to or on the Closing Date, grant to the Agent (for itself and the Lenders) and on the date of making each subsequent Loan or issuing any Letter of Credit on behalf of such U.S. Borrower, the Agent (for itself and the Lenders) shall hold, a continuing first-ranking (subject only to Permitted Liens) and perfected and duly registered security interest in, lien on and assignment of all Property of such U.S. Borrower, now owned or hereafter acquired, tangible or intangible, real or personal, moveable or immoveable including without limitation: (i) all Receivables Collateral, Inventory, Equipment, General Intangibles, Real Estate and Proceeds of such U.S. Borrower, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities, investment property and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or U.S. Lender or any of its affiliates from or for such U.S. Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of such U.S. Borrower's deposit accounts, credits, and balances with the Agent and/or the U.S. Lender or any of its or their affiliates and all claims of such U.S. Borrower against the Agent and/or the U.S. Lender or any of its or their affiliates at any time existing; (iii) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to the Receivables Collateral, Inventory, Equipment, General Intangibles, Proceeds, and other property referred to above; (iv) all shares in the capital stock of any Subsidiary of such U.S. Borrower now owned or hereafter acquired by such U.S. Borrower and (v) all real property and leasehold interests of such U.S. Borrower (all of the foregoing, together with any other Property of such U.S. Borrower in which the Agent and/or the U.S. Lender may at any time be granted a Lien, being herein collectively referred to as the "U.S.
                                                                          ---
Collateral" and together with the Canadian Collateral, collectively, the
----------
"Collateral"). The Agent and the Lenders shall have all of the rights of a
 ----------
secured party with respect to the U.S. Collateral under the Uniform Commercial Code of each State where the U.S. Collateral may be located and all other applicable laws.

     (c) Subject to the terms of the other Loan Documents and any Liens created thereby and any guarantees provided for therein, all Obligations of each U.S. Borrower to the Agent and/or Canadian Lender shall be secured by a continuing first-ranking (subject only to Permitted Liens) security interest in, lien in, and assignment of all such U.S. Borrower's U.S. Collateral ranking pari passu with the Liens of the Agent and the U.S. Lender.

     (d) All Loans and Letters of Credit shall be coterminous, cross-defaulted and (but only to the extent provided in Section 13 hereof and, for greater certainty, the Canadian Borrower and Guarantor are not guarantors of the Obligations of the U.S. Borrowers to the Agent and/or Lenders) cross-guaranteed and cross-collateralized. Subject to the limits on each Borrower's and the Guarantor's Obligations and Guaranteed Obligations as herein provided, all Obligations and Guaranteed Obligations shall be secured by the Collateral and the Agent and/or Lenders may, in its/their sole discretion, exchange, waive or release any of the Collateral and, upon the occurrence of an Event of Default,
(i) apply Collateral and direct the order or manner of sale thereof as the Agent and/or Lenders may determine, and (ii) settle, compromise, collect or otherwise liquidate any Collateral in any manner, subject to compulsory provisions of law, all without affecting the Obligations or the Agent's and/or Lenders' right to take any other action with respect to any other Collateral.

     6.2  Perfection and Protection of Security Interest.  Each Borrower and
          ----------------------------------------------
the Guarantor shall, at its own expense, perform, do, execute and deliver all steps, acts, things and documents as may be requested by the Agent or a Lender at any time to register, file, signify, publish, perfect, maintain, protect and enforce the Security Interest including, without limitation: (a) executing, registering and recording of the Loan Documents and executing and filing financing or continuation statements or applications for registration, and amendments thereof, in form and substance satisfactory to the Agent and Lenders;
(b) delivering to the Agent or a Lender (as directed) the original certificates of title for all motor vehicles titled or domiciled in the United States with the Security Interest properly endorsed thereon if available; (c) delivering to the Agent or a Lender (as directed) the originals of all instruments, documents, chattel paper and all other Collateral of which the Agent or a Lender (as directed) determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Agent or a Lender (as directed) without restriction; (d) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) after an Event of Default, transferring Inventory to warehouses designated by the Agent or a Lender (as directed); (f) placing notations on the Borrowers' and Guarantor's books of account to disclose the Security Interest; (g) executing and delivering to the Agent and/or a Lender (as directed) a hypothecation or security agreement relating to the Reversions in form and substance satisfactory to the Agent; (h) delivering to the Agent or, as requested, its applicable Lender all letters of credit on which a Borrower or Guarantor is named beneficiary; and (i) taking such other steps as are deemed necessary by the Agent or a Lender to maintain the Security Interest and the priority thereof. To the extent permitted by applicable law, the Agent or either of the Lenders may file, without the Borrowers' or the Guarantor's signature, one or more financing statements disclosing the Security Interest. Each of the Borrowers and the Guarantor agrees that a carbon, photographic, photostatic or other reproduction of any Loan Document or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of any Borrower's or the Guarantor's agents or processors, then such Borrower or the Guarantor, as applicable, shall notify the Agent and its applicable Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Agent's or a Lender's (as directed) request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. From time to time, each Borrower or the Guarantor, as applicable shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging or hypothecating to the Agent or a Lender (as directed) the Collateral, but any Borrower's or the Guarantor's failure to do so shall not affect or limit the Security Interest or the Agent's and/or Lenders' other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Canadian Availability or U.S. Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     6.3  Location of Collateral.  Each Borrower and the Guarantor (as to
          ----------------------
itself only) represents and warrants to the Agent and each of the Lenders that as at the Closing Date: Exhibit D hereto is a correct and complete list of each Borrower's and the Guarantor's chief executive office, the location of its books and records, the locations of the Collateral and, in the case of any Collateral not located at premises owned by a Borrower and the Guarantor, the purpose for which the Collateral is at such location and the locations of all of its other places of business; and Exhibit D correctly identifies any of such facilities and locations that are not beneficially owned by and registered in the name of a Borrower or the Guarantor and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of such Borrower's and the Guarantor's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower and the Guarantor (as to itself only) covenants and agrees that it will not (a) maintain any Collateral at any location other than those listed on Exhibit D, (b) otherwise change or add to any of such locations, or (c) change the location of its head office and chief place of business, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes, delivers, registers, signifies and publishes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

     6.4  Title to, Liens on and Sale and Use of Collateral.  Each Borrower
          -------------------------------------------------
and the Guarantor (as to itself only) represents and warrants to the Agent and each of the Lenders and agrees with the Agent and each of the Lenders that: (a) all Collateral is and will continue to be owned by the Borrowers and the Guarantor free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for Permitted Liens, if any; (c) the Borrowers and the Guarantor will use, store, and maintain the Collateral with all reasonable care and will use its Collateral for lawful purposes only; and (d) none of the Borrowers or the Guarantor will, without the Agent's prior written approval, sell or dispose of or permit the sale or disposition of any of its Collateral, except for sales of Inventory in the ordinary course of business and dispositions of Property as expressly permitted under Sections 6.12 and 9.7. The inclusion of Proceeds in the Collateral shall not be deemed the Agent's and/or Lenders' consent to any sale or other disposition of its Collateral except as expressly permitted herein.

     6.5  Appraisals.  Whenever an Event of Default exists, each of the
          ----------
Borrowers and the Guarantor (as to itself only) shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent.

     6.6  Access and Examination.  Each Borrower and the Guarantor (as to
          ----------------------
itself only) shall provide to the Agent and/or any Lender access and the right at all reasonable times and if no Event of Default has occurred upon not less than five (5) Business Day's notice (and at any time without the need for any prior notice when an Event of Default exists) to examine, audit, make extracts from and inspect the Borrowers' and the Guarantor's, records, files, and books of account and the Borrowers' Property and to discuss the Borrowers' and the Guarantor's affairs with the Borrowers' and the Guarantor's officers and management. Each Borrower and the Guarantor (as to itself only) will deliver to the Agent or a Lender (as directed) any instrument necessary for the Agent or a Lender (as directed) to obtain records from any service bureau maintaining records for the applicable Borrower or the Guarantor. The Agent and/or Lenders may, at any time when an Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' or the Guarantor's books and records, or require the Borrowers and the Guarantor to deliver such copies to the Agent. The Agent and/or Lenders may, without expense to the Agent and/or Lenders, use such of the Borrowers' or the Guarantor's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the Security Interest.

     6.7  Insurance and Condemnation.
          --------------------------

     (a) Each Borrower and the Guarantor (but as to itself only) shall insure all its and their Property (including the Collateral) against loss or damage by fire with extended coverage, flood, theft, burglary, pilferage, loss in transit, business interruption, public liability and third party property damage, and such other hazards as the Agent shall specify, in amounts, under policies and by insurers acceptable to the Agent. Without limiting the foregoing, each U.S. Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of any Real Estate or any area in which any of the Collateral is located as "special flood hazard area" (hereinafter "SFHA") as defined by the Flood Disaster
                                     ----                     --------------
          Protection Act of 1973, in an amount to be reasonably determined by
          --------------
          the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Each Borrower and the Guarantor shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA. Each Borrower and the Guarantor (but as to itself only) shall cause the Agent to be named in each such policy as mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the Guarantor or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. Each Borrower and the Guarantor (as to itself) covenants and agrees to deliver certificates of insurance for all of its policies of insurance, containing payee and mortgagee endorsements in compliance with the terms hereof and otherwise satisfactory to the Agent in its discretion, on or prior to the Closing Date. All premiums for such insurance shall be paid by the applicable Borrower or the Guarantor when due and certificates of insurance and, if requested, photocopies of the policies shall be delivered to the Agent. Unless the Borrowers or the Guarantor provide the Agent with evidence of the insurance coverage required by this Section 6.7, the Agent or any Lender may purchase insurance at the Borrowers' or the Guarantor's expense to protect the Agent's and Lenders' interest in the Collateral. This insurance may, but need not, protect the Borrowers', Guarantor's or their Subsidiaries' interests. The coverage that the Agent or the Lenders purchase may not pay any claim that the Borrowers, the

          Guarantor or their Subsidiaries may make or any claim that is made against the Borrowers or the Guarantor in connection with the Collateral. The Borrowers or the Guarantor may later cancel any insurance purchased by the Agent or Lenders, but only after providing the Agent and the Lenders with evidence that the Borrowers and the Guarantor have obtained insurance as required by this Agreement. If the Agent purchases insurance for the Collateral, the Borrowers and the Guarantor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Revolving Loans. The costs of the insurance may be more than the costs of insurance the Borrowers or the Guarantor may be able to obtain on their own. Each Borrower and the Guarantor (but as to itself only) shall promptly notify the Agent of any event resulting in loss, damage, or destruction to any of its or their Property having an aggregate value in excess of $50,000, whether or not covered by insurance. All insurance proceeds of Collateral shall be applied in reduction of the applicable party's Obligations (as determined by the Agent, for application, in the case of Equipment of the U.S. Borrowers to the Term Loan, and otherwise to the Revolving Credit Facility), or at the Agent's option may permit or may, in any case, require the applicable Borrower or the Guarantor to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

     (b) Each Borrower and the Guarantor shall, immediately upon learning of the institution of any proceeding for the condemnation, expropriation or other taking of any of its Property, notify the Agent of the pendency of such proceeding, and agrees that the Agent and/or Lenders may participate in any such proceeding, and such Borrower or the Guarantor from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation. The Agent is hereby authorized to collect the proceeds of any condemnation or expropriation claim or award relating to property that is Collateral directly, and to apply or remit them as provided above in the case of insurance proceeds.

     6.8  Collateral Reporting.  Each Borrower and the Guarantor (but as to
          --------------------
itself only) will provide the Agent with the following documents at the following times in form satisfactory to the Agent and Lenders:

     (a) weekly (by the last Business Day of the next following week), the following:

          (i) sales, supported by a sales summary and the total page of the sales journal;

          (ii) cash and collections, supported by the total page of a cash receipts journal;

          (iii) credit memos, supported by a credit memo register or the total page of the sales journal, as appropriate; and

          (iv) cash reconciliation report of collections deposited to the cash applied to receivables.

     (b) monthly (by the fifteenth (15th), (except for inventory reports which shall be delivered by such date and also be delivered on as at each month end), the following:

          (i) summary aging of accounts receivable by customer, reconciled to the general ledger and listing ineligibles;

          (ii) perpetual inventory reports at cost, by category and location, and reconciled to the general ledger, and listing ineligibles;

          (iii) summary accounts payable agings by vendor; and

          (iv) GST, PST, QST and other sales and excise tax summary reports (including copies of all GST filings and remittances in respect thereof).

     (c)  promptly upon written request of the Agent, the following:

          (i) copies of invoices and credit memos and shipping and delivery evidences;

          (ii)  copies of customer lists;

          (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by the applicable Borrower or the Guarantor; and

          (iv) such other reports or more frequent reporting as Agent or any Lender shall request from time to time; and

     (b) certificates of a senior officer of the Borrower or the Guarantor, as applicable, certifying the accuracy and completeness of the foregoing.

If any of any Borrower's or the Guarantor's records or reports of Collateral are prepared by an accounting service or other agent, such Borrower and the Guarantor hereby authorizes such Person to deliver such records, reports and related documents to the Agent and to the Lenders. The Agent and Lenders reserve the right to require more frequent reporting.

     6.9  Accounts.  (a) Each Borrower and the Guarantor (but as to itself
          --------
only) hereby represents and warrants to the Agent and each of the Lenders and agrees with the Agent and each of the Lenders that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower or the Guarantor or rendition of services by such Borrower or the Guarantor in the ordinary course of such Borrower's or the Guarantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without, to the knowledge of each Borrower and the Guarantor, offset, deduction, defence, rebate, contra claim, set-off or counterclaim save as have been deducted for the purposes of calculating Eligible Accounts; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Borrower or the Guarantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of such Borrower or the Guarantor described in each invoice will have been performed.

     (b) No Borrower or Guarantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's or the Guarantor's business as conducted prior to the Closing Date or extend or modify any Account unless permitted by the Agent. If any Borrower or Guarantor obtains current actual knowledge of any matter affecting any material Account in any materially adverse manner, including information regarding the Account Debtor's creditworthiness, such Borrower or Guarantor will promptly so advise the Agent.

     (c) No Borrower or Guarantor shall accept any note or other instrument (except a cheque for the payment of money) with respect to any Account without the Agent's written consent. If any Borrower or Guarantor accepts, in accordance with the preceding sentence, any note or other instrument, except a cheque payable immediately, such note or instrument shall be considered as evidence of the Account and not payment thereof, and such Borrower or Guarantor will promptly upon request deliver such note or instrument to the Agent or its applicable Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonour, protest and notice of protest with respect thereto, such Borrower or the Guarantor, as applicable, will remain liable thereon until such note or instrument is paid in full.

     (d) Each Borrower and the Guarantor (as to itself only) shall notify the Agent promptly of all disputes and claims with Account Debtors and settle or adjust them at no expense to the Agent and/or Lenders, but no discount, credit or allowance shall be granted to any Account Debtor without the Agent's consent, except for discounts, credits and allowances made or given in the ordinary course of such Borrower's or the Guarantor's business when no Event of Default exists hereunder. Each Borrower and the Guarantor (as to itself only) shall notify the Agent of each credit memoranda in excess of $100,000 as soon as issued and will provide to the Agent copies of such credit memoranda upon request by the Agent and a list of all credit memoranda on a weekly basis (with copies upon request by the Agent). The Agent or the Lenders may, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Agent or the Lenders considers advisable and, in all cases, the Lenders will credit the applicable Borrower's loan account with only the amounts received by the Agent in payment of any Accounts. Without limiting the generality of the foregoing, the Agent or the Lenders may, under such circumstances, demand, sue for, enforce, recover and receive payment of the Accounts and compound, compromise, grant extensions, take and give up securities, accept compositions and grant releases and discharges with respect thereto, the whole without notice to the Borrowers and without any liability for any loss resulting therefrom. The Agent and the Lenders will not be obliged to inform the Borrowers or the Guarantor of any irregularity in the payment of any of the Accounts.

     (e) If an Account Debtor returns any Inventory to any Borrower or the Guarantor when no Event of Default exists, then such Borrower or the Guarantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower and the Guarantor (as to itself only) shall immediately report to the Agent any return involving an amount in excess of $100,000. In the event any Account Debtor returns Inventory to any Borrower or the Guarantor when an Event of Default exists, such Borrower or the Guarantor shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Agent's or its applicable Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's or its applicable Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest.

     6.10   Collection of Accounts; Payments.
            --------------------------------

     (a)(i) Each Borrower and the Guarantor, jointly and severally, agrees to establish, on or prior to the Closing Date (or such later date as may from time to time be consented to by the Agent, the "Deadline"),
                                                                     --------
            a system (the "Cash Dominion System") of depository accounts
                           --------------------
            (together with accounts opened from time to time pursuant to clause
            (ii) hereof "Payment Accounts") into which each such Borrower or the
                         ----------------
            Guarantor shall promptly deposit or cause to be deposited all cash proceeds, collections of Accounts and other moneys whatsoever (collectively, "Cash Proceeds") received by it or any other Person
                            -------------
            on its behalf. Each Borrower and the Guarantor represents that on or prior to the Closing Date it has provided to its applicable Lender a true and complete list of all depository accounts maintained by it with any banks or financial institutions as of the Closing Date into which Cash Proceeds are deposited. Each Borrower and the Guarantor further agrees if so requested by the Agent, (I) to execute and deliver to the applicable Lender with respect to each such Payment Account maintained by it, a blocked account agreement or lockbox agreement in form satisfactory to the Agent (collectively, the "Collection Account Agreements"), and (II) to use reasonable
             -----------------------------
            efforts, with the co-operation of the Agent, to cause the banks ("Depository Banks") with which the Payment Accounts are maintained
              ----------------
            to execute and deliver to the Agent or its applicable Lender, as requested, on or prior to the Deadline, a Collection Account Agreement. In the event that, following a request by the Agent for a Collection Account Agreement, a Depository Bank does not execute a Collection Account Agreement with respect to the relevant Payment Account, such Borrower or the Guarantor shall cease to deposit Cash Proceeds in such Payment Account unless and until such Depository Bank executes a Collection Account Agreement. Each Borrower and the Guarantor further agrees that all amounts received by it from any Person (whether as a dividend, loan or otherwise) shall be deposited directly into Payment Accounts.

     (ii) Each Borrower and the Guarantor agrees that it shall not open a bank or similar account (other than the Petty Cash Account) after the Closing Date into which Cash Proceeds are deposited other than through a rapid trans facility maintained by the Canadian Lender with respect to the Canadian Revolving Facility and by overnight courier to the Agent with respect to the U.S. Revolving Facility. Cash proceeds received before 12 noon EST shall be credited as received on the same day, otherwise cash proceeds shall be credited as received the next Business Day.

     (iii) All main disbursement accounts shall be maintained by the Borrowers and the Guarantor at its applicable Lender.

     (iv) Notwithstanding the establishment of the Cash Dominion System, until the Agent or Canadian Lender notifies the Canadian Borrower or the Guarantor to the contrary, it shall make collection of its Accounts and other Collateral for the benefit of the Agent and Lenders and whether or not an Event of Default has occurred, any Cash Proceeds (including, without limitation, in payment of any Account or in payment for any Inventory or otherwise) that are not received and deposited directly into a Payment Account, when collected by the Canadian Borrower or the Guarantor, shall be promptly deposited by it in a Payment Account, in precisely the form received, except for its endorsement when required, and until so turned over, shall be deemed to be held by it as mandatory of and in trust for the Agent and Lenders and as the Agent's and Lenders' property, and shall be held separately from such Borrower's or Guarantor's other funds.

     (v) The Agent, Lenders or their designee may, at any time after the occurrence of any Event of Default, publish notice of the Security Interest of the Agent and/or Lenders, signify Accounts or otherwise notify obligors that the Accounts have been hypothecated or assigned to the Agent and/or Lenders and of the Security Interest therein, and may collect them directly and charge the reasonable collection costs and expenses to the applicable Borrower's loan account as a Canadian Revolving Loan or U.S. Revolving Loan, as the case may be. At the Agent's or any Lenders request, each Borrower or the Guarantor shall execute and deliver to the Agent and Lenders such documents as the Agent and Lenders shall require to grant the Agent access to any post office box in which collections of Accounts are received.

     (vi) Without limiting the generality of the foregoing, if sales of Inventory are made for cash, each Borrower or the Guarantor shall immediately deliver to the applicable Lender or the Payment Account (for the Agent and Lenders) the identical cheques, cash, or other forms of payment which such Borrower receives.

     (b) All Payments received by the Agent or a Lender on account of Accounts or as Proceeds of other Collateral will be the Agent's and Lenders' sole property and will be credited promptly to the applicable Borrower's loan account (conditional upon final collection) upon receipt but subject to Section 4.11 hereof.

     6.11  Inventory.  Except for any Inventory which has been duly reported
           ---------
to the applicable Lender as obsolete or otherwise ineligible, each Borrower and the Guarantor (as to itself only) represents and warrants to the Agent and each of the Lenders and agrees with the Agent and each of the Lenders that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's and the Guarantor's business, and is and will be fit for such purposes. Each Borrower and the Guarantor (as to itself only) will keep the Inventory in good and marketable condition, at its own expense. Each U.S. Borrower agrees that, if applicable, all its Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower and the Guarantor (as to itself only) will maintain a perpetual inventory reporting system at all times. Each Borrower and the Guarantor (as to itself only) will conduct physical cycle counts of the Inventory at least once per Fiscal Year and at such other times as its applicable Lender requests following and during the continuance of an Event and shall supply the Agent and each of the Lenders with a report setting forth in reasonable detail all variances and reporting the value of such Inventory (valued at the lower of cost or market value). Following the occurrence of any Event of Default, each Borrower and the Guarantor (as to itself only) shall conduct and report on such additional physical Inventory counts as the Agent may request. No Borrower or the Guarantor will sell any of its Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

Except as has been expressly disclosed to the Agent and Lenders prior to the Closing Date or is hereafter disclosed in writing to the applicable Lender and is identified as such in the reports delivered pursuant to Section 6.8, no Borrower or the Guarantor has any Inventory acquired on, or will in the future acquire any Inventory on approval or on a conditional sale, title retention, consignment or similar basis, provided that a Borrower or the Guarantor may have in its possession Inventory owned by another Borrower or the Guarantor.

     6.12  Equipment.  Each Borrower and the Guarantor (as to itself only)
           ---------
represents and warrants to the Agent and each of the Lenders and agrees with the Agent and each of the Lenders that all of the Equipment is and will be used or held for use in such Borrower's or the Guarantor's business, is and will be fit for such purposes and will at all times be subject to a first-ranking, subject to Permitted Liens, duly registered and perfected Lien in favour of the Agent and Lenders. Each Borrower and the Guarantor (as to itself only) shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

          Each Borrower and the Guarantor (as to itself only) shall promptly inform the Agent of any material additions to or deletions from the Equipment. No Borrower or the Guarantor shall permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Agent has a valid perfected, registered and first priority Lien in such real or personal property. No Borrower will, without the Agent's prior written consent, alter or remove any identifying symbol or number on the Equipment. No Borrower or the Guarantor shall sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that the Borrowers or the Guarantor may dispose of Equipment and real Property not required in such Borrower's business having a net book value no greater than $50,000 individually and in the aggregate for all Borrowers and the Guarantor in any Fiscal Year and the Borrowers and the Guarantors shall be entitled to dispose of obsolete or worn out Equipment, without the Agent's or its applicable Lender's consent, subject to the conditions set forth below. In the event any of the Equipment or real Property is sold, transferred or otherwise disposed of with the Agent's or its applicable Lender's prior written consent or as otherwise permitted hereby and: (a) such sale, transfer or disposition of Equipment (other than obsolete Equipment) is effected without replacement of such Equipment or real Property, or such Equipment or real Property is replaced by Equipment or real Property leased by a Borrower or the Guarantor, or by Equipment or real Property purchased by a Borrower or the Guarantor subject to a lien or other right constituting a Permitted Lien, then such Borrower or the Guarantor shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent for Obligations of such Person; or (b) such sale, transfer or disposition is made in connection with the purchase by a Borrower or the Guarantor of replacement Equipment or real Property (other than subject to a Permitted Lien), then such Borrower or the Guarantor shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Borrower or the Guarantor of replacement Equipment or other Property and shall deliver to the Agent written evidence of the use of the proceeds for such purpose. All replacement Equipment or other Property purchased by a Borrower or the Guarantor shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

          True and complete copies of all leases of Equipment have been delivered to the Agent and Lenders prior to the Closing Date. The Equipment leases are in full force and effect, unamended and no breach or default has occurred or is alleged to have occurred thereunder. The Equipment leases will not be amended in any material (it being acknowledged that any increase in the scheduled payments or interest rates will be deemed to be material) respect without the Agent's or its applicable Lender's prior written consent. The Borrowers and the Guarantor will forthwith upon becoming aware thereof deliver written notice to the Agent (with reasonable particulars) of any breach or default or alleged breach or default under any of the Equipment leases. The Borrowers and the Guarantor will not breach or fail to perform any term or condition of the Equipment leases.

     6.13  Assigned Contracts.  Each Borrower and the Guarantor (as to itself
           ------------------
only) shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment. No Borrower or the Guarantor shall take any action or fail to take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of the Borrower or the Guarantor thereunder. Without limiting the generality of the foregoing, each Borrower and the Guarantor shall take all action necessary or appropriate to permit and shall not take action which would have any adverse effect upon the full enforcement of all indemnification rights under the Assigned Contracts. No Borrower or the Guarantor shall, without the Agent's or its applicable Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts except in the ordinary course of business and provided same could not reasonably be expected to give rise to any Material Adverse Effect, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. Each Borrower and the Guarantor (as to itself only), shall notify the Agent in writing, promptly after it becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Each Borrower and the Guarantor shall remit directly to its applicable Lender, for application to the Obligations as provided in Section 4.3, all amounts received by it as indemnification or otherwise pursuant to the Assigned Contracts. If an Event of Default exists, then the Agent or Lenders may directly enforce such right in its own or such Borrower's or the Guarantor's name and may enter into such settlements or other agreements with respect thereto as the Agent or Lenders determine. All amounts thereby recovered by the Agent and/or Lender after deducting the Agent's and Lenders' reasonable costs and expenses in connection therewith, shall be applied to the Obligations as provided in Section
4.3. In any suit, proceeding or action brought by the Agent and/or Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, each Borrower and the Guarantor (as to itself only) shall indemnify and hold the Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defence, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Borrower or the Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Borrower or the Guarantor to or in favour of such obligor or its successors. All such obligations of each Borrower and the Guarantor, shall be and remain enforceable only against such Borrower or the Guarantor, and shall not be enforceable against the Agent or any of the Lenders. Notwithstanding any provision hereof to the contrary, each Borrower and the Guarantor shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts, and the Agent's and/or Lenders' exercise of any of its rights with respect to the Collateral shall not release any Borrower or the Guarantor from any of such duties and obligations. Neither the Agent nor any of the Lenders shall be obligated to perform or fulfil any of any Borrower's or the Guarantor's duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any Property.

     6.14  Documents, Instruments and Chattel Paper.  Each Borrower and the
           ----------------------------------------
Guarantor (as to itself only) represents and warrants to the Agent and each of the Lenders and agrees with the Agent and each of the Lenders that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower or the Guarantor, free and clear of all Liens other than Permitted Liens. Each Borrower and the Guarantor (as to itself only) warrants the quantities, sound condition, grades and qualities of the goods described in such documents, instruments and chattel paper.

     6.15  Right to Cure.  The Agent or its applicable Lender may, in its sole
           -------------
discretion and at any time, for such Borrower's or the Guarantor's account and expense (in which case the provisions of Section 2.2 shall apply thereto), pay any amount or do any act required of any Borrower or the Guarantor hereunder or requested by the Agent and/or Lenders to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which such Borrower or the Guarantor fails to pay or do, including, without limitation, payment of any judgment against such Borrower or the Guarantor any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or processor's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent and/or Lenders make under this Section and all reasonable out-of-pocket costs and expenses that the Agent and/or Lenders pay or incur in connection with any action taken by it hereunder shall be charged to the applicable Borrower's loan account as a Revolving Loan (in which case the provisions of Section 2.2 shall apply thereto). Any payment made or other action taken by the Agent and/or Lenders under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.13  Power of Attorney.  Immediately in the case of paragraphs (b) and
           -----------------
(d) and otherwise upon the occurrence of an Event of Default, each Borrower and the Guarantor (as to itself only) hereby appoints the Agent, its applicable Lender and their designees, without further action on the part of such Borrower or the Guarantor, as such Borrower's or the Guarantor's attorney, with full power of substitution, with power: (a) to endorse such Borrower's or the Guarantor's name on any cheques, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's and/or any Lenders' possession; (b) to sign such Borrower's or the Guarantor's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of such Borrower's or the Guarantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower or the Guarantor; (d) to send in such Borrower's or the Guarantor's name requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. Each Borrower and the Guarantor (as to itself only) ratifies and approves all acts of such attorney taken in good faith in accordance with the foregoing power. Neither the Agent, the Lenders nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law provided, however, that nothing herein shall relieve the Agent, Lenders or attorney from the consequences of its own gross negligence or wilful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     6.17  Agent's Rights, Duties and Liabilities.  Prior to the enforcement
           --------------------------------------
of the Agent's and/or Lenders' security and thereafter subject only to mandatory duties on the Agent and/or Lenders at law which are not capable of being waived, each Borrower and the Guarantor (as to itself only) assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Prior to the enforcement of the Agent's and/or Lenders' security, and thereafter subject only to mandatory duties on the Agent and/or Lenders at law which are not capable of being waived, neither the Agent nor any Lender nor any of its or their officers, directors, employees and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the applicable Borrower's or the Guarantor's sole risk provided, however, that nothing herein shall relieve the
                      --------  -------
Agent and/or any of the Lenders from liability for the direct consequences of its gross negligence or wilful misconduct. The Obligations shall not be affected by any failure of the Agent and/or Lenders to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower or the Guarantor from any of the Obligations or Guaranteed Obligations. After the occurrence of an Event of Default the Agent or Lenders may (but shall not be required to), without notice to or consent from any Borrower or the Guarantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower or the Guarantor for the Obligations or Guaranteed Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any of the Lenders and any Borrower or the Guarantor.

7.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
     -------------------------------------------------

     7.1  Books and Records.  Each Borrower and the Guarantor (as to itself
          -----------------
only) shall maintain at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements delivered prior to the Closing Date. Each Borrower and the Guarantor shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements adequate liabilities and reserves for all taxes and adequate provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. Each Borrower and the Guarantor shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, without limitation, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     7.2  Financial Information.  Each Borrower and the Guarantor shall
          ---------------------
promptly furnish to the Agent or its agents all such financial information as the Agent or Lenders shall reasonably request, and notify its auditors and accountants that the Agent and/or Lenders are authorized to obtain such information directly from them. Without limiting the foregoing, the Borrowers and the Guarantor will furnish to the Agent, in such detail as the Agent shall request, the following:

     (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year (i) audited consolidated and attached unaudited consolidating balance sheets and statements of operations, cash flows, and consolidated stockholders' equity for the Canadian Borrower and International and their consolidated Subsidiaries and the accompanying notes thereto and (ii) notice to reader consolidated and attached unaudited consolidating balance sheets and statements of operations, cash flows, and consolidated stockholders' equity for Ark and its consolidated Subsidiaries and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers and their consolidated Subsidiaries, each as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon, unqualified as to scope, of independent public accountants selected by the Borrowers, addressed to the Agent and the Lenders satisfactory to the Agent and Lenders.

     (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrowers, and their consolidated Subsidiaries as at the end of such month, and unaudited statements of operations of the Borrowers and their consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a). Such statements shall be certified to be correct by the principal financial officer or principal accounting officer of the Borrowers subject to normal year-end and quarterly adjustments.

     (c) With each of the annual audited and notice to reader Financial Statements delivered pursuant to Section 7.2(a), a certificate substantially in the form of Exhibit G-4 of the principal financial or principal accounting officer of the Borrowers (i) setting forth in reasonable detail the calculations required to establish that each of the Borrowers was in compliance with its financial covenants set forth herein during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers and the Guarantor contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) each of the Borrowers and the Guarantor is, at the date of such certificate, in compliance with all of its covenants and agreements in this Agreement and the other Loan Documents, and
(C) no Event or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrowers and/or the Guarantor have taken or proposes to take with respect thereto.

     (d) Prior to the end of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of operations, statements of cash flows and Canadian Availability for the Canadian Borrower and U.S. Availability for the U.S. Borrowers and their consolidated Subsidiaries, on an annual basis, and, as at the end of, and for each month of the next Fiscal Year.

     (e) Promptly after filing with the pension commission or administrator or other Public Authority, a copy of each annual report, or other filing or notice filed with respect to each Plan of any Borrower or the Guarantor, or any Related Company.

     (f) Copies of all returns, proxy statements, financial statements and material reports and documents filed with any securities commission, stock exchange or similar Public Authority or which any Borrower makes available to its stockholders.

     (g) Promptly upon request after filing with any Public Authority (including PBGC, the DOL, the IRS, the PCO and Revenue Canada), a copy of each annual report or other filing, valuation or notice filed with respect to any Plan.

     (h) Contemporaneously with the filing thereof, a copy of each tax return filed with the IRS or Revenue Canada.

     (i) Such additional information as the Agent may from time to time reasonably request regarding the financial and business affairs of any Borrower or any of its or their Subsidiaries.

     7.3  Notices to Agent.  Each Borrower and the Guarantor (as to itself
          ----------------
only) shall notify the Agent in writing, and provide to the Agent copies of any pertinent notices, correspondence or writings received or issued in respect thereof, and all particulars thereof reasonably requested by the Agent or Lenders, of the following matters at the following times:

     (a)  Promptly after becoming aware thereof, any Event or Event of Default.

     (b) Promptly after becoming aware thereof: the assertion by the holder of any capital stock or equity of a Borrower or of any Debt that a default exists with respect thereto or that a Borrower is not in compliance with the terms thereof; or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

     (c) Promptly after becoming aware thereof, any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority which could reasonably be expected to give rise to a Material Adverse Effect.

     (d) Promptly after becoming aware thereof, any other event or circumstance which has had or could reasonably be expected to give rise to a Material Adverse Effect.

     (e) Promptly after becoming aware thereof, any pending or threatened strike, work stoppage, material unfair labour practice claim, or other material labour dispute affecting any Borrower or any of its or their Subsidiaries.

     (f) Promptly after becoming aware thereof, any violation or alleged violation of any law, statute, regulation, or ordinance of a Public Authority applicable to any Borrower or any of its or their Subsidiaries, or its or their respective Properties which could reasonably be expected to give rise to a Material Adverse Effect.

     (g) Promptly after becoming aware thereof any violation or alleged violation by any Borrower or any of its or their Subsidiaries of Environmental Laws which could reasonably be expected to give rise to a Material Adverse Effect; or, promptly upon its receipt thereof, any Action Request, Violation Notice, and any other notice that any Borrower or any of its or their Subsidiaries receives from a Public Authority asserting that a Borrower or any of its or their Subsidiaries is or may not be in compliance with Environmental Laws or that its compliance is being investigated, in any case which may could reasonably be expected to give rise to a Material Adverse Effect; or, promptly upon becoming aware of same, any violation of any Environmental Law that any Borrower or any of its or their Subsidiaries reports in writing or is required to report under any Environmental Law in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency or other Public Authority to the extent same could reasonably be expected to give rise to a Material Adverse Effect.

     (h) Any change in any Borrower's or the Guarantor's name, Fiscal Year, jurisdiction of incorporation or establishment, jurisdictions of operation, head office, chief place of business or location from which Accounts are invoiced or paid or form of organization, at least thirty (30) days prior thereto.

     (i) Any Termination Event with respect to a Plan, within ten (10) days after becoming aware thereof and any other Reportable Event, within thirty (30) days after becoming aware thereof, accompanied by any materials required to be filed with any Public Authority

(including the PBGC or PCO) with respect thereto; promptly after any Borrower's or the Guarantor's receipt thereof, any notice received by any Borrower or the Guarantor concerning the imposition of any withdrawal liability (including under ERISA) with respect to a Plan; the establishment of any Plan not existing at the Closing Date, or the commencement of contributions by any Borrower or the Guarantor to any Plan to which any Borrower or the Guarantor was not contributing at the Closing Date, within ten (10) days after such event occurs; or promptly after becoming aware thereof, any other event or condition regarding a Plan or any Borrower's or the Guarantor's or a Related Company's compliance with all applicable laws (including, ERISA and the Pension Benefits Act of
                                                   --------------------
Ontario) relating to the establishment or administration of any Plan which could reasonably be expected to give rise to a Material Adverse Effect; and, without limitation to the foregoing, of the following matters:

               (A) Within ten (10) Business Days after a U.S. Borrower or any Related Company knows that a Reportable Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) which is reasonably likely to give rise to liability in excess of $50,000 has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

               (B) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of each Schedule B to the annual report (form 5500 series) filed with the IRS, PBGC or DOL with respect to each Plan; and within three (3) Business Days after the filing thereof, a copy of each funding waiver request filed with the IRS with respect to any Plan and all communications received by a U.S. Borrower or any ERISA affiliate from the PBGC, the DOL or the IRS with respect to such request;

               (C) Upon request, (i) copies of each actuarial report or annual report for any Plan and, provided the applicable Borrower or the Guarantor obtains a copy thereof after the use of its best efforts, each actuarial report and annual report for any Plan and (ii) a copy of each other filing or notice filed with the PBGC, the DOL, the PCO or the IRS, with respect to each Plan of any Borrower or the Guarantor or any ERISA affiliate; and within ten (10) Business Days after receipt thereof by the Borrower or any ERISA affiliate, copies of the following: (A) any notices of the PBGC's, PCO's or any other Public Authority's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (B) any favourable or unfavourable determination letter from the IRS regarding the qualification of a Plan under

                    Section 401(a) of the Code; or (C) any notice from a multi-employer Plan regarding the imposition of withdrawal liability.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that a Borrower or the Guarantor has taken or proposes to take with respect thereto.

8.  GENERAL WARRANTIES AND REPRESENTATIONS.
    --------------------------------------

Each Borrower and the Guarantor (as to itself only) warrants and represents to and covenants with the Agent and each of the Lenders, at the times of each Drawdown, Conversion or Rollover and delivery of each borrowing base report, and until all Obligations have been satisfied, that, except as hereafter disclosed to the Agent and either (A) in the case of Sections 8.3, 8.5, 8.7 (to the extent the change arises from a transaction permitted under Article 9), 8.13, 8.14, 8.18, 8.19, 8.22, 8.27, 8.29(a) and, provided no Event of Default has occurred in consequence thereof, (f), not giving rise to or which could not reasonably be expected to give rise to a Material Adverse Effect or (B) in the case of all other Sections, accepted by the Agent in writing:

     8.1  Authorization, Validity and Enforceability of this Agreement and the
          --------------------------------------------------------------------
Loan Documents.  Each Borrower and the Guarantor has the power and authority
--------------
to execute, deliver, and perform this Agreement and the other Loan Documents to which it is party, to incur the Obligations or Guaranteed Obligations (as applicable), and to grant the Security Interest. Each Borrower and the Guarantor has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is party. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with any Borrower's or the Guarantor's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is party, except for those already duly obtained. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Borrower and the Guarantor to the extent a party thereto, and constitutes the legal, valid and binding obligation of each Borrower and the Guarantor enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights, and the discretion of courts as to the granting of equitable remedies such as specific performance and injunction) without defence, setoff or counterclaim. Each Borrower's and the Guarantor's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is party do not, and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of any Borrower or the Guarantor or any of its or their Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any contract, hypothec, mortgage, lien, lease, agreement, indenture, or instrument to which any Borrower or the Guarantor or any of its or their Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to any Borrower or the Guarantor or any of its or their Subsidiaries, or (c) the certificate or articles of incorporation, amendment, continuation or amalgamation, or by-laws of any Borrower or the Guarantor or any of its or their Subsidiaries or any shareholders agreement affecting it or its Property (or declaration having a like effect).

     8.2  Validity and Priority of Security Interest.  The provisions of this
          ------------------------------------------
Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Agent's favour, and when all proper filings, recordings, registrations and other actions necessary to perfect and maintain such Liens have been made or taken, such Liens will constitute perfected, duly registered, and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except Permitted Liens), and all claims of other creditors, securing all the Obligations and Guaranteed Obligations, and enforceable against each Borrower, the Guarantor and all third parties.

     8.3  Organization and Qualification.  Each of the Borrowers and the
          ------------------------------
Guarantor is duly incorporated or amalgamated, as the case may be, and organized, and validly existing and in good standing under the laws of (a) Canada in the case of the Canadian Borrower, (b) Quebec in the case of the Guarantor, (c) Nevada in the case of International, and (c) Delaware in the case of Ark. Each Borrower and the Guarantor is qualified to do business, and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its Property and conduct its business, and has all requisite power and authority to conduct its business and to own its Property.

     8.4  Corporate Name; Prior Transactions.  None of the Borrowers or the
          ----------------------------------
Guarantor has during the five years preceding the Closing Date been known by or used any other corporate or business name, or been a party to any amalgamation, merger or consolidation, or acquired all or substantially all of the assets of any Person or acquired any of its or their Property out of the ordinary course of business, except as set forth on Exhibit E.

     8.5  Subsidiaries and Affiliates.  Exhibit F is a correct and complete
          ---------------------------
list of the name and relationship to each Borrower and the Guarantor of each and all of each Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized, and validly existing in good standing under the laws of its jurisdiction of incorporation set forth on Exhibit F, and (b) qualified to do business, and in good standing in the jurisdictions set forth opposite its name on Exhibit F, which are the only jurisdictions in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

     8.6  Financial Statements and Projections. (a) Each of the Borrowers and
          ------------------------------------
the Guarantor has delivered to the Agent and Lenders its audited consolidated balance sheets and related statements of operations, cash flows and stockholders' equity as at December 31, 1998 for the Fiscal Year then ended. Such financial statements are attached hereto as Exhibit G-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrowers' consolidated, financial position as at the dates thereof, and its results of operations for the periods then ended.

     (b) The Latest Projections represent each Borrower's best estimate of each Borrower's consolidated future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which each Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions as at the date of presentation. It is understood that the Latest Projections are presented on the same basis as historical financial statements but not necessarily prepared in accordance with GAAP.

     (c) The pro forma balance sheets of all of the Borrowers and the Guarantor as at June 30, 1999, attached hereto as Exhibit G-3, presents fairly and accurately such Borrower's or the Guarantor's financial condition as at such date.

     8.7   Capitalization.  Each Borrower's and the Guarantor's authorized and
           --------------
issued capital stock, and the registered and beneficial owners thereof (except for any public shareholders of International who own less than [5%] of the capital stock of International) are described in Exhibit M.

     8.8   Solvency.  Each Borrower and the Guarantor is Solvent prior to and
           --------
after giving effect to the making and incurring of each Loan and each Letter of Credit.

     8.9   Debt.  None of the Borrowers or the Guarantor has any Debt except
           ----
(a) the Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Agent, or the notes thereto, (c) tax obligations (including deferred taxes), trade payables and other contractual obligations arising in the ordinary course of business as carried on by each Borrower since the date of such Financial Statements, and (d) Debt created in accordance with Sections 9.8 and 9.11.

     8.10  Distributions.  No Distribution has been declared, paid, or made
           -------------
upon or in respect of any shares or other securities of or equity interests in any Borrower or the Guarantor except as expressly permitted hereby.

     8.11  Title to Property.  Except for Permitted Liens, and except for
           -----------------
Property which a Borrower or the Guarantor leases, each Borrower and the Guarantor has good and marketable title in fee simple to the Premises, and good, indefeasible, and merchantable title to all of its other Collateral including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Agent and Lenders, except as disposed of since the date thereof in the ordinary course of business and as expressly permitted hereby, free of all Liens except Permitted Liens.

     8.12  Adequate Assets.  Each Borrower and the Guarantor individually and
           ---------------
in the aggregate possess adequate assets for the conduct of its and their business.

     8.13  Real Property; Leases.  Exhibit D hereto is a correct and complete
           ---------------------
list, of all real property owned by each Borrower and the Guarantor, all leases and subleases of real or personal property by any Borrower or the Guarantor, as lessee or sublessee, and all leases and subleases of real or personal property by any Borrower or the Guarantor, as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms, and is in full force and effect, and no default by any party to any such lease or sublease exists.

     8.14  General Intangibles.  Exhibit B hereto is a correct and complete list
           -------------------
of all of the General Intangibles. None of the General Intangibles is subject to any licensing agreement or similar arrangement except as set forth on or referred to in Exhibit B. Except as set forth in Exhibit B, none of the Borrowers or the Guarantor has any licenses or similar agreements of or in respect of any intellectual property which might reasonably be considered to be material to its business or financial condition. To the best of each Borrower's and the Guarantor's current actual knowledge, none of the General Intangibles infringes on or conflicts with any other Person's Property, and no other Person's Property infringes on or conflicts with the General Intangibles. The General Intangibles described on Exhibit B constitutes all of the Property of such type necessary to the current and anticipated future conduct of each Borrower's and the Guarantor's business.

     8.15  Trade Names.  All trade names or styles under which any Borrower or
           -----------
the Guarantor sells Inventory or create Accounts or to which instruments in payment of Accounts may be made payable, are listed on Exhibit E hereto.

     8.16  Litigation.  Except as set forth on Exhibit I, to the best of any
           ----------
Borrower's or the Guarantor's current actual knowledge, there is no pending or threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing. To the best of the Borrowers and the Guarantor's knowledge, nothing set out in
Exhibit I could reasonably be expected to give rise to any Material Adverse Effect.

     8.17  Restrictive Agreements.  None of the Borrowers or the Guarantor is a
           ----------------------
party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents to which it is party, or repay the Obligations and which could reasonably be expected to give rise to any Material Adverse Effect.

     8.18  Labour Disputes.  Except as set forth in Exhibit J, (a) there is no
           ---------------
collective bargaining agreement or other labour contract covering employees of any Borrower or any of its Subsidiaries; (b) except as noted above, to the best of each Borrower's and the Guarantor's (as to itself only) senior management's current actual knowledge, no union or other labour organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower, or any of its or their Subsidiaries or for any similar purpose; and (c) to the best of each Borrower's and the Guarantor's (as to itself only) senior management's current actual knowledge, there is no pending or threatened strike, slowdown, work stoppage, material unfair labour practice claims, or other material labour dispute against or affecting any

Borrower or any of its or their Subsidiaries or their respective employees; (d) there are no outstanding claims of any kind or nature nor any outstanding assessment against either Borrower or any of its or their Subsidiaries arising out of The Act Respecting Industrial Accidents and Occupational Diseases
       -----------------------------------------------------------------
(Worker's Compensation), The Occupational Health and Safety Act of 1970 and all
                         --------------------------------------
other applicable federal, state, provincial and/or local laws governing occupational health and safety; (e) there are no known infractions by either Borrower or any of its or their Subsidiaries under The Act Respecting
                                                   ------------------
Occupational Health and Safety.
------------------------------

     8.19  Environmental Laws.  Each Borrower and each of its Subsidiaries
           ------------------
have complied in all material respects with all Environmental Laws applicable to transfer, construction on, and operation of its and their Property and business and no Borrower nor any of its Subsidiaries has any material contingent liability with respect to non-compliance with Environmental Laws or the generation, handling, use, storage or disposal of hazardous or toxic wastes or substances by any of them and no Borrower nor any of its Subsidiaries has received any Action Request, Violation Notice, summons, complaint, order or other notice that it is not in compliance with, or that any Public Authority is investigating its compliance with, Environmental Laws in respect of any matter that remains outstanding. Without limiting the generality of the foregoing, except as expressly described in Exhibit H:

     (a) None of the Borrowers or the Guarantor has any current actual knowledge that its, or any of its or their Subsidiaries' operations or any property or assets of or occupied by it or its or their Subsidiaries or in its or any Subsidiaries' charge, management or control are not in compliance in all material respects with all applicable Environmental Laws including any required permits, or that all of its and its or their Subsidiaries' Properties and Premises are not free:

          (i) from contamination by, or threat of, a release, discharge or emission of any hazardous substance, gas or liquid or any other substance, gas or liquid which is prohibited, controlled or regulated under any Environmental Law, and

          (ii) of underground storage tanks containing any Material of Environmental Concern, asbestos - containing materials, polychlorinated biphenyls, land fills, land disposals, and dumps;

     (b) None of the Borrowers or any of its or their Subsidiaries has filed any notice under any federal, provincial or local law, including any Environmental Law, indicating past or present treatment, storage or disposal of a Material of Environmental Concern or reporting an actual or threatened spill or release of a Material of Environmental Concern into the environment;

     (c) None of the Borrowers or any of its or their Subsidiaries has any contingent liability of which it or they have current actual knowledge in connection with any release of any Material of Environmental Concern;

     (d) None of the Borrowers or any of its or their Subsidiaries generates, transports, treats or disposes of any Material of Environmental Concern except in compliance in all material respects with applicable laws;

     (e) None of the Borrowers or any of its or their Subsidiaries has disposed of any Material of Environmental Concern by placing it in or on the ground of any of any Borrower's or any of its or their Subsidiaries' Property or the Premises;

     (f) None of the Borrowers or any of its or their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of any of their property) imposing material obligations or liabilities on any Borrower or any of their Subsidiaries with respect to any remedial action in response to release, discharge or emission of Material of Environmental Concern or environmentally related claim;

     (g) None of the products manufactured, distributed or sold by any Borrower or any of its or their Subsidiaries contain asbestos; and

     (h) No Environmental Lien has attached to the Premises or property of any Borrower or any of its or their Subsidiaries.

     8.20 No Violation of Law.  None of the Borrowers or any of its or their
          -------------------
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which, violation could reasonably be expected to give rise to a Material Adverse Effect.

     8.21 No Default. None of the Borrowers or any of its or their Subsidiaries
          ----------
is in default with respect to any Debt, Lien, note, indenture, loan agreement, mortgage, lease, deed, security instrument or agreement or other agreement to which it is a party or bound, which default could reasonably be expected to give rise to a Material Adverse Effect.

     8.22 Plans.  (a) None of the Borrowers, any of its or their Subsidiaries,
          -----
or any Related Company has any Plan other than, in the case of the Borrowers only, those listed on Exhibit K hereto, and all monthly and other payments in respect of such Plans which are pension plans (on account of contributions, special contributions or unfunded liability or solvency deficiencies) or otherwise are accurately set forth in Exhibit K; (b) no Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Plan; (c) none of the Borrowers, any of its or their Subsidiaries, or any Related Company has ceased to participate (in whole or in part) as a participating employer in any Plan which is a pension plan or has withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal; (d) none of the Borrowers, any of its or their Subsidiaries, or any Related Company has any unfunded liability on windup or withdrawal liability, including contingent withdrawal or windup liability, to any Plan (including pursuant to Title IV of ERISA) or any solvency deficiency in respect of any Plan; (e) none of the Borrowers, any of its or their Subsidiaries, or any Related Company has any unfunded liability on windup or any liability in respect of any Plan (including to the PBGC or PCO) other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due; (f) each of the Borrowers and each of its and their Subsidiaries have made all contributions to their Plans required by law or the terms thereof to be made by it when due, and it and they are not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements, and similar documents in respect of the Plans required to be made or paid by them pursuant to any Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement; (g) none of the Borrowers or any of its or their Subsidiaries are liable or, to the best of their knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer or other Person resulting from any violation or alleged violation of any Plan, any fiduciary duty, any law or agreement in relation to any Plan or have any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which they have made full provision in their books and records; (h) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in each Borrower's and/or its or their Subsidiaries' books and records; (i) without limiting the foregoing, all of the Borrowers' and each of its Subsidiaries' Plans are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Code, ERISA, the Income Tax Act of Canada, the
                                         --------------
Supplemental Pensions Act of Quebec and the Pension Benefits Act of Ontario, any
-------------------------                   --------------------
successor legislation thereto, and other applicable laws of any jurisdiction;
(j) no Person has made any application for a funding waiver or extension of any amortization period in respect of any Plan; (k) there has been no prohibited transaction or violation of any fiduciary responsibilities with respect to any Plan; and (l) there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefits or that could give rise to any material liability).

          Without limiting the generality of the foregoing, with regard to each Plan to which Title IV of ERISA applies: (i) no Reportable Event has occurred with respect to a Plan; (ii) no Plan has an "accumulated funding deficiency" (whether or not waived) as defined in ERISA or in Section 412 of the Code or any unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA; (iii) none of the Borrowers or any of its or their Subsidiaries or any Related Company has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA; (iv) none of the Borrowers or any of its or their Subsidiaries or any Related Company has incurred or is reasonably likely to incur any liability (and no event has occurred which with the giving of the notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA; (v) none of the Borrowers or any of its or their Subsidiaries or any Related Company has engaged in a transaction that could reasonably be expected to result in liability under Section 4069 or 4212(c) of ERISA; (vi) each Plan is in substantial compliance with ERISA, and no Borrower or any of its or their Subsidiaries nor any Related Company has received any notice asserting that a Plan is not in compliance with ERISA; and (vii) none of the Borrowers, or any of its or their Subsidiaries, or any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a "prohibited transaction," as such terms are defined in Section 4975 of the Code and Title I of ERISA, in connection with any Plan which would subject a party-in-interest or disqualified person (after giving effect to any exemption) to the tax on prohibited transactions imposed by Section 4975 of the Code or any other liability.

     8.23  Taxes.  Except as described in Exhibit N, each Borrower and its and
           -----
their Subsidiaries have filed all tax returns and other reports which they were required by law to file on or prior to the date hereof, and have paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against them or their Property, income, or franchise, that are due and payable save for assessments which are being contested by appropriate proceedings and, to the extent reserves for which are required under GAAP, such reserves have been established in its financial statements in accordance with GAAP. Each income tax return was accurate in all material respects.

     8.24  Event of Default.  No Event of Default has occurred and is
           ----------------
continuing.

     8.25  Authority to Incur Debts.  None of the Borrowers or the Guarantor
           ------------------------
are or will be in consequence of the execution, delivery or performance of any of the Loan Documents or the consummation of the transactions therein provided, in breach of any regulation under any national, federal, state or provincial law, act, statute or regulation limiting their ability to incur indebtedness for money borrowed or to secure payment of same or to provide financial assistance, directly or indirectly, by means of a loan, guarantee or otherwise.

     8.26  No Material Adverse Change.  To the best of any Borrower's or the
           --------------------------
Guarantor's current actual knowledge, no change which could reasonably be expected to give rise to a Material Adverse Effect has occurred since the date of its last Fiscal Year end. On the basis of a review and assessment undertaken by each of the Borrowers and the Guarantor of its computer applications, each of the Borrowers and the Guarantor reasonably believes that the "Year 2000 problem" (that is, the risk that principal computer applications used in connection with its business may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999) could not reasonably be expected to give rise to a Material Adverse Effect.

     8.27  Disclosure.  Neither this Agreement nor any document or statement
           ----------
prepared and furnished to the Agent and/or Lenders hereunder or in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. All machinery, equipment and other tangible Property described in the appraisals delivered to the Agent or Lenders on or prior to the

Closing Date, and all equipment, machinery and tangible Property at the Premises is legally and beneficially owned or leased by the Borrowers or the Guarantor.

     8.28  Workers' Compensation. None of the Borrowers or any of its or their
           ---------------------
Subsidiaries has any unpaid workers' compensation or like obligations except as are being incurred, and paid on a current basis in the ordinary course of business, and there are no proceedings, claims, actions, orders or investigations of any Public Authority relating to worker's compensation outstanding, pending or, to their knowledge, threatened relating to them or any of their employees or former employees which could reasonably be expected to give rise to a Material Adverse Effect.

     8.29  Real Estate.  To the best of any Borrower's or the Guarantor's
           -----------
current actual knowledge: (a) No part of the Real Estate has been condemned, taken or expropriated by any federal, state, provincial, municipal or any other competent authority and no alteration, repair, improvement or other work has been ordered or directed to be done or performed to or in respect of such property by any federal, provincial, state, municipal or any other competent authority; (b) there are no Liens, easements, encroachments, rights of way, work orders, licences, concession agreements, leases or tenancies affecting the Real Estate save and except for Permitted Liens; (c) there is nothing owing in respect of the Real Estate including any of its leasehold property (to the extent any Borrower or the Guarantor is or may be liable for same) to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other things leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except current charges and Permitted Liens; (d) none of the Borrowers or the Guarantor retains any interest, beneficially or otherwise in any land abutting the Real Estate, by way of fee or equity of redemption in, or a power or right to grant or exercise a power of appointment with respect to, any such land abutting the Real Estate; (e) the buildings on the Real Estate are located entirely within the limits of such Real Estate and all present uses in respect of the Real Estate may lawfully be continued and all permitted uses are satisfactory for each Borrower's and the Guarantor's current and intended purposes; (f) there are no unsatisfied judgments against any Borrower or the Guarantor and there are no writs of execution which, in any case, would affect the Real Estate, including any of their interests in any leasehold property; (g) all immoveable and real property taxes including local improvement rates, have been paid prior to being in default to date in respect of the Real Estate; (h) all accounts for work and service performed and materials placed or furnished upon or in respect of the Real Estate including any of its leasehold property, including any claims by any municipal, provincial, state, federal, or other competent authority, have been fully paid and no one is entitled to claim a lien under the Construction Lien
                                                            -----------------
Act of Ontario (or any similar law or legislation of any jurisdiction) against
---
such Real Estate or any part thereof; (i) the Security Interest is not being granted with the intention of securing the financing of any alteration, addition or repair to, or any construction, erection, demolition or installation on or in respect of the Real Estate or any structure thereon, nor is it being taken to repay any mortgage the proceeds of which were so used; and (j) no Inventory is located at any leased Premises except as indicated in Exhibit D and at locations permitted under Section 6.3.

           As at the Closing Date, no Real Estate or Premises, and no other location of Collateral, is designated a "flood prone" or "flood risk" area, as defined in the Flood Disaster Protection Act of 1973.
               -----------------------------

     8.30  Investment Act.  None of the Borrowers is an "investment company"
           --------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of
                                                       ----------------------
1940, as amended. The making of the Loans and other financial accommodations hereunder by the Agent and/or Lenders, the application of the proceeds and repayment thereof by the Borrowers and other transactions contemplated by this Agreement and the Loan Documents do not violate any provisions of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     8.31  Margin Securities.  None of the Borrowers owns any "margin
           -----------------
security," as that term is defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the
                                              ---------------------
proceeds of the Revolving Loans and the other financial accommodations made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the Loans and the other financial accommodations hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Debt or other Person's indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any such loan or other financial accommodation to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. None of the Borrowers will take or permit any agent acting on its behalf to take any action which might cause any transaction, obligation or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board.
                      ---------------------

9.  AFFIRMATIVE AND NEGATIVE COVENANTS.  Except as may otherwise be approved
    ----------------------------------
by the Lenders, each Borrower and the Guarantor (as to itself only) covenants that so long as any of the Obligations remain outstanding or this Agreement is in effect (it being agreed that where any act or thing is to be done or not to be done or permitted by any Subsidiary of a Borrower the applicable Borrower shall cause such Subsidiaries to do the act or thing or not to do or permit the act or thing, as the case may be):

     9.1  Taxes and Other Obligations.  Each Borrower and the Guarantor shall,
          ---------------------------
and shall cause each of its Subsidiaries to: (a) file when due, except as described in Exhibit N, all tax returns and other reports which it is required to file, pay or provide for the payment, on or prior to the time when due or delinquent, except as described in Exhibit N, of all taxes, fees, assessments, and other governmental charges against it or upon its Property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Obligations and Guaranteed Obligations and, subject to any restrictions thereof as herein provided, any other Debt or indebtedness owed by it, and perform and discharge in a timely manner all its covenants and obligations hereunder and under the Loan Documents and, subject to any restrictions thereon as herein provided, all other obligations undertaken by it; provided, however that the Borrowers, the Guarantor and its and their
--------  -------
Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it has disclosed (with all particulars required by the Agent) in writing to the Agent or its applicable Lender and that it is contesting in good faith by appropriate proceedings diligently pursued provided that to the extent so required under GAAP it has established reserves in financial statements in accordance with GAAP.

     9.2  Corporate Existence and Good Standing.  Each Borrower and the
          -------------------------------------
Guarantor shall, and shall, in the case of each Borrower, cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions necessary to conduct its business and own its Property, shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property, and shall properly maintain, and shall, in the case of each Borrower, cause each of its Subsidiaries to maintain, all of its books, records and accounts in accordance with GAAP.

     9.3  Compliance with Law and Agreements.  Each Borrower and the Guarantor
          ----------------------------------
shall, and shall cause each of its Subsidiaries to, comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it, and each hypothec, mortgage, lien, lease, indenture, order, instrument, agreement or document to which it is or they are a party or by which it is or they are bound, except, in each case, to the extent that non-compliance could reasonably be expected to give rise to a Material Adverse Effect.

     9.4  Maintenance of Property and Insurance.  Each Borrower and the
          -------------------------------------
Guarantor shall, and shall cause each of its Subsidiaries to: (a) maintain all of its Collateral necessary and useful in its and their businesses in the ordinary course in good operating condition and repair, ordinary wear and tear excepted; (b) maintain credit insurance on all of its Accounts pursuant to a policy assigned to the Agent or a Lender (as directed), all on terms and conditions with an insurer satisfactory to the Agent and the Lenders; and (c) in addition to the insurance required by Section 6.7, maintain with financially sound and reputable insurers such other insurance with respect to its Collateral and business against casualties and contingencies of such types and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Agent at its request, as additional insured under each such policy.

     9.5  Trademarks, Patents and Copyrights.  If any of the Collateral
          ----------------------------------
consists of trademarks, patents or copyrights, each Borrower and the Guarantor shall, and shall cause each of its Subsidiaries to: (a) comply with all applicable laws regulating the maintenance and quality of trademarks, patents and copyrights; (b) execute such documents and take such other actions necessary to extend the Collateral to any newly issued trademarks, patents or copyrights; and (c) maintain the exclusive right to use the trademarks, patents and copyrights.

     9.6  Environmental Laws.  Each Borrower and the Guarantor shall conduct,
          ------------------
and shall cause each of its Subsidiaries to conduct, its business in compliance in all material respects with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's or such Subsidiary's generation, handling, use, storage and disposal of Materials of Environmental Concern. Each Borrower and the Guarantor shall take, and shall cause its Subsidiaries to take, prompt and appropriate action to respond to any non-compliance or alleged non-compliance with Environmental Laws, and shall regularly report to the Agent on such response. Without limiting the generality of the foregoing, whenever any Borrower or the Guarantor gives notice to the Agent pursuant to Section 7.3(g) and the Agent so requests, such Borrower or the Guarantor shall, at the expense of the applicable Borrower or Guarantor: (a) cause an independent environmental engineer acceptable to the Agent and the Lenders to conduct such tests of the site where the non-compliance or alleged non-compliance with Environmental Laws has occurred, and prepare and deliver to the Agent and the Lenders a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or such Borrower's, and any other Person's response thereto or the estimated costs thereof, shall change. Such reports shall also be addressed to the Agent and the Lenders and shall, as requested by the Agent, set out the results of such engineers' review of, inter alia: (i) the internal policies and procedures of such Borrower or any Subsidiary, as the case may be, relating to environmental regulatory compliance to ensure that all appropriate steps are being taken by or on behalf of such Borrower or any Subsidiary, as the case may be, to comply with all applicable requirements of Environmental Laws;
(ii) progress of compliance satisfaction, capital expenditures required to effect remedial steps and compliance deficiencies; (iii) all other environmental audit reports which such Borrower or any Subsidiary, as the case may be, or any predecessor has commissioned in the normal conduct of its business; and (iv) all environmental reports which have been commissioned by or made available to a Borrower or any Subsidiary, as the case may be, in connection with new acquisitions, and the engineers' report and recommendations on results of tests performed or samples taken by it during the course of its review, irregularities or steps which may be taken to ensure continued compliance, as well as such other matters as a Borrower and/or the Agent and/or the Lenders may reasonably request from time to time.

     9.7  Plans.  Each Borrower and the Guarantor shall and shall cause each of
          -----
its and its Subsidiaries' Plans to be duly qualified and administered in all respects in compliance with, as applicable, ERISA, the Code, the Pension
                                                                 -------
Benefits Act of Ontario and all applicable laws (including regulations, orders
------------
and directives), and the terms of the Plans and any agreements relating thereto. Each Borrower and the Guarantor shall ensure that it and its and their

Subsidiaries: (a) have no unfunded, solvency, or deficiency on windup liability and no accumulated funding deficiency (whether or not waived) as defined in
Section 302 of ERISA or Section 412 of the Code or any amount of unfunded benefit liabilities (including as defined in Section 4001(a)(18) of ERISA) in respect of any Plan, including any Plan to be established and administered by it or them; (b) all amounts required to be paid by it or them are paid when due;
(c) no liability upon it or them or Lien on any of its or their Property arises or exists in respect of any Plan; (d) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (e) make all required contributions to any Plan when due; (f) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in liability; and (g) not engage in a transaction that could be reasonably expected to result in liability under
Section 4069 or 4212(c) of ERISA.

     9.8  Mergers, Consolidations, Acquisitions or Sales.  None of the
          ----------------------------------------------
Borrowers or any of its or their Subsidiaries shall, in one or a series of transactions, carry on business with or through any other Person, enter into any partnership, joint venture, co-venture or other combination, enter into any transaction of amalgamation, merger, reorganization, or consolidation, or, subject to Sections 6.4 and 6.12 hereof, transfer, sell, assign, lease or otherwise dispose of all or any part of its Property, or, wind up, liquidate or dissolve, or cease to carry on business or agree to do any of the foregoing, without the prior written consent of the Agent and the Lenders.

     9.9  Distributions; Capital Changes.  Provided no Event or Event of
          ------------------------------
Default has occurred and is continuing, (A) the U.S. Borrowers may make payments, loans, loan repayments and Distributions to the extent permitted by applicable law to each other and (B) the Canadian Borrower and the Guarantor may make payments, loans, loan repayments and Distributions to the extent permitted by law to the other of them. Except as provided in clauses (A) or (B) or as may otherwise be approved by the Lenders, none of Borrowers or the Guarantor shall
(a) directly or indirectly, declare, make or pay, or incur any liability to make or pay, any Distribution or, subject to Section 9.13 hereof, any other payment to any Affiliate of any Borrower, in cash or property, on account of repayments of, indebtedness, lease or rental payments, payments for management or other services or otherwise, or (b) make any change in its capital structure (including by the issuance of shares, purchase, put, call, retraction, redemption, restructuring or otherwise or by changing any terms or conditions of any class of shares in its capital or by creating any further classes of shares).

     9.10 Transactions Affecting Collateral or Obligations.  None of the
          ------------------------------------------------
Borrowers or any of its or their Subsidiaries shall enter into any transaction or otherwise cause, permit or suffer to occur or exist any event or condition which has resulted in or could reasonably be expected to give rise to a Material Adverse Effect.

     9.11  Guarantees.  None of the Borrowers or any of its Subsidiaries shall
           ----------
make, issue, or become liable on any Guarantee, except (a) Guarantees in favour of the Agent and/or Lenders; and (b) endorsements of instruments for deposit in the ordinary course of business.

     9.12  Debt.  None of the Borrowers or any of its or their Subsidiaries
           ----
shall incur or maintain any Debt other than: (a) the Obligations; (b) tax obligations not otherwise giving rise to any Event hereunder (including deferred taxes), trade payables and contractual obligations to suppliers and customers and other Persons incurred in the ordinary course of business as carried on the date hereof by each of the Borrowers; (c) other Debt existing on the Closing Date and included in the Financial Statements attached as Exhibit G-3; (d) Debt secured by PMSIs in Equipment acquired in accordance with Section 9.20 by a Borrower or the Guarantor; and (e) Debt in connection with loans and Distributions permitted under Section 9.8.

     9.13  Prepayment.  None of the Borrowers or, any of its or their
           ----------
Subsidiaries shall voluntarily prepay any Debt except repayments of loans as permitted under Section 9.8 and except the Obligations in accordance with the terms hereof.

     9.14  Transactions with Affiliates.  Except (a) to the extent permitted
           ----------------------------
under Section 9.8, and (b) purchases of Inventory on commercially reasonable terms not less favourable than those prevailing between arms' length Persons and provided that no cost basis of any Property shall be increased solely in
-------- ----
consequence of a purchase (and not as a result of improvements and processing), none of the Borrowers or any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate or related (within the meaning of the Income
                                                                         ------
Tax Act of Canada) Person, or invest in (by capital contribution or otherwise)
-------
or purchase or repurchase any equity or indebtedness, or any Property, of any Affiliate or related (within the meaning of the Income Tax Act of Canada)
                                                --------------
Person, or become liable on any Guarantee of the indebtedness, dividends, or other obligations of any Affiliate or related (within the meaning of the Income
                                                                         ------
Tax Act of Canada) Person.
-------

     9.15  Investment Banking and Finder's Fees. Other than to Akin Bay
           ------------------------------------
Company LLC, none of the Borrowers or any of its or their Subsidiaries shall pay or agree to pay any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower and the Guarantor shall defend and indemnify the Agent and each of the Lenders against and hold it and them harmless from all claims of any Person for any such fees, and all costs and expenses (including, without limitation, legal fees) incurred by the Agent and/or any of the Lenders in connection therewith.

     9.16  Business Conducted.  None of the Borrowers or any of its and their
           ------------------
Subsidiaries shall engage, directly or indirectly, in any line of business other than the businesses in which such Borrower and its and their Subsidiaries are engaged in on the Closing Date and businesses reasonably related or ancillary thereto.

     9.17  Liens.  None of the Borrowers or any of its or their Subsidiaries
           -----
shall create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by any of them, except Permitted Liens.

     0.1   Sale and Leaseback Transactions.  None of the Borrowers or any of
           -------------------------------
its or their Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or any Subsidiary to lease or rent Collateral that such Borrower or any Subsidiary has or will sell or otherwise transfer to such Person.

     9.18  New Subsidiaries.  None of the Borrowers or any of its or their
           ----------------
Subsidiaries shall, directly or indirectly, organize or acquire any Subsidiary other than those listed on Exhibit F, without the prior written consent of the Agent and the Lenders, not to be unreasonably withheld.

     9.19  Restricted Investments.  None of the Borrowers or any of its
           ----------------------
Subsidiaries shall make any Restricted Investment except to the extent permitted under Section 9.8, without the prior written consent of the Agent and the Lenders, not to be unreasonably withheld.

     9.20  Capital Expenditures.
           --------------------

     (a) The Canadian Borrower shall not make or incur any Capital Expenditures, if after giving effect thereto, the aggregate amount of all Capital Expenditures exceeds $400,000 in any Fiscal Year.

     (b) Ark shall not make or incur any Capital Expenditures if after giving effect thereto, the aggregate amount of all Capital Expenditures exceeds $115,000 in any Fiscal Year.

     9.22  Minimum Tangible Net Worth.
           --------------------------

     (a) The Canadian Borrower shall maintain Tangible Net Worth of at least the following:

           (i)   as at December 31, 1999, U.S. $2,475,000;

           (ii)  as at December 31, 2000, U.S. $3,375,000; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter, U.S. $4,600,000.

     (b)   Ark shall maintain Tangible Net Worth of at least the following:

           (i)   as at December 31, 1999, U.S. $60,000;

           (ii)  as at December 31, 2000, U.S. $560,000; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter, U.S. $2,990,000.

     (c) International shall maintain Tangible Net Worth of at least the following:

           (i)   as at December 31, 1999, U.S. $3,725,000;

           (ii)  as at December 31, 2000, U.S. $5,250,000; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter, U.S. $9,000,000.

     9.23  Tangible Leverage
           -----------------

     (a) The Canadian Borrower's ratio of Total Liabilities to Tangible Net Worth shall not be greater than the following:

           (i)   as at December 31, 1999, 3.4 to 1;

           (ii)  as at December 31, 2000, 2.35 to 1; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter,
                 1.60 to 1.

     (b) Ark's ratio of Total Liabilities to Tangible Net Worth shall not be greater than the following:

           (i)   as at December 31, 1999, 54.6 to 1;

           (ii)  as at December 31, 2000, 8.35 to 1; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter,
                 1.03 to 1.

     9.24  Net Income
           ----------

     (a)   The Canadian Borrower shall have Net Income of at least:

           (i)   for the 1999 Fiscal Year, U.S. $900,000;

           (ii)  for the 2000 Fiscal Year, U.S. $915,000; and

           (iii) for the 2001 Fiscal Year and for each Fiscal Year thereafter, U.S. $1,225,000.

     (b)   Ark's shall have Net Income of at least:

           (i)   for the 1999 Fiscal Year, U.S. $200,000;

           (ii)  for the 2000 Fiscal Year, U.S. $1,280,000; and

           (iii) for the 2001 Fiscal Year and for each Fiscal Year thereafter, U.S. $2,370,000.

     (c)   International shall have Net Income of at least:

           (i)   for the 1999 Fiscal Year, U.S. $1,225,000;

           (ii)  for the 2000 Fiscal Year, U.S. $2,225,000; and

           (iii) for the 2001 Fiscal Year and for each Fiscal Year thereafter, U.S. $3,625,000.

     9.25  Fixed Charge Service Ratio
           --------------------------

     (a) The Canadian Borrower's Fixed Charge Service Coverage Ratio shall not be less than:

           (i)   as at December 31, 1999, 1.15 to 1;

           (ii)  as at December 31, 2000, 1.2 to 1; and

           (iii) as at December 31, 2001 and as at each December 31 thereafter,
                 1.3 to 1.

     (b)   Ark's Fixed Charge Service Coverage Ratio shall not be less than:

           (i)   as at December 31, 1999, .75 to 1;

           (ii)  as at December 31, 2000, .85 to 1; and

           (iii) as at December 31, 2001 and as at each December 31, thereafter,
                 1.65 to 1.

     9.26  Year 2000 Problem.  The Borrowers and the Guarantor will, on a
           -----------------
timely basis, take all commercially reasonable steps to address the "Year 2000 problem" referred to in Section 8.26 such that there does not occur any Material Adverse Effect as a consequence thereof.

     9.27  Use of Proceeds  The proceeds of the Loans shall be used by the
           ---------------
Borrowers to repay existing bank indebtedness, provide working capital for the Borrowers and to fund initial marketing and advertising costs for the launch of Ark's new puzzle line.

     9.28  Further Assurances.  Each of the Borrowers and the Guarantor shall
           ------------------
execute and deliver, or cause to be executed and delivered, to the Agent and Lenders such documents and agreements, and such additional instruments of security, and shall take or cause to be taken, or do or cause to be done, such actions and things, as the Agent and Lenders may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents, and in order to better register, perfect and protect the priority over all other Liens of the Security Interest.

     9.29  Litigation.  Each of the Borrowers and the Guarantor shall give the
           ----------
Agent and the Lenders prompt notice of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, of which any of the Borrowers or the Guarantor have knowledge, which could reasonably be expected to give rise to any Material Adverse Effect.

10.  CLOSING; CONDITIONS TO LENDING.  The Agent and Lenders will not be
     ------------------------------
obligated to make or continue any Loans or obtain or issue any Letters of Credit and no Borrower shall request any Drawdown, Rollover or Conversion of any Loan or issuance of any Letter of Credit unless the following conditions (which will, until the Closing Date, constitute conditions precedent and, thereafter, and whether or not any loans have been made without compliance with any of the conditions unless the same have been expressly permanently waived, continuing conditions) have been satisfied as determined by the Agent and Lenders:

     10.1  Representations and Warranties; Covenants; Events.  Each Borrower's
           -------------------------------------------------
and the Guarantor's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; each Borrower and the Guarantor shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with; and there shall exist no Event or Event of Default.

     10.2  Closing Date Conditions.  The Agent shall have received (3 copies
           -----------------------
of each) on or prior to the Closing Date, and shall continue to hold, in form and substance satisfactory to the Agent and Lenders and Agent's counsel:

           (a)  this Agreement duly executed by each Borrower and the Guarantor;

           (b) certified copies of the articles or certificates of incorporation, amalgamation and amendment, if applicable, of each Borrower and the Guarantor, its borrowing by-laws and resolutions of its board of directors authorizing its execution, delivery and performance of this Agreement and the Loan Documents to be signed by it;

           (c) evidence reasonably satisfactory to the Agent and Lenders and the Agent's counsel that each of the representations and warranties herein is true and accurate in all material respects, each Borrower and the Guarantor is in compliance in all material respects with all of its covenants and obligations herein, no Event has occurred, and there has not occurred any change in any of the Borrowers since its last Fiscal Year end which could reasonably be expected to give rise to a Material Adverse Effect;

           (d) a General Hypothec of Moveables of each Borrower and the Guarantor on terms satisfactory to the Agent (collectively, the "Hypothecs");
                 ---------

           (e) a general security agreement of each of the Canadian Borrower and the Guarantor, on terms satisfactory to the Agent (the "GSAs");
                 ----

           (f) except as otherwise permitted by the Agent and the Lenders, mortgagee, warehouseman, bailee, processor and consignee waivers and consents with respect to each location not owned by a Borrower or the Guarantor where Inventory may be located, in form and substance acceptable to the Agent and Agent's counsel;

           (g)  the Altro Support Agreement;

           (h)  a copy of the Ark asset purchase agreement;

           (i) the U.S. Security Documents of the U.S. Borrowers, satisfactory to the Agent;

           (j) each of the other Loan Documents, including the documents listed in Exhibit L, in form and substance satisfactory to the Agent;

           (k) the favourable opinion of each Borrower's and the Guarantor's counsel (Ontario, Quebec and local counsel as required by the Agent and Lenders), addressed to the Agent, each of the Lenders and Agent's counsel, such opinions to speak to the status and formation of each Borrower and the Guarantor and its qualification to carry on business in each jurisdiction where it does so, the due authorization, execution, delivery and enforceability in accordance with their terms of all Loan Documents, and otherwise in form and scope satisfactory to the Agent, the Lenders and Agent's counsel; and

           (l) the Agent's and Lender's customary agreements and all documents, instruments, financial statements, consents, evidences of corporate authority, certificates, insurance certificates, opinions of legal counsel and such other writings to confirm and effectuate the lending transactions and the matters referred to herein as may be required by the Agent and its counsel, all duly executed and/or delivered by each Borrower and the Guarantor.

     10.3  Release of Proceeds; Drawdown Date.  On the Closing Date, and prior
           ----------------------------------
to the release of any proceeds of any Loans or issuance of any Letters of Credit, the following shall have been completed to the satisfaction of the Agent and Lenders in its discretion:

           (a) all necessary legislative, regulatory, governmental, and other third party approvals, notices, consents and permits including as necessary to grant and perform the Loan Documents and carry on each Borrower's and the Guarantor's business shall have been given and obtained by each Borrower and the Guarantor, such approvals, notices, consents and permits not to contain any terms or conditions which the Agent and Lenders reasonably consider to be materially adverse to any Borrower or the Guarantor and evidence thereof shall have been furnished to the Agent and Lenders;

           (b) each Borrower and the Guarantor shall have delivered evidence reasonably satisfactory to the Agent and Lenders that, immediately after the Closing Date and making of the initial Loans and issuance of any Letter of Credit and after ensuring that all of the Borrowers' and the Guarantor's Debts are current, the sum of the Canadian Availability and U.S. Availability will not be less than $1,000,000, and each Borrower shall have sufficient availability to enable it to meet all debt amortization requirements and to observe and perform all terms hereof and of the other Loan Documents;

           (c) all registrations and filings in respect of the Loan Documents shall have been made in the United States, Quebec and Ontario and otherwise as Agent's counsel shall determine to be necessary or appropriate (at the expense of the applicable Borrower or Guarantor), it being understood and agreed that the Agent shall be entitled to make (at the expense of the applicable Borrower or Guarantor) all such further registrations and filings in respect of the Loan Documents, after the Closing Date, and until all Obligations of the Borrowers and the Guarantor have been paid and performed in full, as the Agent shall consider necessary or appropriate in its discretion;

           (d) the Agent and Lenders shall have reviewed and shall be satisfied with the insurance policies maintained by each Borrower, and all terms thereof (including risks and amounts of coverage) and the insurers, it being understood and agreed that the Agent (for itself and the Lenders) shall be named as loss payee as its interest may appear and first mortgagee and that all such policies shall contain the standard mortgagee endorsement clauses in favour of the Agent, certificates (pursuant to endorsements satisfactory to the Agent in its discretion) on each of the policies of the Borrowers;

           (e) the Agent shall be satisfied with the results of all immoveable and real and moveable and personal property and other searches and enquiries conducted in respect of the Borrowers and the Guarantor and their property and assets as the Agent's counsel may require including, without limitation, under the Uniform Commercial Code, the PPSA and the Register of Personal and Moveable Real Rights of Quebec and estoppel letters (to confirm the amounts secured by any existing encumbrances and the collateral covered thereby) shall be received by the Agent as may be required by the Agent in its discretion;

           (f) the Agent and Lenders shall be satisfied that there are no judgments outstanding, and no legal or administrative proceedings (including in any court arbitrator or any Public Authority) pending or threatened except as expressly permitted hereunder which could reasonably be expected to give rise to a Material Adverse Effect;

           (g) the Borrowers and the Guarantor shall have delivered budgets for its Capital Expenditures and cash flow and other projections, satisfactory to the Agent and Lenders, prepared on an annualized basis and on a month-by-month basis for the first year after the date hereof, and on an annual basis for the second and third years after the date hereof, and otherwise on terms and in form satisfactory to the Agent and Lenders; and

           (h) the Borrowers and the Guarantor shall maintain credit insurance on all its and their Accounts pursuant to a policy assigned to the Agent or a Lender (as directed), all on terms and conditions and with an insurer satisfactory to the Agent and Lenders.

     10.4  Termination of Liens.  The Agent and Lenders shall have received
           --------------------
duly executed financing change statements, discharges and other instruments, or evidence thereof, in form and substance satisfactory to the Agent and Lenders, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers.

     10.5  Pro Forma Balance Sheet.  The Agent and Lenders shall have received
           -----------------------
each of the Borrower's and the Guarantor's pro forma consolidated balance sheet as at June 30, 1999, to be attached hereto as Exhibit G-3, and shall be satisfied that there are no material adverse (as determined by the Agent) changes from the pro forma balance sheet(s) previously delivered to the Agent.

     10.6  Payment of Fees and Expenses.  The Canadian Borrower shall have
           ----------------------------
paid all reasonable fees and expenses of the Agent's outside counsel, Meighen Demers and Smith Stratton Wise Heher & Brennan, and all special local counsel retained and all other fees and expenses of the Agent incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

     10.7  Required Approvals.  The Agent and Lenders shall have received
           ------------------
certified copies of all consents or approvals of any Public Authority or other Person which the Agent and/or Lenders determine is required in connection with the transactions contemplated by this Agreement.

     10.8  Proceedings.  All proceedings to be taken in connection with the
           -----------
transactions contemplated by this Agreement and all Loan Documents and other documents, instruments, guarantees and other assignments incident hereto or contemplated in connection herewith (whether or not forms thereof are annexed hereto as Exhibits), shall be satisfactory in form and substance to the Agent and Lenders and their counsel.

     10.9  Field Exams, etc. Satisfactory field examination and review of
           ----------------
financials and projections.


11.  DEFAULT; REMEDIES.
     -----------------

     11.1  Events of Default.  It shall constitute an event of default ("Event
          -----------------                                             -----
of Default") if any one or more of the following shall occur for any reason:
----------

           (a) any failure to pay the principal of or interest or premium on any of the Obligations (including upon any early or premature termination, cancellation or unwinding thereof) when due, whether upon demand or otherwise;

           (b) any representation or warranty made by any Borrower or the Guarantor in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or the Guarantor or any of its and their Subsidiaries at any time to the Agent and/or Lenders shall prove to be untrue in any material respect as of the date on which made;

           (c) any breach or failure in the observance or performance by any Borrower or the Guarantor of any of the covenants and agreements contained in this Agreement, other than those heretofore dealt with in Section 11.1 (a), which breach or failure is not remedied by such Borrower or Guarantor within 30 days after written notice to do so by the Agent or any Lender;

               provided that such breach or failure is capable of being remedied and provided that during such 30 day period the Borrower or Guarantor is proceeding actively and diligently in good faith to remedy such breach or failure to the satisfaction of the Agent;

          (d) this Agreement or any of the other Loan Documents shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and/or Lenders) or become void or unenforceable without the written consent of the Agent and/or Lenders;

          (e) any default shall occur in the payment of any principal, interest or premium with respect to any other Debt in an outstanding principal amount in excess of $50,000 or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by any Borrower or the Guarantor and such default shall continue for more than the period of grace, if any, therein specified, or if any Debt or indebtedness shall be declared due and payable prior to the stated maturity thereof or if any Borrower or the Guarantor otherwise defaults in the performance of any material term or condition relating to a Permitted Lien securing an amount in excess of $50,000 or if any such defaults shall occur relating to Permitted Liens securing in the aggregate an amount in excess of $50,000;

          (f) any Borrower or any of its and their Subsidiaries shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal, or file any application or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or securities, or which seeks to stay or has the effect of staying, any creditors, or for any other relief under the Bankruptcy and Insolvency Act
                                                 -----------------------------
               of Canada, or the Companies' Creditors Arrangement Act of Canada,
                                 ------------------------------------
               or the United States Bankruptcy Code, or under any other
                      -----------------------------
               bankruptcy, insolvency, liquidation, winding up, corporate or similar statute or law, provincial, state or federal, now or hereafter existing, or consent to, approve of or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, monitor, liquidator, sequestrator, custodian or trustee (whether or not on an interim or permanent basis) or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of any Borrower's or any of its and their

               Subsidiaries' debts or securities or for any other relief under the Bankruptcy and Insolvency Act of Canada, the Companies'
                   -----------------------------                ----------
               Creditors Arrangement Act of Canada, the United States Bankruptcy
               -------------------------                ------------------------
               Code, or under any other bankruptcy, insolvency, liquidation,
               ----
               winding up, corporate or similar statute or law, provincial, state or federal, now or hereafter existing unless (A) such proceeding is discharged within a period of sixty (60) days, (B) until discharged is being actively and diligently contested in good faith, and any relief or remedies upon or against any Borrower's Collateral have been stayed, (C) has not given rise to any Material Adverse Effect, and (D) has not otherwise resulted in any adjudication or declaration of bankruptcy or any of the events referred to in paragraph (e);

          (h) a receiver, assignee, liquidator, administrator, sequestrator, custodian, trustee, monitor or similar official for any Borrower or any of its and their Subsidiaries or for all or any part of the Collateral shall be appointed involuntarily; or an execution, writ of seizure and sale, sequestration or extent or any other process of any court, shall be issued or levied against any material part of the Collateral of any Borrower or the Guarantor or shall otherwise be enforceable against any Borrower or the Guarantor or a distress or analogous process is levied upon any material part of the Collateral of any Borrower or the Guarantor;

          (i) any Borrower or the Guarantor shall file a certificate of dissolution or like process under applicable law or shall be liquidated, dissolved or wound-up or shall commence or, if (A) such proceeding has not been discharged within sixty (60) days or
               (B) such proceeding is not being actively and diligently contested in good faith or (C) any relief or remedies upon any Borrower's or the Guarantor's Collateral have not been stayed or
               (D) such proceeding has given rise to any Material Adverse Effect or (E) such proceeding has resulted in any adjudication or declaration, have commenced against it any action or proceeding for dissolution, winding-up, administration or liquidation, or shall take any corporate action in furtherance thereof or if any Borrower or the Guarantor abandons all or any material part of its Collateral or ceases or threatens to cease to carry on business;

          (j) all or any material part of the Collateral of any Borrower or the Guarantor shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Collateral or if any Borrower or the Guarantor shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect, which has resulted in or could reasonably be expected to give rise to a Material Adverse Effect;

          (k) any Guarantee of the Obligations shall be terminated, revoked or declared void or invalid;

          (l) one or more final judgments for the payment of money or final assessments (which are no longer appealable) of Revenue Canada or the IRS aggregating in excess of $50,000 (whether or not covered by insurance) shall be rendered against any Borrower or the Guarantor and such judgment or assessment is not paid and discharged within thirty (30) days (provided until discharged, all relief or remedies have been stayed and further provided such judgment or assessment has not given rise to a Material Adverse Effect);

          (m) any loss, theft, damage or destruction of any item or items of Collateral occurs which has given or could reasonably be expected to give rise to a Material Adverse Effect;

          (n) if any Borrower or the Guarantor violates any Environmental Law which results in an Action Request, Violation Notice or other notice or control order, cancellation of any license or certificate or approval that results in any material disruption of any Borrower's or the Guarantor's business or that could reasonably be expected to give rise to a Material Adverse Effect;

          (o) any event or condition shall occur or exist with respect to a Plan that could, in the Agent's judgment, subject any Borrower or any Subsidiary to any tax, penalty or other liabilities under ERISA, the Code, the Pension Benefits Act of Ontario or any other
                                    --------------------
               applicable laws which could reasonably give rise to a Material Adverse Effect;

          (p) if the Canadian Borrower ceases to own one hundred percent (100%) of the issued and outstanding shares of the Guarantor, or International ceases to own one hundred percent (100%) of the issued and outstanding shares of the Canadian Borrower and of Ark; or

          (q) there is filed against any Borrower or the Guarantor any civil or criminal action, suit or proceeding under any federal, provincial or state racketeering, proceeds of crime or money laundering statute (including, without limitation, the Racketeer Influenced
                                                           --------------------
               and Corrupt Organization Act of 1970), which action, suit or
               ----------------------------
               proceeding (1) is not dismissed within
               one hundred twenty (120) days, and (2) could reasonably be expected to result in the confiscation or forfeiture or any material portion of the Collateral.

          (r) if both of Stephen Altro and Ronald Goldenberg cease to be directors and shareholders of the Borrowers without successors satisfactory to the Agent and Lenders being appointed.

    11.2  Remedies.  (a)  Upon making any demand for payment of any
          --------
Obligations payable upon demand or if an Event of Default exists, the Agent and Lenders may in their discretion, without notice to or demand on any Borrower, the Guarantor or any other Person, do one or more of the following at any time or times and in any order: (i) reduce the Canadian Availability or the U.S. Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans, and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g), 11.1(h) or 11.1(i), all Obligations shall automatically become immediately due and payable) in which case the Borrowers shall immediately (A) pay to the applicable Lender the amount so declared to be due and payable by it (the "Amount"), and (B) without
                                              ------
relieving the Borrowers and the Guarantor from their obligations to immediately obtain the termination and cancellation of all Letters of Credit, deposit with the Agent or its applicable Lender as security for the due payment on their respective expiry dates of the Letters of Credit issued and outstanding for such Borrower's account, a sum of money equal to the principal amount of all such Letters of Credit for such Borrower's account, and all fees and expenses payable by such Borrower to the date of expiration of such Letters of Credit for such Borrower's account (the "Deposit"), and the Agent and Lenders shall, upon the
                         -------
earlier to occur of the termination or cancellation thereof prior to maturity or the respective expiry dates of such Letters of Credit apply (or deliver to the Issuing Lender for application) the Deposit (or such portion thereof as shall be necessary) to pay the principal amount of such Letters of Credit; and (v) pursue its other rights and remedies hereunder and under the Loan Documents and applicable law.

    (b) Upon making any demand for payment of any Obligations payable upon demand or upon the occurrence of an Event of Default: (i) the Loan Documents shall become immediately enforceable and the Agent and/or Lenders shall have all rights and remedies of a secured party under the PPSA, the Civil Code of Quebec, the Uniform Commercial Code of any state where Collateral may be situate and all applicable laws of any jurisdiction where the Collateral may be located as well as all rights provided for in the Loan Documents and may, in its absolute discretion, take any and all steps in order to enforce and realize upon the Loan Documents, in whole or in part, provided that none of the Borrowers' or the Guarantor's obligations and liabilities under this Agreement are in any way affected or diminished, in the event of any such enforcement of or realization upon any Security Interest; (ii) the Agent and/or Lenders shall be entitled to cause Environmental Audits to be conducted in respect of the Borrowers and the Guarantor and its or their Property and/or any Property in its or their possession, charge, management or control, the cost and expense of same to be paid by the applicable Borrower; (iii) the Agent may, at any time, take possession of the Collateral and keep it on a Borrower's or the Guarantor's or Agent's premises, at no cost to the Agent, or remove any part of it to such other place or places as the Lenders may desire, or the Borrowers and the Guarantor shall, upon the Agent's demand, at the applicable Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Lender; and (iv) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent and Lenders deems advisable, in its sole discretion, and may, if the Agent and Lenders deem it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each U.S. Borrower agrees that any notice by the Agent or Lenders of sale, disposition or other intended action hereunder or in connection herewith, shall constitute reasonable notice to each U.S. Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt at least five (5) days prior to such action to such U.S. Borrower's address specified herein, unless notice is not required under applicable law. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent and Lenders receives payment, and if the buyer defaults in payment, the Agent and/or Lenders may resell the Collateral without further notice. In the event the Agent and/or Lenders seek to take possession of all or any portion of the Collateral by judicial process, each Borrower and the Guarantor irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower and the Guarantor agrees that the Agent and Lenders have no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. Each of the Agent and the Lenders is hereby granted a license or other right to use, without charge, (and, at the request of the Agent, the Borrowers and the Guarantor will execute any necessary documents in order to transfer to the Agent and the Lenders ownership of) each Borrower's and the Guarantor's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's and the Guarantor's rights under all licenses and all franchise agreements shall inure to the Agent's and Lenders' benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Agent elects, to all Obligations of the Person whose Collateral has been realized. The Lenders will return any excess to the applicable Borrower or such other Person as shall be legally entitled thereto and each Borrower and the Guarantor shall remain liable for any deficiency.

     (c) If a demand for payment of any of the Obligations payable upon demand is made or an Event of Default occurs, to the maximum extent legally permitted but subject to compulsory provisions of law, each Borrower and the Guarantor hereby waives all rights to notice and hearing prior to the exercise by the Agent and/or Lenders of the Agent's and/or

Lenders' rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     (d) Upon demand or upon the termination of this Agreement following the occurrence of any Event of Default, each Borrower shall pay its applicable Lender, immediately upon termination, an early termination fee equal to the early termination fee that would have been payable by it under Article 12 if this Agreement had been terminated on that date pursuant to such Borrower's election.

     (e) Each Borrower and the Guarantor expressly agrees that the rights and remedies of the Agent and/or Lenders under this Agreement and/or the Loan Documents are cumulative and in addition to, and not in substitution for, any rights or remedies provided by law; any single or partial exercise by the Agent and/or Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement in this Agreement does not affect its rights and does not waive, alter, affect, or prejudice any other right or remedy to which the Agent and/or Lenders may be lawfully entitled for the same default or breach. Any waiver by the Agent and/or Lenders of the strict observance of, performance of or compliance with any term, covenant, condition or agreement of this Agreement or the Loan Documents, and any indulgence by the Agent and/or Lenders is not a waiver of that or any subsequent default.

     (f) In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, the Agent and/or Lenders are authorized at any time or from time to time, without notice to the Borrowers, the Guarantor or to any other Person, any such notice being expressly waived by the Borrowers and the Guarantor, to set-off and to appropriate and to remit to the Agent any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by the Agent and/or Lenders, as the case may be, to or for the credit of or the account of such Borrower or Guarantor against and on account of the obligations and liabilities of such Borrowers or Guarantor due and payable to the Agent and/or the applicable Lenders as the case may be, under or in connection with this Agreement, including without limitation, all claims of any nature or description arising out of or connected with this Agreement.

12.  TERM AND TERMINATION.
     --------------------

          Subject to any earlier demand for payment upon the occurrence of an Event of Default, the initial term of this Agreement shall be the period from the Closing Date to end on the Maturity Date (the "Term"). In the sole
                                                   ----
unfettered discretion of the Lenders and upon a prior written request by the Borrowers and the Guarantor and payment of such fee as the Lenders may specify, this Agreement may be renewed for additional one (1) year periods after the Maturity Date (each such renewal period referred to as a "Renewal Term"). The
                                                          ------------
Borrowers may terminate the Revolving Credit Facilities at any time during the Term or any Renewal Term if: (a) they give the Lenders ninety (90) days prior written notice of termination by registered or certified mail; (b) each Borrower pays and performs all of its Obligations on or prior to the effective date of termination; and (c) each Borrower pays to its applicable Lender on or before the effective date of termination (A) if the effective date of such termination is on or prior to the first anniversary of the Closing Date, an early termination fee equal to two percent (2%) of, in the case of the Canadian Borrower, the Maximum Canadian Revolving Credit Line and, in the case of the U.S. Borrowers, the sum of the Maximum U.S. Revolving Credit Line and the average outstanding balance of the U.S. Term Loan during the preceding twelve
(12) months (collectively the "U.S. Fee Balance"), as applicable, (B) if the
                               ----------------
effective date of such termination is after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, an early termination fee equal to one percent (1%) of the Maximum Canadian Revolving Credit Line and the U.S. Fee Balance, as applicable, and (C) if the effective date of such termination is on or after the second anniversary of the Closing Date and prior to the Maturity Date or the expiry date of any Renewal Term, an early termination fee equal to one half of one percent (0.5%) of the Maximum Canadian Revolving Credit Line and the U.S. Fee Balance, as applicable. The Agent and Lenders may terminate this Agreement upon an Event of Default whereupon the foregoing fee may, in the Lenders sole discretion, be payable as if the Borrowers had given a notice of termination effective as of the date of termination by the Agent and Lenders. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all exposure of the Agent and/or Lenders under or in connection with Letters of Credit outstanding) shall become immediately due and payable without the need for any demand or observance of any other formality by the Agent and/or Lenders. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Agent and/or Lenders shall retain all its rights and remedies hereunder and under the Loan Documents (including, without limitation, in all then existing and after-arising Collateral). Partial termination of either or both the Canadian Revolving Credit Facility or U.S. Revolving Credit Facility is not permitted. The Revolving Credit Facility may not be terminated unless both of such facilities and the U.S. Term Loan are contemporaneously terminated and repaid. Ark shall not be permitted to make any prepayment of the U.S. Term Loan unless Ark complies with
Section 4.10 and pays to the U.S. Lender a fee equal to, (A) if prepayment occurs on or prior to the first anniversary of the Closing Date, two percent (2%) of the amount of the prepayment, (B) if prepayment occurs after the first anniversary but prior to the second anniversary of the Closing Date, one percent (1%) of the prepayment and (C) if prepayment occurs on or after the second anniversary after the Closing Date and whether during the Term or any Renewal Term, one half of one percent (0.5%) of the prepayment.

13.  GUARANTEES
     ----------

     13.1  The Guarantees. (a) Each of the U.S. Borrowers, as primary obligor
           --------------
and not as a surety merely, hereby unconditionally and irrevocably, jointly and severally, guarantees to the Agent and the Lenders the punctual payment when due in accordance with the terms hereof of all obligations, of whatever kind and description, of the Canadian Borrower to the Agent and/or any of the Lenders, now or hereafter existing, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured pursuant to or arising out of or under this Agreement, including, without limitation, all Obligations;

     (b) The Guarantor, as primary obligor and not as a surety merely, hereby unconditionally and irrevocably, solidarily with the Borrowers, guarantees to the Agent and the Lenders the punctual payment when due in accordance with the terms hereof of all obligations, of whatever kind and description, of the Canadian Borrower to the Agent and/or any of the Lenders, now or hereafter existing, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured pursuant to or arising out of or under this Agreement, including, without limitation, all Obligations; and

(all such obligations under paragraphs (a) and (b) are referred to as "Guaranteed Obligations")
 ----------------------

     (c) If a U.S. Borrower's guarantee hereunder, or any indemnity or like obligation in respect of any of the Obligations, or if any Liens securing such guarantee, would, but for the application of this sentence, be unenforceable under applicable law, such guarantee, indemnity or like obligation and each such Lien shall be valid and enforceable to the maximum extent that would not cause such guarantee, indemnity or like obligation or such Lien to be unenforceable under applicable law, and such guarantee, indemnity or like obligations and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.

     13.2 Guarantee Absolute.  Each of the U.S. Borrowers and the Guarantor
          ------------------
guarantees that the Guaranteed Obligations will be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or Lenders with respect thereto. The liability of each of the U.S. Borrowers and the Guarantor hereunder shall be joint and several and absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of the Obligations or the Guaranteed Obligations or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations or the Guaranteed Obligations, or any amendment or modification of or any consent to departure from this Agreement or any other Loan Document;

     (c) any exchange, release or nonperfection of any Collateral or any release or amendment to, waiver of, or consent to departure from, or any Guarantee for, all or any part of the Obligations or the Guaranteed Obligations;

     (d) any whole or partial termination of this Guarantee as to any other Guarantor; or

     (e) any other circumstance which might otherwise constitute a defence available to, or a discharge of, any Borrower in respect of the Obligations or the Guaranteed Obligations or a Guarantor in respect of this Guarantee or the Guaranteed Obligations.

     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or the Guaranteed Obligations are rescinded or must otherwise be returned by the Agent and/or Lenders under applicable law, all as though such payment had not been made.

     13.3  Consents, Waivers and Renewals.  Each Borrower and the Guarantor
           ------------------------------
hereby waives promptness, diligence, notice of the acceptance hereof, notice of intent to accelerate and notice of acceleration and any other notice with respect to any of the Obligations or the Guaranteed Obligations and this Agreement and any requirement that the Agent and/or Lenders protect, secure, perfect or insure any Security Interest or Lien or any Property subject thereto or exhaust any right or take any action against any Borrower, Guarantor or any other Person or any Collateral before proceeding hereunder. Each Borrower or the Guarantor agrees that the Agent and/or Lenders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of any other Borrower or the Guarantor extend the time of payment of, exchange or surrender any Collateral for, or renew any of the Obligations or the Guaranteed Obligations, and may also make any agreements with the Borrower, the Guarantor or with any other party to or Person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Agent and/or any Lenders and the Borrowers or any such other party or Person, without in any way impairing or affecting this Guarantee. Each Borrower and the Guarantor agrees to make payment to the Agent of any of the Obligations and the Guaranteed Obligations whether or not the Agent and/or any Lenders shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations or the Guaranteed Obligations. The Agent and/or Lenders shall be free to deal with the Borrowers and the Guarantor as it sees fit.

     13.4  Subrogation.  None of the Borrowers or the Guarantor shall exercise
           -----------
any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all of the Obligations and the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any Borrower or the Guarantor on account of such subrogation rights in violation of the foregoing restriction, such amount shall be held in trust for the benefit of the Agent (for itself and the other Lenders) and shall forthwith be paid to the Agent (for itself and the other Lenders) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

     13.5  Allocation.  As between the Agent and Lenders only, (A) all amounts
           ----------
received from or Collateral of any U.S. Borrower shall be applied first in
                                                                  -----
accordance with Section 4.3(b) and thereafter to any other Obligations or
                                   ----------
Guaranteed Obligations as provided in Section 4.3(a), and (B) all amounts received from or Collateral of the Canadian Borrower or Guarantor shall be applied in accordance with section 4.3(a).

14.  THE AGENT.
     ---------

     14.1  Agent. Each Lender hereby irrevocably appoints Mellon U.S. as Agent
           -----
(including any successor agent as herein provided and including any person to whom the Agent may delegate duties or responsibilities as permitted by Section 14.2(h) or as contemplated in Section 14.15, the "Agent") to act as its agent in connection with this Agreement, the other Loan Documents and the matters contemplated hereunder and thereunder, and authorizes irrevocably the Agent to exercise such rights, powers and discretions as are delegated to the Agent pursuant to this Agreement and the other Loan Documents together with all such rights, powers and discretions as are incidental hereto or thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the other Loan Documents, and it may perform such duties by or through its agents or employees. This Agreement shall not place the Agent under any fiduciary duties in respect of any Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent and any other Person to whom an Agent may delegate duties or responsibilities as permitted under Section 14.2 (h) and
Section 14.5 shall enjoy the same benefits, rights and protections as those provided to the Agent under this Article 14 mutatis mutandis. Each Lender hereby irrevocably appoints and constitutes the Agent as its true and lawful attorney, with full power of substitution, for the purposes of carrying out any of the terms hereof, collecting or enforcing any of the Obligations and exercising any of the rights and remedies of the Lenders hereunder and under the other Loan Documents, including, without limitation, for the purposes of signing any documents necessary to perfect, register, maintain, release or discharge the Security Interest or any of the Loan Documents and instituting any actions or proceedings. The Agent shall not be liable for any acts or omissions or errors of judgment or mistakes of fact or law in its exercise of the foregoing power, except resulting from its gross negligence or wilful misconduct.

     14.2  Agent's Responsibility. The Agent may:
           ----------------------

           (a) assume that:

               (i) any representation made by any Borrower or the Guarantor in or in connection with any of the Loan Documents, any notice or other document, instrument or certificate is true;

               (ii)  no Event has occurred; and

               (iii) none of the Borrowers or the Guarantor is in breach of or in default under its obligations under any of the Loan Documents;

           (b) unless the Agent has actual knowledge or actual notice to the contrary, assume that each party's address is that identified with its signature below until it has received from such party a notice designating some other office of such party as its address and act upon any such notice until the same is superseded by a further such notice;

           (c) engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

           (d) unless the Agent has actual knowledge or actual notice to the contrary, rely as to matters of fact which might reasonably be expected to be within the knowledge of a Borrower or the Guarantor upon a statement signed by or on behalf of a Borrower or the Guarantor;

           (e) rely upon any writing, resolution, notice, consent, certificate, affidavit, letter, fax, telex, telephone message, statement, conversation, communication or document believed by it to be genuine and correct and believed to have been signed, sent or made by a proper Person;

           (f) refrain from exercising any right, power or discretion vested in it under the Loan Documents or otherwise refrain from taking any action unless and until it first receives the advice or concurrence of the Lenders and, if requested, it is specifically indemnified to its satisfaction by all Lenders against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders;

           (g) refrain from exercising any right, power or discretion vested in it which would or might in its opinion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion necessary to comply with any such law or directive;

           (h) delegate (without any further consent of the Borrowers, the Guarantor, any Lender or any other Person if to an affiliate of the Agent or recognized appraiser and without limitation to
               Section 14.15), upon five

               (5) Business Days' prior notice, to such other Person, such duties and responsibilities as it shall determine to be appropriate in respect of dealings with or relating to the Borrowers, the Guarantor or any other Person or any Collateral and such delegated Person shall be entitled to all of the benefits and powers of the Agent relating to such delegated functions and the Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care;

           (i) retain for its own benefit, and without liability to account for, any fee or other sum receivable by it for its own account; and

           (j) provide any advisory or other ancillary banking services to any party (including any Affiliate thereof) to this Agreement provided same do not conflict with the Agent's express duties hereunder.

     14.3  Agent's Duties. The Agent shall:
           --------------

           (a) promptly upon receipt thereof, inform each Lender of the contents of (and, if requested, provide a copy to such Lender of) any notice, document, request or other information received by it in its capacity as Agent hereunder from the Borrower, any Guarantor, or any Lender;

           (b) promptly notify each Lender of the occurrence of any Event or Event of Default, provided, however, that the Agent shall not be
                                 --------  -------
               deemed to have knowledge or notice of the occurrence of any Event or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event or Event of Default and stating that such notice is a "notice of default";

           (c) subject to the foregoing provisions of this Article, take such actions with respect to any Event or Event of Default as may be requested by the Lenders, provided, however, that unless and
                                         --------  -------
               until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event or Event of Default as it shall deem advisable or in the best interest of the Lenders; and

           (d) do and perform the things contemplated in Articles 6 and 11 in respect of the Revolving Credit Facilities, or refrain from exercising any right, power or discretion vested in it under the Loan Documents or any document incidental thereto.

     14.4  Protection of Agent. Notwithstanding anything to the contrary
           -------------------
expressed or implied herein, the Agent shall not:

           (a) be bound to enquire as to:

               (i) whether any representation made by any Borrower, the Guarantor or any other Person in or in connection with the Loan Documents or any document incidental thereto is true;

               (ii)  the occurrence or otherwise of any Event;

               (iii) the performance by any Borrower, the Guarantor or any other
                     Person of its obligations under any of the Loan Documents or any document incidental thereto (including any obligations in respect of insurance);

               (iv) any breach of or default by any Borrower, the Guarantor or any other Person under the Loan Documents or any document incidental thereto; or

               (v) the use or application by any Borrower or the Guarantor of any of the proceeds of any of the Loans;

           (b) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account as herein provided;

           (c) be bound to disclose to any Person any information relating to any Borrower or the Guarantor if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person;

           (d) be under any obligation to inspect the Collateral or any other Property, books or records of any Borrower, any Guarantor or any of its or their Subsidiaries or Affiliates;

           (e) accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, genuineness, sufficiency, adequacy or enforceability of the Loan Documents, any Loan, any Letter of Credit or any document incidental hereto or thereto and the Agent shall be under no liability to any Lender as a result of taking or omitting to take any action in relation to the Loan Documents, any Loan or any document incidental hereto or thereto save in the case of gross negligence or wilful misconduct, and each of the Lenders agrees that it will not assert or seek to assert against any director, officer, employee, affiliate or agent of the Agent any claim it might have against any of them in respect of the matters referred to in this Section 14.4; or

           (f) have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or the Guarantor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to this Agreement or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender as to any of the foregoing.

     14.5  Indemnification of Agent. Each Lender shall, on demand by the Agent,
           ------------------------
indemnify the Agent against any and all costs, claims, reasonable expenses (including legal fees and disbursements) and liabilities which the Agent may incur (and which have not been reimbursed by the applicable Borrower), except to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted solely from the gross negligence or wilful misconduct of the Agent, in acting in its capacity as an Agent under the Loan Documents, any Loans or any document incidental hereto or thereto. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including legal fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the applicable Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent. For greater certainty, the term "Agent" includes each Agent to whom any rights, powers or functions of Agent may be delegated.

     14.6  Termination or Resignation of Agent. The Agent may resign as Agent,
           -----------------------------------
upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with Lenders and the

Borrowers, a successor agent from among the Lenders (it being understood that such resignation shall not become effective until a successor has been duly appointed and has accepted its appointment). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 and Sections 14.5 and 16.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     14.7  Rights of Agent. The Agent shall have the same rights and powers
           ---------------
under this Agreement and any Loans as any other Lender, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as an Agent hereunder, and the term "Lenders" or any other similar term shall, unless the context otherwise requires, include the Agent in its capacity as a Lender and the Issuing Lenders. The Lenders and its or their affiliates may make, provided same does not conflict with any express duties hereunder, loans to, issue letters of credit or Credit Support for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and affiliates as though the Lenders were not the Agent and/or Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Lenders or its or their affiliates may receive information regarding the Borrowers or their affiliates (including information that may be subject to confidentiality obligations in favour of the Borrowers or such Subsidiary) and acknowledge that the Agent, the Lenders or their affiliates shall be under no obligation to provide such information to them.

     14.8  Authorized Waivers, Variations and Omissions. If so authorized in
           --------------------------------------------
writing by the Lenders, the Agent may grant waivers, consents, vary the terms of or amend this Agreement and the other Loan Documents and do or omit to do all such acts and things in connection herewith or therewith.

     14.9  Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of
           -------------------------------------------------------
the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent that it is lawfully entitled to do so, upon the request of the Agent, set-off against the Obligations, any amounts owing by such Lender to a Borrower or the Guarantor or any accounts of a Borrower or the Guarantor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, without limitation, any demand for payment or commencement of any legal or equitable proceedings, against a Borrower or the Guarantor or otherwise to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

     (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly turn the same over to the Agent in kind, and with such endorsements as may be required to negotiate the same to the Agent or in same day funds, as applicable, for the account of the Agent and the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement.

     14.10 Capacity as Agent. In performing its functions and duties under this
           -----------------
Agreement, the Agent shall act solely as the agent of the Lenders and shall not assume, and shall not be deemed to have assumed, any obligation as agent or trustee for the Borrowers, the Guarantor or any other Person. The Agent shall be under no liability or responsibility of any kind to the Borrowers, the Guarantor, any Guarantor, any Lender or to any other Person arising out of or in relation to any failure or delay in performance or breach by any Lender or Lenders or Agent, as the case may be, by the Borrowers, the Guarantor or any other Person pursuant to or in any way in connection with this Agreement. For greater certainty, the term "Agent" includes each Agent to whom any rights, powers or functions of Agent may be delegated.

     14.11 Certain Rights of the Agent. Without limitation to any other
           ---------------------------
provision hereof, the Agent may request instructions from the Lenders at any time. If the Agent requests instructions from the Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Lenders before such action or inaction and shall be entitled to request and obtain an indemnity of all Lenders satisfactory to the Agent against all costs, liability and expenses which Agent may suffer or incur in connection with such matters.

     14.12 Collateral Matters. Each Lender authorizes the Agent to enter into
           ------------------
the Loan Documents to which it is a party, for the benefit of the Lenders. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. Notwithstanding the provisions of this Section 14, without notice to or consent from any Lender, the Agent may take any action it considers, in its sole discretion, necessary or advisable to perfect and maintain the perfection of the Security Interest.

15.  ASSIGNMENTS AND TRANSFERS
     -------------------------

     15.1  Benefit of Agreement. This Agreement shall be binding upon and enure
           --------------------
to the benefit of each party hereto and its successors and permitted assigns.

     15.2  Assignments and Transfers by the Borrowers. Except as expressly
           ------------------------------------------
permitted hereunder, no Borrower nor the Guarantor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

     15.3  Assignments and Transfers by a Lender. (a) Any Lender may, at its own
           -------------------------------------
cost, without requiring any consent, assign or transfer to another Lender or an affiliate of a Lender, and otherwise with the consent of the Agent and, so long as no Event shall have occurred and be continuing, in connection with the Canadian Revolving Credit Facility, the Canadian Borrower and, in connection with the U.S. Revolving Credit Facility and U.S. Term Loan, the U.S. Borrowers (which consent of a Borrower shall not in any case be unreasonably withheld or delayed), to any other Person who carries on a business of making loans or providing financing all or a rateable portion of all of its rights, benefits and obligations hereunder. Any Lender requesting a Borrower's consent to a transfer or assignment shall provide the Agent and such Borrower with all reasonable information regarding the proposed transferee or assignee as such Borrower or Agent requests. No Borrower shall be required to pay any amounts to an assignee in excess of amounts that it would have been required to pay had no such assignment been made.

     (b) Where obligations of a Lender are so assigned or transferred, the assignee or transferee shall confirm in writing to the applicable Borrower obligated in respect of the Obligations so assigned or transferred, prior to such assignment or transfer taking effect, that it shall be bound towards such Borrower by the terms hereof relating to such obligations. On the assignment and transfer being made and such written confirmation being delivered to such Borrower, the Lender making an assignment or transfer shall be relieved of its obligations to the extent of such assignment or transfer thereof.

     15.4  Assignment and Assumption Agreement. If any Lender wishes to assign
           -----------------------------------
or transfer all or any of its rights, benefits and obligations hereunder in accordance with Section 15.3, then such assignment or transfer shall be effected by the delivery by such Lender to the Agent for its accepting and recording in the Register (referred to below) of an Assignment and Assumption Agreement in form satisfactory to the Agent (the "Assignment and Assumption Agreement"). In the event of an assignment or transfer as aforesaid (and subject to the due execution of any amendment, variation, accession memoranda or any other supplemental agreement or deed as may be required by the Agent as referred to later in this Section), the following will apply, namely:

           (a) the rights and benefits so assigned or transferred shall consist of a solidary interest of such Lender in all of its rights and benefits hereunder and under the Security Interest, the Collateral and the other Loan Documents, the whole to the extent of the interest so assigned or transferred;

           (b) the assignee/transferee party shall assume, to the exoneration of such Lender, the obligations of such Lender hereunder and under the other Loan Documents, to the extent of the interest so assigned or transferred;

           (c) such Lender shall be released from its obligations to the Borrowers and the Guarantor hereunder and under the other Loan Documents, to the extent of the interest so assigned or transferred;

           (d) such assignment or transfer will not result in novation of the Obligations, the Guaranteed Obligations or any other obligations under this Agreement, such novation being hereby expressly disclaimed;

           (e) the obligation of the assignee/transferee party to make Revolving Loans and to issue or arrange for the issuance of Letters of Credit will be the same obligation as that of such Lender before the assignment or transfer and not a new obligation, notwithstanding any release of such Lender from such obligation;

           (f) the assignee/transferee party shall be a party hereto and, to the extent provided in the Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder with the commitment as set forth therein, and the obligations of the Borrowers arising from any Loan advanced by or Letter of Credit issued or arranged by the assignee/transferee party will form part of the Obligations and the Guaranteed Obligations, will be secured by the Security Interest and the Collateral and the assignee/transferee party, such Lender and the Agent will have a solidary interest therein in the same manner as if the assignee/transferee party had specifically been named as a Lender thereunder;

           (g) subject to Section 14.9, the rights of such Lender, the Agent and the assignee/transferee party shall be solidary such that each of them shall be entitled to:

               (i) demand repayment of Loans outstanding from time to time in accordance with the Loan Agreement;

               (ii) exact the whole performance of the Obligations from the Borrowers and the Guaranteed Obligations from the Guarantors;

               (iii) benefit from the Security Interest;

               (iv) give a full acquittance of the Obligations and the Guaranteed Obligations; and

               (v)   exercise all rights and recourses under the Loan Documents;

               the whole to the extent of the interest so assigned or transferred;

           (h) the obligation to make Loans and to issue or arrange for the issuance of Letters of Credit as between such Lender and the assignee/transferee party shall be several, and not joint and several or solidary and, accordingly, the Borrowers' recourse against such Lender and the assignee/transferee party with respect thereto, will be limited to the amount of the respective commitment of each Lender and the assignee/transferee party.

           The Borrowers and any other Guarantor shall intervene in any Assignment and Assumption Agreement so as to, inter alia, consent to and unconditionally acquiesce in the subject assignment or transfer. The Borrowers and the Guarantor and the assignee shall also execute such further documents and confirmations including, without limitation in the case of the Borrowers and the Guarantor, security documents and/or amendments to security documents and in the case of the assignee, amendments to and interventions in the Loan Documents (including the execution of any accession memorandum or other supplemental agreement or deed), as may be requested by the Agent in connection with the assignment or transfer.

     15.5  Register and Notice. The Agent shall maintain a register of the names
           -------------------
and addresses of the Lenders, the principal amounts of their Loans and their commitments (the "Register"). The Agent shall also maintain a copy of each
                  --------
Assignment and Assumption Agreement delivered to and accepted by it and to modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement, the Agent will give prompt notice thereof to the applicable Borrower. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Agent shall notify promptly the other applicable Lenders of any Assignment and Assumption Agreement accepted by it and shall promptly upon any request deliver a copy of such Assignment and Assumption Agreement and a copy of the Register to any Lender .

     15.6  Sub-Participations. (i) Any Lender may, at its own cost, grant one or
           ------------------
more sub-participations in its rights, benefits and/or obligations hereunder to third parties, without the consent of the Borrowers or the Guarantor or any other Person, upon such terms and conditions as such Lender shall determine, provided that, notwithstanding any such sub-participation, such

Lender shall remain, in so far as the other parties hereto are concerned, entitled to its rights and benefits hereunder and bound by its obligations hereunder and the Borrowers and the Guarantor shall not be obliged to recognize any such third party as having the rights against any of them which it would have if it had been a party hereto; and (ii) no sub-participant (unless and only to the extent such sub-participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

     15.7  Disclosure. Each Lender is hereby authorized by each Borrower and the
           ----------
Guarantor to disclose to any proposed assignee, transferee or sub-participant information in the Lenders' possession (in any capacity) relating to such Borrower or the Guarantor provided that such proposed assignee, transferee or sub-participant shall have executed and delivered to the Lenders a written undertaking to keep confidential any such information which is not publicly available.

16.  MISCELLANEOUS.
     -------------

     16.1  Cumulative Remedies; No Prior Recourse to Collateral. The
           ----------------------------------------------------
enumeration herein or in the Loan Documents of the Agent's and/or Lenders' rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and/or Lenders may have under the PPSA, the Civil Code of Quebec or Uniform Commercial Code of each jurisdiction where any Collateral may be located, or other applicable law or the Loan Documents. The Agent and/or Lenders shall have the right, in its and their sole discretion, but subject to
Section 14.11, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and/or Lenders may, without limitation, but subject to Section 14.11, proceed directly against any or all Borrowers or the Guarantor to collect the Obligations or Guaranteed Obligations without any prior recourse to the Collateral.

     16.2  No Implied Waivers. No act, failure or delay by the Agent and/or
           ------------------
Lenders shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Agent and/or Lenders of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder or of any right or remedy which the Agent and/or Lenders may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Agent and/or Lenders shall affect its rights to require strict performance of this Agreement.

     16.3  Severability. If any provision of this Agreement shall be prohibited
           ------------
or invalid under the applicable law of any jurisdiction, such prohibition or invalidity shall not invalidate the remainder of this Agreement in such jurisdiction or this Agreement as whole in any other jurisdiction provided
                                                                  --------
however that, if the Agent and/or Lenders determine as a result of any such
-------
prohibition or invalidity that the Agent and/or Lenders have lost any material benefit of or right under this Agreement, then if not remedied within thirty
(30) days an Event of Default shall be
deemed to have occurred whereupon the Agent and/or Lenders may exercise any of its right or remedies as provided in Section 11.2 hereof (provided that no
                                                          -------- ----
termination fee under Section 12 hereof shall be payable if any termination occurs in consequence of the foregoing).

     16.4  Governing Law. This Agreement shall be deemed to have been made in
           -------------
the Province of Ontario, and shall be governed by and interpreted in accordance with the laws of such province.

     16.5  Consent to Jurisdiction and Venue; Service of Process. If applicable,
           -----------------------------------------------------
each Borrower and the Guarantor agrees that, in addition to any other courts that may have jurisdiction under applicable laws or rules, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the courts of the Province of Ontario, and each Borrower and the Guarantor consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

     16.6  Waiver of Jury Trial, Etc.  EACH BORROWER AND THE GUARANTOR HEREBY
           -------------------------
WAIVES TRIAL BY JURY, RIGHTS OF SET-OFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN SUCH BORROWER AND/OR THE GUARANTOR AND THE AGENT AND/OR ANY OF THE LENDERS. THE BORROWERS, THE GUARANTOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES NOTICE OF INTENT TO ACCELERATE AND ACCELERATION. EACH BORROWER AND THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

     16.7  Survival of Representations and Warranties. All of the Borrowers' and
           ------------------------------------------
the Guarantor's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent and/or Lenders or its agents.

     16.8  Other Security and Guarantees. The Agent and/or Lenders may, without
           -----------------------------
notice or demand, and without affecting any Borrower's or the Guarantor's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations (provided in the case of a Lender that same is delivered to the Agent to be held for the benefit of all Lenders as herein provided), and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guarantee of payment of all or any part of the Obligations (provided in the case of a Lender that same is delivered to the Agent to be held for the benefit of all Lenders as herein provided), and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     16.9. Fees and Expenses. The Borrowers (severally and, except to the extent
           -----------------
relating solely to a failure by any other Borrower to perform its obligation hereunder in which case the payment shall be payable solely by such other Borrower, jointly) shall pay to the Agent and Lenders on demand all costs and expenses that the Agent or Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable lawyer's and paralegal's fees and disbursements of counsel to the Agent, on a solicitor and his own client basis, (including, without limitation, a reasonable estimate of the allocated cost of in-house counsel and staff); (b) costs and expenses including reasonable lawyer's and paralegals' fees and disbursements, on a solicitor and his own client basis (including, without limitation, a reasonable estimate of the allocated cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, enforcement or subsequent closing in connection with this Agreement or the Loan Documents and the transactions contemplated hereby and thereby; (c) costs and expenses of PPSA, Uniform Commercial Code, Lien, real Property and title searches and enquiries; (d) taxes, fees and other charges for recording the Loan Documents, filing financing statements and continuations, and other actions to perfect, protect, register, signify, publish and continue the Security Interest;
(e) sums paid or incurred to pay any amount or take any action required of any Borrower or the Guarantor under the Loan Documents that such Borrower or the Guarantor fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge (such allocated charge, the "Audit
                                                                         -----
Fee") of $600 per day for each auditor employed by Agent or Lenders for
---
inspections of the Collateral and the Borrowers' or the Guarantor's operations by the Agent's and/or Lenders' agents, provided that the maximum Audit Fee
                                       -------------
(exclusive of out-of-pocket expenses) shall not exceed $25,000 in any of the successive periods of 12 months from the Closing Date in which no Event has occurred; (g) costs and expenses of forwarding loan proceeds, collecting cheques and other items of payment, and establishing and maintaining Payment Accounts;
(h) costs and expenses of preserving and protecting the Collateral; (i) any claims or liabilities whatsoever which may be incurred by the

Agent and/or any of the Lenders, including reasonable lawyer's and paralegals fees, on a solicitor and his own client basis (including, without limitation, the allocated cost of in-house counsel and staff), and any costs of conducting Environmental Audits pursuant to its rights under Section 11.2 or relating to any material violation or alleged material violation of any Environmental Laws in respect of which a Borrower or the Guarantor has not conducted an audit or has not complied with its obligations hereunder; and (j) costs and expenses (including reasonable lawyer's and paralegals' fees and disbursements (including, without limitation, the allocated cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent and/or any of the Lenders arising in respect of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters) to be paid by the Borrowers or the Guarantor hereunder. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers or the Guarantor. In addition to any liability of the Borrowers or the Guarantor to the Agent and/or any of the Lenders under any other provision hereof, the Borrowers (severally and, except to the extent relating solely to a failure by the other Borrower to perform its obligation hereunder which shall be payable solely by such other Borrower, jointly) shall indemnify the Agent and each of the Lenders and hold the Agent and each of the Lenders harmless against any reasonable costs or expenses incurred by the Agent and/or any of the Lenders as a result (i) of any failure by any Borrower or the Guarantor to fulfil any of its obligations hereunder in the manner provided herein including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the Agent and/or any of the Lenders to fund or maintain any Loan as a result of any Borrower's failure to complete a Drawdown or to make any repayment or other payment on the date required hereunder or specified by it in any notice given hereunder, or (ii) any Borrower's or the Guarantor's failure to pay any other amount including, without limitation, any interest or fee, due hereunder on its due date, or (iii) the repayment of a BA Equivalent Loan or LIBOR Loan otherwise than on the last day of its Interest Period (including, without limitation, breakage, costs of redeploying assets and losses of anticipated profits). The foregoing indemnities and agreements to pay shall survive until all Obligations have been fully and finally paid. The certificate of an officer or manager of the Agent and/or any of the Lenders setting forth the amount of any such losses, damages, charges, claims, expenses and liabilities, including relating to any Lender's reallocation or redeployment of funds in consequence of any repayment of a BA Equivalent Loan or LIBOR Loan other than on the last day of its Interest Period (with reasonable particulars thereof), shall constitute prima facie evidence of any such amount, and the Agent shall be entitled to debit, from the applicable Borrower's accounts, the amount stipulated in the certificate. All of the foregoing costs and expenses shall be charged to the applicable Borrower's loan account as Revolving Loans.

     16.10 Waiver of Notices. Unless otherwise expressly provided herein, each
           -----------------
Borrower and the Guarantor waives, to the maximum extent permitted by law, but subject to compulsory provision of law, presentment, protest and notice of demand or dishonour and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers or the Guarantor which the Agent and/or Lenders may elect to give shall entitle the Borrowers or the Guarantor to any or further notice or demand in the same, similar or other circumstances.

     16.11 Binding Effect; Assignment. The provisions of this Agreement shall be
           --------------------------
binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers or the Guarantor without the prior written consent of the Lenders. The Lenders shall have the right to assign or participate in all or any portion of the Obligations or the Revolving Credit Facility, Term Loan or any interest therein as hereinabove provided.

     16.12 Modification. This Agreement is intended by the Borrowers, the
           ------------
Guarantor and the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrowers or the Guarantor and a duly authorized officer of the Agent and the Lenders.

     16.13 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, and by the Agent, the Lenders, the Borrowers and the Guarantor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     16.14 Right of Set-Off. Whenever an Event of Default exists, but subject to
           ----------------
Section 14.11, the Agent and/or any of the Lenders is hereby authorized at any time, and from time to time, to the fullest extent permitted by law, to set off and apply to such Borrower's or Guarantor's Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and/or any of the Lenders or any affiliate of the Agent and/or any of the Lenders to or for the credit or the account of such Borrower or the Guarantor against any and all of its Obligations, whether or not then due and payable. The Agent and/or any such Lender, as applicable, agrees promptly to notify the Agent and Borrower or the Guarantor, as applicable, after any such set-off and application made by the Agent and/or any of the Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     16.15 Inability to Determine Rates. If the Agent determines that for any
           ----------------------------
reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent or Lender will promptly so notify the affected Borrower. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent or Lender revokes such notice in writing.

Upon receipt of such notice, the affected Borrower may revoke any Notice of Borrowing or Notice of conversion or rollover then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans. The foregoing provisions shall apply, mutatis mutandis, in the event that the Agent or Canadian Lender determines that adequate and reasonable means do not exist for determining the BA Equivalent Rate for any requested Interest Period except that BA Equivalent Loans shall be made, converted or continued, as applicable, as Prime Rate Loans.

     16.16 Precedence. In the event that any provisions of the Loan Documents
           ----------
(other than this Agreement) (the "Conflicted Agreements") contradict or are
                                  ---------------------
otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement shall take precedence over those contained in the Conflicted Agreements and, in particular, if any act of any Borrower or the Guarantor is expressly permitted under this Agreement but is prohibited under the Conflicted Agreements, any such act shall be permitted under this Agreement and shall be deemed to be permitted under the Conflicted Agreements.

     16.17 Confidentiality. Except as otherwise provided herein, the Agent and
           ---------------
the Lenders agree to take customary and reasonable precautions to maintain the confidentiality of all information in connection with this Agreement or other information respecting the Borrowers or the Guarantor and/or its accounts and business with the Agent and/or Lenders, provided to the Agent and/or Lenders by the Borrowers or the Guarantor or otherwise known to the Agent and/or Lenders ("Customer Information"). The Borrowers and the Guarantor acknowledge and agree
  --------------------
that the Agent and Lenders may to the extent necessary for the administration and enforcement of this Agreement disclose from time to time Customer Information to other offices and branches of the Agent and/or any of the Lenders and to the Agent's and/or any Lender's subsidiaries and affiliates, in Canada or anywhere outside Canada. The Borrowers and the Guarantor further consent to the disclosure of Customer Information by the Agent and/or any of the Lenders, or any such subsidiary or affiliate of the Agent and/or any of the Lenders (i) at the request of any governmental, regulatory or other similar agency or authority having jurisdiction over the Agent and/or any of the Lenders or such subsidiary or affiliate, (ii) pursuant to subpoena or other court process or to the extent required in connection with any litigation between the Agent and/or any of the Lenders, and any Borrower and/or the Guarantor; (iii) when otherwise required to do so in accordance with applicable law.

     16.18 Illegality.
           ----------

           (a) If any Lender determines that the introduction after the date hereof of any Requirement of Law, or any change after the date hereof in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by the Lender to the applicable Borrower, any obligation of that Lender to make LIBOR Loans shall be suspended until the Lender notifies such Borrower that the circumstances giving rise to such determination no longer exist.

           (b) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the affected Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and all other amounts required hereunder, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Loan. If a Borrower is required to so prepay any LIBOR Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     16.19 Increased Costs. In the event (as determined by any Lender in the
           ---------------
exercise of its Permitted Discretion) (i) any applicable law, regulation, treaty or official directive (whether or not having the force of law) coming into force after the date hereof, or (ii) any change in any existing applicable law, regulation, treaty or official directive (whether or not having the force of law), or in the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof which now or hereafter (each such event being hereinafter referred to as a "change in law"),

           (a) subjects the Agent and/or any of the Lenders to any tax or changes the basis of taxation, or increases any existing tax, on payments of principal, interest or other amounts payable by any Borrower to the Agent and/or any Lender under this Agreement (except for taxes on the net income or capital of any Lender), or

           (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by an office of any of the Lenders, or

           (c) either (i) requires any of the Lenders to take into account a greater percentage of the Loans outstanding than was the case immediately prior to such change of law in the determination by any of the Lenders of the amount of capital required or expected to be maintained by it and, as a result, the amount of such capital is increased, or (ii) will have the effect of increasing the amount of capital required or expected to be maintained by any of the Lenders based on the existence of such Lender's participation in the advance or its obligations hereunder, or

           (d) changes the basis of taxation (other than as aforesaid) of any of the Lenders in respect of payments or principal or interest payable by any of the Lenders in respect of deposits from third parties acquired to effect or maintain the Loans or any part thereof, and the result of any of the foregoing is to increase the cost to any of the Lenders or reduce the income receivable by it or, reduce the effective return realizable by any of the Lenders, in respect of the Loans to an extent which such Lender deems to be material, then such Lender shall, within 180 days the Lender having actual notice of the foregoing, give notice thereof to the Agent and the Borrowers (herein called a "Notice of Amount") stating the amount of
                                    ----------------
Additional Compensation (as hereinafter defined) incurred by such Lender. The affected Borrower shall pay to such Lender, within ten (10) days of the date of receipt of any Notice of Amount, that amount (in this Section referred to as "Additional Compensation") which shall compensate such Lender for such
 -----------------------
additional cost or reduction in income or effective return from the earlier of
(i) the last Interest Payment Date in the case of a retroactive change of law, and (ii) the date which is two days prior to the day on which such Lender gave its initial Notice of Amount in the case of a change of law which is not retroactive. The affected Lender shall provide to the affected Borrower a photocopy of the relevant law, regulation, treaty or official directive and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be prima facie evidence of the Additional Compensation absent manifest error, provided that such Lender shall not be required to disclose any information required to be kept confidential by the relevant authority. The affected Lender shall endeavour in good faith to limit the incidence of any such Additional Compensation, including seeking recovery for itself and for the account of the affected Borrower by appealing any assessment at the request and expense of the affected Borrower. In the event such Lender subsequently recovers all or part of the Additional Compensation paid, it shall repay an equal amount to such Borrower. The Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any of the Lenders has previously been paid any Additional Compensation. The provisions of this Section shall not be applicable to a Loan to the extent that such additional cost or reduction in income or effective return has been taken into consideration in establishing the Prime Rate or Base Rate. In addition, the affected Borrower shall not be required to pay any Additional Compensation pursuant to this Section in respect of such changes which are now known or ought reasonably to have been known to the affected Lender. In particular, without limitation of the foregoing, the affected Borrower shall not be required to pay any Additional Compensation in respect of (i) the BIS Guidelines in their current form or arising from the implementation thereof, or (ii) bulletins, guidelines, orders or directives relating to the BIS Guidelines heretofore released by the Office of the Superintendent of Financial Institutions.

     16.20 Judgment Currency. If for the purpose of obtaining judgment in any
           -----------------
court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second
                      -----------------                               ------
Currency"), the rate of exchange applied shall be that at which, in accordance
--------
with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two
(2) Business Days preceding that on which judgment is given. Each Borrower and each Guarantor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower and the Guarantor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term "rate of exchange" in this Section 16.20 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

     16.21 Test Verifications. At all times prior to and following an Event of
           ------------------
Default, the Agent and the Lenders each have the right, in their Permitted Discretion (whether or not on their own behalf or on behalf of others) to make test verifications of any and all Accounts in any manner and through any medium that the Agent or any Lender considers advisable, with or without the assistance of any of the Borrowers.

     16.22 Representation by Counsel. The Borrowers, the Guarantor, the Agent
           -------------------------
and the Lenders acknowledge and agree that they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits and Schedules attached hereto, the Guarantee of the Guarantor, and any and all other documents and items as they or their counsel have deemed appropriate, and
(ii) have entered into this Agreement, the Guarantee, and have executed the Loan Documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

     16.23 Waiver of Objection. The Borrowers, the Guarantor, the Agent and the
           -------------------
Lenders acknowledge and agree that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chosen not to so review and investigate (in which case, the Borrowers and the Guarantor acknowledge and agree that they have knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation: (i) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial; and (ii) the adequacy of the consideration being transferred under this Agreement.

     16.24 No Reliance Upon Lender. The Borrowers and the Guarantor acknowledge
           -----------------------
and agree that they have made their own investigation or elected not to make such investigation as to all matters deemed material to this transaction and have not relied on any statement of fact or opinion, disclosure or non-disclosure of the Agent or the Lenders, and have not been induced by the Agent or the Lenders in any way, except for the consideration recited herein, in entering into this Agreement and executing the Loan Documents contemplated hereby, and further acknowledge that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this Agreement, and the Borrowers and the Guarantor are not relying on any such representations or warranties.

     16.25 Notices. Except as otherwise provided herein, all notices, demands
           -------
and requests that any party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid or by facsimile (provided a copy thereof is forthwith delivered by mail in the manner herein specified), and shall be addressed to the party to be notified as follows:

If to the Canadian Lender:              Mellon Bank Canada
                                        Royal Trust Tower
                                        P.O. Box 320, Suite 3200
                                        Toronto-Dominion Centre
                                        Toronto, ON M5K 1K2

                                        Attention:  Ms. Wendy Bocti
                                        ----------  ---------------
                                        Fax No.:    (416) 860-2409

If to the Agent or the U.S. Lender:     Mellon Bank, N.A.
                                        Edison Square West
                                        2035 Lincoln Highway (Rt. 27)
                                        Suite 1080
                                        Edison, NJ 08817

                                        Attention:  Mr. Alfred J. Joseph
                                        ----------  --------------------
                                        Fax No.:    (732) 650-0318

If to any of the Borrowers
or the Guarantor:             c/o Grand Toys International, Inc.
                              1710 Trans Canada Highway
                              Dorval, QC H9P 1H7

                              Attention:  Executive Vice President, Chief
                              ---------   -------------------------------
                                          Financial Officer
                                          -----------------
                              Fax No.:    (514) 685-2825

or to such other address or fax number as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received, if personally delivered or sent by overnight courier, or five (5) Business Days after deposited in the mail, postage paid, if sent by registered or certified mail or upon confirmation of receipt by fax.

     The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

     Les parties reconnaissent avior exige que la presente convention et tous les documents connexes socient rediges en anglais.

          IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.

Canadian Borrower:       GRAND TOYS LTD.-JOUETS GRAND LTEE


                         By:    /s/ Stephen Altro
                                -----------------
                         Name:  Stephen Altro
                         Title: President


                         By:    /s/ David Mars
                                --------------
                         Name:  David Mars
                         Title: Director



U.S. Borrowers:          GRAND TOYS INTERNATIONAL, INC.


                         By:    /s/ Stephen Altro
                                -----------------
                         Name:  Stephen Altro
                         Title: President

                         By:    /s/ David Mars
                                --------------
                         Name:  David Mars
                         Title: Director


                         ARK PUZZLES, INC.


                         By:    /s/ Stephen Altro
                                -----------------
                         Name:  Stephen Altro
                         Title: President

                         By:    /s/ David Mars
                                --------------
                         Name:  David Mars
                         Title: Vice-President

Guarantor:               GRAND CONCEPTS INC./CONCEPTS GRAND INC.


                         By:    /s/ Stephen Altro
                                -----------------
                         Name:  Stephen Altro
                         Title: President

                         By:    /s/ David Mars
                                --------------
                         Name:  David Mars
                         Title: Director

Canadian Lender:         MELLON BANK CANADA


                         By:    /s/ Joseph Cavanaugh
                                --------------------
                         Name:  Joseph L. Cavanaugh
                         Title: Vice President


Agent and U.S.           MELLON BANK, N.A.
Lender:


                         By:    /s/ Alfred J. Joseph
                                --------------------
                         Name:  Alfred J. Joseph
                         Title: Vice President

                            SCHEDULES AND EXHIBITS

                                      to

                                LOAN AGREEMENT

                          dated as of August 10, 1999

                                     among

                       GRAND TOYS LTD.-JOUETS GRAND LTEE

                             as Canadian Borrower

                                      and

                    GRAND CONCEPTS INC./CONCEPTS GRAND INC.

                             as Canadian Guarantor

                                      and

                        GRAND TOYS INTERNATIONAL, INC.

                              as a U.S. Borrower

                                      and

                               ARK PUZZLES, INC.

                              as a U.S. Borrower

                                      and

                              MELLON BANK CANADA

                              as Canadian Lender

                                      and

                               MELLON BANK, N.A.

                          as Agent and as U.S. Lender

                        List of Schedules and Exhibits
                        ------------------------------

Schedule 1     Definitions
Exhibit A      Permitted Liens
Exhibit B      General Intangibles (patents, trademarks and copyrights)
Exhibit C      U.S. Term Note
Exhibit C-1    Canadian Revolving Credit Note
Exhibit C-2    U.S. Revolving Credit Note
Exhibit D      Locations
Exhibit E      Names and Trade Styles
Exhibit F      Subsidiaries and Affiliates and jurisdiction of incorporation and qualification
Exhibit G      Financial Statements and Projections
               - Exhibit G-1       Financial Statement
               - Exhibit G-2       Projections
               - Exhibit G-3       Pro Forma Balance Sheet as at June 30, 1999
               - Exhibit G-4       Form of Certificate
               - Exhibit G-5       Notice of Borrowing
Exhibit H      Environmental Matters
Exhibit I      Litigation
Exhibit J      Labor Disputes
Exhibit K      Pension
Exhibit L      Additional Documents to be Delivered
Exhibit M      Capital Stock and Registered and Beneficial Ownership
Exhibit N      Taxes

                                  SCHEDULE 1
                                  ----------
                                  Definitions
                                  -----------

          "Account" has the meaning ascribed to it in the UCC and the PPSA, and
           -------
includes a Borrower's or Guarantor's right to payment for a sale or lease and/or delivery of goods or rendition of services.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "Action Request" means any request received by any Borrower or any of
           --------------
its Subsidiaries from any governmental or regulatory body or agency under any Environmental Law whereby such body or agency requests that it take action or steps or do acts or things in respect of any property or assets in its charge, management or control to remediate a matter which is not or is alleged not to be in material compliance with all Environmental Laws.

          "Additional Compensation" has the meaning specified in Section 16.19.
           -----------------------

          "Affiliate" means:  (a) any Person which, directly or indirectly,
           ---------
controls, is controlled by or is under common control with any Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock or equity interest (including partnership interests) of any Borrower; (c) any Person, ten percent or more of any class of the voting stock (or if such Person is not a corporation, ten percent or more of the equity interest, including partnership interests) of which is beneficially owned or held, directly or indirectly, by any Borrower or (d) any Person related within the meaning of the Income Tax Act of Canada to any such Person and
                          --------------
includes any "Affiliate" within the meaning specified in the Business
                                                             --------
Corporations Act (Canada) on the date hereof.  The term control (including the
----------------
terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Agent" means Mellon U.S. and its assignees and Persons designated by
           -----
it.

          "Altro Support Agreement" means the validity guarantee and management
           -----------------------
support agreement from Stephen Altro, on terms satisfactory to the Lenders.

          "Applicable Margins" means, collectively, the BA Rate Margin, the
           ------------------
LIBOR Rate Margin, the Base Rate Margin and the Prime Rate Margin.

          "Ark" means Ark Puzzles, Inc.
           ---

          "Assigned Contracts" means, collectively, all of the Borrowers' and
           ------------------
Guarantor's, including rights and remedies under any, and all moneys and claims for money due or to become due to any Borrower or the Guarantor under any, material contracts and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of any Borrower or the Guarantor now or hereafter existing:
(i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach of or default under or in connection with any of the foregoing agreements; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Audit Fee" has the meaning specified in Section 16.9.
           ---------

          "BA Equivalent Interest Period" means, with respect to each BA
           -----------------------------
Equivalent Loan, the period selected by the Canadian Borrower hereunder and being of one (1), three (3) or six (6) months' duration, or any other duration of seven (7) days to one hundred and eighty (180) days subject to the availability of funds to the Canadian Lender and in the Canadian Lender's sole discretion, in each case commencing on the Drawdown Date, Conversion Date or Rollover Date with respect to the Drawdown or Rollover of or Conversion into such BA Equivalent Loan; provided that in any case the last day of each BA Equivalent Interest Period shall also be the first day of the next Interest Period and further provided that the last day of each BA Equivalent Interest Period shall be a Business Day and if the last day of a BA Equivalent Interest Period selected by the Canadian Borrower is not a Business Day, the Canadian Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next following the last day of the BA Equivalent Interest Period otherwise selected, unless such next following Business Day falls in the next calendar month in which event the Canadian Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next preceding the last day of the BA Equivalent Interest Period otherwise selected and further provided that the last BA Equivalent Interest Period hereunder shall expire on or prior to the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal Term).

          "BA Equivalent Loan" means a Loan in Canadian Dollars in a minimum
           ------------------
principal amount of $500,000 made by the Canadian Lender to the Canadian Borrower hereunder pursuant to a Drawdown, Rollover or Conversion, on which interest is payable under Section 3.1(c).

          "BA Rate" means, for the Interest Period of each BA Equivalent Loan,
           -------
the rate of interest per annum equal to the annual rate of interest quoted on the Business Day which is the first day of such Interest Period by Mellon U.S. as being its rate of interest for bankers' acceptances in Canadian dollars for a face amount similar to the amount of the applicable BA Equivalent Loan and for a term similar to the applicable BA Equivalent Interest Period.

          "BA Rate Margin" means in the case of the Canadian Revolving Credit
           --------------
Facility, two and one-half percent (2.5%).

          "Base Rate" means, in the case of U.S. $ Loans made by the Canadian
           ---------
Lender or by the U.S. Lender, the U.S. prime rate as publicly announced from time to time by Mellon U.S. as its reference rate for loans made in U.S. Dollars and designated as its "U.S. prime" rate. Each is a rate set by Mellon U.S., based upon various factors including Mellon U.S.'s, cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. However, Mellon U.S., as the case may be, may price loans at, above or below such announced rate and shall not be required to give any notice to the Borrowers or the Guarantor with respect to changes to the Base Rate.

          "Base Rate Loan" means a Loan in U.S. Dollars made by the Canadian
           --------------
Lender to the Canadian Borrower or by the U.S. Lender to a U.S. Borrower hereunder pursuant to a Drawdown, Rollover or Conversion of a Loan on which interest is payable under Section 3.1(b).

          "Base Rate Margin" means in the case of Base Rate Loans, one-quarter
           ----------------
of one percent (0.25%) per annum.

          "BIS Guidelines" means the guidelines relating to capital adequacy
           --------------
proclaimed in July 1988 by the Basel Committee on Banking Regulations and Supervisory Practices of the Bank of International Settlements, as amended to the date hereof.

          "Borrowers" has the meaning specified in the preambles and includes
           ---------
their successors and permitted assigns.

          "Business Day" means any day that is not a Saturday, Sunday, or day on
           ------------
which banks in Ontario and New Jersey are required or permitted to close.

          "Canadian Availability" means:  (a) the lesser at any point in time
           ---------------------
of: (i) the Maximum Canadian Revolving Credit Line; and (ii) the sum of (A) eighty-five percent (85%) of Eligible Canadian Accounts, plus (B) (I) between June and November inclusive, sixty-five percent (65%), and (II) between December and May, sixty percent (60%) multiplied by the value of Eligible Canadian Inventory to a maximum in the case of advances and issuances of Letters of Credit based on Eligible Canadian Inventory of (I) between June and November inclusive, $6,000,000, and (II) between December and May, $5,500,000 (the amount under this clause (ii) referred to as the "Canadian Formula Amount"); less (b)
                                                                      ----
without duplication (i) a reserve established for all amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent's and/or Lenders' Security Interest, including without limitation, any such amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers' compensation or to unemployment insurance, all amounts deducted or withheld and not paid and remitted under the Income Tax
                                                                     ----------
Act of Canada, amounts currently or past due and not paid for realty, municipal
---
or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the Pension
                                                                   -------
Benefits Act or any similar legislation; (ii) a reserve in an amount determined
------------
by the Canadian Lender from time-to-time in respect of such portion of the Accounts as represents a sales or excise tax or goods and services tax; (iii) a reserve for all claims, charges and Liens, including in respect of rent, storage, processing and/or transport costs which have arisen or may arise, in respect of off-site Inventory or Inventory at leased locations or processor sites unless a waiver and access agreement satisfactory to the Canadian Lender shall have been received; (iv) all other reserves which the Canadian Lender in the exercise of its Permitted Discretion deems necessary or desirable to maintain with respect to the Canadian Borrower or Guarantor, including, without limitation, in respect of any amounts which the Agent and/or Lenders may be obligated to pay in the future for the account of the Canadian Borrower or Guarantor (the foregoing amount calculated by deducting (b) from (a) being hereinafter referred to as the "Canadian
                                                                --------
Borrowing Base"), less (c) the sum of: (i) the unpaid balance of Canadian
--------------    ----
Revolving Loans at that time; and (ii) the Canadian L/C Reserve, provided,
                                                                 --------
however, that each of the reserves under clause (b) shall be established, and
-------
the amount thereof determined, by the Canadian Lender in the exercise of its Permitted Discretion.

          "Canadian Borrowing Base" has the meaning specified in the definition
           -----------------------
of Canadian Availability.

          "Canadian Collateral" has the meaning specified in Section 6.1(a).
           -------------------

          "Canadian Dollars" or "Cdn. Dollars" or "Cdn. $" means lawful currency
           ----------------      ------------      ------
of Canada.

          "Canadian Formula Amount" has the meaning specified in the definition
           -----------------------
of Canadian Availability.

          "Canadian L/C Reserve" means a reserve established by the Canadian
           --------------------
Lender in the exercise of its Permitted Discretion, from time to time, for Letters of Credit issued on behalf of the Canadian Borrower. Such reserve shall be, initially, and shall never exceed (a) in the case of trade, documentary Letters of Credit issued for off-shore purchases in respect of which (i) the Agent or Canadian Lender is named consignee on all applicable bills of lading or other document or title, (ii) such bill or document has been delivered to the Agent or Canadian Lender, (iii) the Inventory is covered by insurance acceptable to the Agent or Canadian Lender (including, without limitation, cargo insurance with satisfactory limits) and (iv) the Inventory would be Eligible Canadian Inventory if located on the premises of a Borrower, between June and December, thirty-five percent (35%), and otherwise forty percent (40%), and (b) in all other cases, one hundred percent (100%), of the undrawn amount of such Letters of Credit.

          "Canadian Lender" means Mellon Canada.
           ---------------

          "Canadian Revolving Credit Facility" has the meaning specified in
           ----------------------------------
Section 2.2(a)(i).

          "Canadian Revolving Loans" has the meaning specified in Section
           ------------------------
2.2(b).

          "Canadian Unused Line Fee" has the meaning specified in Section
           ------------------------
3.3(a).

          "Capital Expenditures" means all payments due or accruing due (whether
           --------------------
or not paid) during a Fiscal Year in respect of the cost (including expenditures on materials, contract labour and direct labour, but excluding expenditures properly chargeable to repairs and maintenance in accordance with GAAP) of any fixed asset or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "Capital Lease" means any lease of Property by any Borrower or the
           -------------
Guarantor that, in accordance with GAAP, should be reflected as a liability on the consolidated balance sheet of the Borrowers.

          "Cash Dominion System" has the meaning specified in Section 6.10.
           --------------------

          "Cash Proceeds" has the meaning specified in Section 6.10.
           -------------

          "Closing Date" means the date on which the first Loans are made
           ------------
hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" has the meaning given to such term in Section 6.1(b).
           ----------

          "Collateral Management Fee" has the meaning specified in Section 3.5.
           -------------------------

          "Collection Account Agreements" has the meaning specified in Section
           -----------------------------
6.10.

          "Conversion" means the conversion of a Loan pursuant to the provisions
           ----------
of Section 2.6.

          "Conversion Date" means the date notified to the applicable Lender by
           ---------------
the Canadian Borrower or a U.S. Borrower, as the case may be, in accordance with
Section 2.6 as being the date on which the Canadian Borrower or a U.S. Borrower, as the case may be, has elected to convert one type of Loan into another type of Loan and which shall be a Business Day.

          "Credit Support" has the meaning specified in Section 2.3.
           --------------

          "Deadline" has the meaning specified in Section 6.10.
           --------

          "Debt" means, without duplication, all liabilities, obligations and
           ----
indebtedness of any Borrower or the Guarantor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) any Borrower's or the Guarantor's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on any Borrower's or the Guarantor's Property, even though a Borrower or the Guarantor shall not have assumed or become liable for the payment thereof; provided, however, that if such obligations and liabilities are limited in
--------  -------
recourse to such Property such obligations and liabilities shall be included in Debt only to the extent of the lesser of the obligations and liabilities and the book value of such Property as would be shown on a balance sheet of a Borrower or the Guarantor prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by a Borrower or the Guarantor even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided,
                                                                   --------
however, that all such obligations and liabilities which are limited in recourse
-------
to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a consolidated balance sheet of the Borrowers prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guarantees; and (vii) deferred taxes.

          "Depository Banks" has the meaning specified in Section 6.10.
           ----------------

          "Distribution" means, in respect of any corporation:  (a) the payment
           ------------
or making of any dividend or other distribution of Property (including any purchases, retractions, redemptions or other transactions made out of its treasury) in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Drawdown" means the drawdown of a Loan to be made pursuant to Section
           --------
2.

          "Drawdown Date" means the date (being a Business Day) on which a
           -------------
Drawdown is made.

          "EBITDA" means, with respect to any period of the Borrowers, Net
           ------
Income before non-cash gains or losses and before all extraordinary gains, plus the sum of (a) income tax expense deducted in determining net income for such period, as determined in accordance with GAAP and reported on the Financial Statements for such period, (b) the depreciation and amortization expense deducted in determining net income for such period, as determined in accordance with GAAP and reported on the Financial Statements for such year, and (c) interest expense deducted in determining net income for such period, as determined in accordance with GAAP and reported on the Financial Statements for such period.]

          "Eligible Canadian Accounts" means all Accounts arising in the
           --------------------------
ordinary course of the Canadian Borrower's or the Guarantor's business, but excluding interest, late charges, penalties, collection costs and other sums due or payable in respect thereof, upon which the Security Interest constitutes a first-ranking, duly registered and perfected lien ranking in priority to all other Liens and that are not ineligible as the basis for Canadian Revolving Loans and/or Letters of Credit, based on the following criteria and on such other criteria as the Canadian Lender may from time to time establish in the exercise of its Permitted Discretion acting reasonably. Without intending to limit the Canadian Lender's Permitted Discretion exercised acting reasonably to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

     (a) with respect to which more than one hundred and twenty (120) days have elapsed from invoice date (except for dated accounts which are not more than thirty (30) days past due or more than 180 days from invoice date);

     (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Article 6 are not or have ceased to be complete and materially correct or have been breached;

     (c) which represents a progress billing (as hereinafter defined) or as to which such Borrower or the Guarantor has extended the time for payment without the consent of the Canadian Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's or the Guarantor's completion of any further performance under the contract or agreement;

     (d) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada, any province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian" as defined in the Bankruptcy Code of the United States or "trustee" under the Bankruptcy
          ---------------                                             ----------
          and Insolvency Act of Canada; the institution by or against the
          ------------------
          Account Debtor of any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, the United States or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act of Canada and the
                        -----------------------------
          Companies' Creditors Arrangement Act of Canada) or of any formal or
          ------------------------------------
          informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

     (e) the amount of an Account included in calculating Eligible Canadian Accounts which exceeds twenty-five percent (25%) of total Eligible Canadian Accounts at the time outstanding, except that (i) Accounts due from Zellers Inc., The Bay, Best Value and Fields, together in the aggregate, shall not exceed thirty-five percent (35%) of the total Eligible Canadian Accounts at the time outstanding; (ii) Accounts due from WalMart Canada Inc. in the aggregate shall not exceed thirty-five percent (35%) of the total Eligble Canadian Accounts at the time outstanding; and (iii) Accounts due from Toys R Us (Canada) Ltd. in the aggregate, shall not exceed thirty-five percent (35%) of the total Eligble Canadian Accounts at the time outstanding;

     (f) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) hereof;

     (a) owed by an Account Debtor if such Account Debtor: (i) does not maintain its chief executive office in Canada or the United States of America or its territories or protectorates, unless supported by a letter of credit which is pledged and acceptable to the Agent and Lenders; or (ii) is not organized under the laws of Canada or any Province thereof or the United States of America or any State thereof; or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that the Agent otherwise determines in its discretion, acting reasonably, the Account to be eligible on an account-by-account basis based on, among other things, compliance with all applicable laws in order to obtain a valid and enforceable assignment (in the case of clause (iii)) or the existence of any letter of credit or acceptance or credit insurance and a credit review of the Account Debtor satisfactory to the Canadian Lender in its discretion;

     (h) owed by an Account Debtor which is an employee, an Affiliate or which is an Intercompany Account;

     (i) which is owed by an Account Debtor to which the Canadian Borrower or the Guarantor is indebted in any way, or which is subject to any right of setoff, counterclaim, offset, discount (other than discounts in the ordinary course of business), allowance, charge-back, rebate payable, co-op advertising charge or contra claim by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Canadian Lender to waive all such rights; or if the Account Debtor thereunder has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, charge-back, counterclaim, offset, discount, allowance, rebate, dispute, or claim;

     (j)  if representing a cash sale;

     (k)  which represents a re-billed or redated account;

     (l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

     (m) which is evidenced by a promissory note or other instrument or by chattel paper;

     (n) in respect of which the Canadian Borrower or the Guarantor is not the sole payee and remittance party, with sole lawful and absolute title thereto free and clear of any Lien (other than a Lien in favour of the Agent and/or Lenders);

     (o) which is payable in a currency other than Canadian Dollars or U.S. Dollars;

     (p)  not representing a final sale;

     (q) if the sale giving rise thereto was not made in compliance in all material respects with all applicable laws;

     (r)  if not representing a trade receivable;

     (s)  if representing a sale of samples;

     (t) which the Canadian Lender in the good faith exercise of its Permitted Discretion determines to be ineligible;

     (u) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by such Borrower or the Guarantor to the Agent and/or Lenders with respect to such Account; or

     (v) other than with respect to WalMart Canada Inc. and Canadian Tire Corporation, which need not be credit insured, which is not credit insured under a policy assigned to the Agent and Lenders, with an insurer and on terms satisfactory to the Canadian Lender.

          "Eligible Canadian Inventory" means Inventory, valued on a first in
           ---------------------------
first out basis, in Canadian Dollars, at the lower of cost and fair market value, of the Canadian Borrower or the Guarantor and: (a) in the Canadian Lender's Permitted Discretion, is not obsolete, unsalable, slow moving or unmerchantable; (b) that is located at premises owned by the Canadian Borrower or the Guarantor or located at Premises leased by the Canadian Borrower or the Guarantor or in transit to and from such locations provided that the Canadian Lender has established reserves therefor satisfactory to it in its reasonable discretion or received a consent and waiver from the landlord of such Premises in form and substance satisfactory to the Canadian Lender or located at warehouses, processors or third party bailees provided the Canadian Lender has established reserves therefor satisfactory to it in its discretion or received a waiver letter in form and substance satisfactory to the Canadian Lender; (c) upon which the Security Interest constitutes a first-ranking, duly registered and perfected Lien ranking in priority to all other Liens; (d) in the Canadian Lender's Permitted Discretion, is not such Borrower's or the Guarantor's obsolete inventory reserve (without duplication of amounts deducted in clause (a)), an unreconciled variance to the general ledger, defective raw material to be returned to vendor, work-in-progress, tooling, service parts, returned or damaged or defective, delivered to Canadian Borrower or the Guarantor on consignment, packaging and shipping materials or supplies or, in transit; (e) that the Canadian Lender otherwise deems eligible as the basis for Revolving Loans and/or issuance of Letters of Credit based on such other criteria as the Canadian Lender may from time to time establish in the exercise of its Permitted Discretion acting reasonably.

          "Eligible U.S. Accounts" means all Accounts arising in the ordinary
           ----------------------
course of a U.S. Borrower's business, but excluding interest, late charges, penalties, collection costs and other sums due or payable in respect thereof, upon which the Security Interest constitutes a first-ranking, duly registered and perfected lien ranking in priority to all other Liens and that are not ineligible as the basis for U.S. Revolving Loans and/or Letters of Credit, based on the following criteria and on such other criteria as the U.S. Lender may from time to time establish in the exercise of its Permitted Discretion acting reasonably. Without intending to limit the U.S. Lender's Permitted Discretion exercised acting reasonably to establish other criteria of eligibility, Eligible U.S. Accounts shall not include any Account:

     (a) with respect to which more than one hundred and twenty (120) days have elapsed from invoice date (except for dated accounts which are not more than thirty (30) days past due or more than 180 days from invoice date);

     (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Article 6 are not or have ceased to be complete and materially correct or have been breached;

     (c) which represents a progress billing (as hereinafter defined) or as to which such Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

     (d) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada, any province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian" as defined in the Bankruptcy Code or "trustee" under the Bankruptcy and Insolvency Act
          ---------------                        -----------------------------
          of Canada; the institution by or against the Account Debtor of any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, the United States or otherwise, including applicable corporate statutes, the Bankruptcy
                                                                     ----------
          and Insolvency Act of Canada and the Companies' Creditors Arrangement
          ------------------                   --------------------------------
          Act of Canada) or of any formal or informal proceeding for the
          ---
          dissolution or liquidation of, settlement of claims against or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

     (e) the amount of an Account included in calculating Eligible U.S. Accounts which exceeds twenty-five percent (25%) of total Eligible U.S. Accounts at the time outstanding.

     (f) owed by an Account Debtor if such Account Debtor: (i) does not maintain its chief executive office in Canada or the United States of America or its territories or protectorates; or (ii) is not organized under the laws of Canada or any Province thereof or the United States of America or any State thereof; or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that the Agent otherwise determines in its discretion, acting reasonably, the Account to be eligible on an account-by-account basis based on, among other things, compliance with all applicable laws, including the Assignment of Claims Act of 1940, as amended, in order
                        ------------------------
          to obtain a valid and enforceable assignment (in the case of clause
          (iii)) or the existence of any letter of credit or acceptance or credit insurance (and the Security Interest thereon has been perfected) and a credit review of the Account Debtor satisfactory to the U.S. Lender in its discretion;

     (g) owed by an Account Debtor which is an employee, an Affiliate or which is an Intercompany Account;

     (h) which is owed by an Account Debtor to which such U.S. Borrower is indebted in any way, or which is subject to any right of setoff, counterclaim, offset, discount, allowance, charge-back, co-op advertising charge, rebate payable or contra claim by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the U.S. Lender to waive all such rights; or if the Account Debtor thereunder has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, charge-back, counterclaim, offset, discount, allowance, rebate, dispute, or claim;

     (i)  if representing a cash sale;

     (j)  which represents a re-billed or redated account;

     (k) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

     (l) which is evidenced by a promissory note or other instrument or by chattel paper;

     (m) in respect of which such U.S. Borrower is not the sole payee and remittance party, with sole lawful and absolute title thereto free and clear of any Lien (other than a Lien in favour of the Agent and/or Lenders);

     (n)  which is payable in a currency other than U.S. Dollars;

     (o) for goods not shipped and delivered and accepted by the Account Debtor or otherwise not representing a final sale;

     (p) if the sale giving rise thereto was not made in compliance in all material respects with all applicable laws;

     (q)  if not representing a trade receivable;

     (r)  if representing a sale of samples;

     (s) which the U.S. Lender in the good faith exercise of its Permitted Discretion determines to be ineligible;

     (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by such Borrower to the Agent with respect to such Account; or

     (u) other than with respect to WalMart Canada Inc. and Canadian Tire Corporation, which need not be credit insured under a policy assigned to the Agent and Lenders, with an insurer and on terms satisfactory to the U.S. Lender.

          "Eligible U.S. Inventory" means Inventory, valued, on a first in first
           -----------------------
out basis, in U.S.$, at the lower of cost and fair market value, of a U.S. Borrower and: (a) in the U.S. Lender's Permitted Discretion, is not obsolete, unsalable, slow moving or unmerchantable; (b) that is located at premises owned by such U.S. Borrower or located at Premises leased by such U.S. Borrower or in transit to and from such locations provided that the U.S. Lender has established reserves therefor satisfactory to it in its reasonable discretion or received a consent and waiver from the landlord of such Premises in form and substance satisfactory to the U.S. Lender or located at warehouses, processors or third party bailees provided the U.S. Lender has established reserves therefor satisfactory to it in its discretion or received a waiver letter in form and substance satisfactory to the U.S. Lender, (c) upon which the Security Interest constitutes a first-ranking, duly registered and perfected Lien ranking in priority to all other Liens; (d) in the U.S. Lender's Permitted Discretion, is not such Borrower's obsolete inventory reserve (without duplication of amounts deducted under clause (a)), an unreconciled variance to the general ledger, defective raw material to be returned to vendor, work-in-progress, tooling, service parts, returned or damaged or defective, delivered to such U.S. Borrower on consignment, packaging and shipping materials or supplies, or in transit; (e) that is located in Canada or the United States; and (f) that the U.S. Lender otherwise deems eligible as the basis for Revolving Loans and/or issuance of Letters of Credit based on such other criteria as the Agent may from time to time establish in the exercise of its Permitted Discretion acting reasonably.

          "Environmental Audits" means a report of an independent engineer or
           --------------------
firm of environmental consultants, addressed to the Agent and Lenders and conducted at the sole cost of the applicable Borrower, setting out the engineer's or consultants' review of the matters referred to in clauses (i) to
(iv) of Section 9.5 and the engineer's or consultants' recommendations on results of tests performed or samples taken by it during the course of its review, irregularities or steps which may be taken to ensure continued compliance and on such other matters as the Agent or Lenders may request; such audit shall be of such scope as the Agent or Lenders may require and includes the Phase 1 and Phase 2 environmental audits conducted in respect of the Premises owned by any Borrower or the Guarantor, copies of which were provided to the Agent prior to the Closing Date.

          "Environmental Laws" means all federal, provincial, state and local or
           ------------------
municipal laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to Materials of Environmental Concern, pollution or protection of health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, spills, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, storage, removal, disposal, handling, or transport of Materials of Environmental Concern, and includes the following legislation (or any successor legislation) to the extent the same is applicable to any Borrower, the Guarantor or its or their property and assets:

          Canada
          ------
                         Arctic Waters Pollution Prevention Act, R.S.C. 1985,
                         --------------------------------------
                         c.A-12, as am.
                         Canada Water Act, R.S.C. 1985, c. C-11, as am.
                         ----------------
                         Canadian Environmental Protection Act, R.S.C. 1985, c.
                         -------------------------------------
                         C-15.3, as am.
                         Fisheries Act, R.S.C. 1985, c. F-14, as am.
                         -------------
                         Northern Inland Waters Act, R.S.C. 1985, c. N-25, as
                         --------------------------
                         am.
                         Transportation of Dangerous Goods Act, S.C. 1992, c.
                         -------------------------------------
                         34.

          Ontario
          -------
                         Conservation Authorities Act, R.S.O. 1990, c. C27 as
                         ----------------------------
                         am.
                         Environmental Protection Act, R.S.O. 1990, c. E. 19
                         ----------------------------
                         as am.
                         Gasoline Handling Act, R.S.O. 1990, c. G.4, as am.
                         ---------------------

          Quebec
          ------
                         Environment Quality Act, R.S.Q., c.Q-2
                         -----------------------

          United States
          -------------

                         Resource Conservation and Recovery Act, 42 U.S.C. S
                         ---------------------------------------------------
                         6901 et seq., as am.
                         -------------------
                         The Comprehensive Environmental Response, Compensation
                         ------------------------------------------------------
                         and Liability Act, 42 U.S.C. S 9601 et seq., as am.
                         --------------------------------------------------
                         The Toxic Substances Control Act, 15 U.S.C. S 2601 et
                         -----------------------------------------------------
                         seq., as am.
                         -----------
                         The Clean Water Act, 33 U.S.C. S 466 et seq. as am.
                         --------------------------------------------------
                         The Clean Air Act, 42 U.S.C. S 7401 et seq., as am.
                         --------------------------------------------------
                         state and federal superlien and environmental cleanup
                         -----------------------------------------------------
                         programs
                         --------
                         U.S. Department of Transportation regulations
                         ---------------------------------------------

or any other federal, provincial, state or local law, statute, regulation, ordinance, order, permit or decree relating to the environment.

          "Environmental Lien" means a Lien in favour of any Public Authority or
           ------------------
any other Person for (i) any liability under any Environmental Laws, or (ii) damages arising from, or costs incurred by such Public Authority in response to, a release, discharge or emission or threatened release, discharge or emission of a Material of Environmental Concern.

          "Equipment" has the meaning ascribed to it in the UCC and the PPSA,
           ---------
and includes in relation to each Borrower and the Guarantor, all of that Borrower's or the Guarantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of moveable and personal property leased by that Borrower or the Guarantor and all of that Borrower's or the Guarantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "Equivalent Amount" means, on any date, the amount of U.S. $ into
           -----------------
which an amount of Cdn. $ may be converted or the amount of Cdn. $ into which an amount of U.S. $ may be converted, in either case, at Mellon U.S.'s spot buying rate in New York as at approximately 12:00 noon (Local Time) on such date.

          "ERISA" means the Employee Retirement Income Security Act of 1974., as
           -----
amended, and regulations promulgated thereunder.

          "Event" means any event or condition which, with notice, the passage
           -----
of time, the observance of any other formality, or any combination thereof, would constitute an Event of Default and includes, for the purposes hereof, an Event of Default.

          "Event of Default" has the meaning specified in Section 11.1.
           ----------------

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements of the Borrowers attached hereto as Exhibit G-1, and the financial statements of the Borrowers as at June 30, 1999 attached hereto as Exhibit G-3, and any other financial statements required to be given to the Agent and Lenders pursuant to Section 7.2(a) or (c), or any combination thereof.

          "Fiscal Year" means each Borrower's and the Guarantor's fiscal year
           -----------
for financial accounting purposes.

          "Fixed Charge Ratio" means, for any period, the ratio of the sum of
           ------------------
EBITDA for such period to the sum of (i) principal payments which the Borrowers or the Guarantor were required to make on Debt during such period, (ii) interest paid or payable by the Borrowers or the Guarantor during such period, (iii) Capital Lease payments during the period, (iv) cash Taxes paid or payable in respect of the period, (v) Distributions and (vi) Capital Expenditures.

          "GAAP" means at any particular time with respect to the Borrowers and
           ----
the Guarantor, generally accepted accounting principles as in effect at such time in Canada or, in the case of the financial statements of the U.S. Borrowers, or consolidated financial statement, the United States of America, respectively, consistently applied, provided, however, that, if employment of
                                    --------  -------
more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then
                               ----
employed by the Borrowers and the Guarantor with the concurrence of its independent public or chartered accountants, who are acceptable to the Agent provided further that, for the purposes of determining compliance with the
-------- ------- ----
financial covenants herein, "GAAP" means GAAP as at the date hereof.
                             ----

          "General Intangibles" has the meaning ascribed to it in the UCC and
           -------------------
the PPSA, and includes all of the Borrowers' or the Guarantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder and all other intangibles, including without limitation those patents, trademarks and copyrights set forth on Exhibit B hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "GSAs" has the meaning specified in Section 6.10.
           ----

          "Guarantee" by any Person means all obligations of such Person which
           ---------
in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, or indemnify and/or save harmless any Person in respect of the payment or performance of any proceeding, claim, liability, indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"),
                                                       ----------------------
or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

          "Guaranteed Obligations" has the meaning specified in Section 13.1.
           ----------------------

          "Hypothecs" has the meaning specified in Section 10.2.
           ---------

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to any Borrower or the Guarantor from, which are due from any Borrower or the Guarantor to, or which otherwise arise from any transaction by any Borrower or the Guarantor with, any Affiliate.

          "Interest Payment Date" means, with respect to each Loan, the earlier
           ---------------------
of (a) the date of repayment of the principal of such Loan, (b) the Conversion Date or Rollover Date of such Loan, (c) with respect to BA Equivalent Loans or LIBOR Loans the last day of each applicable Interest Period and the first day of the month beginning not later than ninety (90) days after the making of such loan, and (d) with respect to Prime Rate Loans and Base Rate Loans, the first day of each succeeding month after the making of such Loan.

          "Interest Period" means a BA Equivalent Interest Period and/or LIBOR
           ---------------
Interest Period, as the context may require.

          "International" means Grand Toys International, Inc. and its
           -------------
successors and assigns.

          "Inventory" has the meaning ascribed to it in the UCC and the PPSA,
           ---------
and includes in relation to each Borrower and the Guarantor, all of that Borrower's or the Guarantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contact of service or held for sale or lease, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in that Borrower's or the Guarantor's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise an such other personal property, and all other documents of title or other documents representing them.

          "IRS" means the Internal Revenue Service and any Public Authority
           ---
succeeding to any of its principal functions under the Code.

          "Issue Date" means the Business Day upon which an Issuing Lender
           ----------
issues a Letter of Credit at the request of a Borrower.

          "Issuing Lender" means (a) in the case of Letters of Credit issued
           --------------
pursuant to the Canadian Revolving Credit Facility, Mellon Canada, and (b) in the case of Letters of Credit issued pursuant to the U.S. Revolving Credit Facility, Mellon U.S., or in either case another financial institution designated by the Agent in its discretion with the consent of the applicable Borrower, acting reasonably.

          "Latest Projections" means:  (a) on the Closing Date and thereafter
           ------------------
until the Agent and Lenders receive new projections pursuant to Section 7.2(e), the projections of the Borrowers' consolidated and consolidating balance sheets, statements of operations, and statements of cash flows on an annual basis and on a month-by-month basis for the first year after the Closing Date and on an annual basis for each year thereafter to and including the Maturity Date attached hereto as Exhibit G-2; and (b) thereafter, the projections most recently received by the Agent and Lenders pursuant to Section 7.2(e).

          "L/C Fee" has the meaning specified in Section 2.3(g).
           -------

          "Lenders" means Mellon Canada and Mellon U.S. and the other financial
           -------
institutions which are party hereto by signing and delivering this Agreement as a "Lender" or who become party hereto by accepting and delivery to and acceptance by the Agent of an Assignment and Assumption Agreement, and their successors and assigns, and includes the Canadian Lender and the U.S. Lender and "Lender" means any one of them.
 ------

          "Letter of Credit" means a Cdn.$ or U.S.$ documentary (in conformity
           ----------------
with the Uniform Customs and Practice for Documentary Credits) letter of credit having an expiry date not later than the earlier of (i) the Maturity Date (or after a renewal of this Agreement as herein provided, the expiry date of the Renewal Term), and (ii) one hundred and twenty (120) days from the Issue Date thereof, or a Cdn.$ or U.S.$ standby letter of credit or letter of guarantee having an expiry date not later than the earlier of (i) the Maturity Date (or after a renewal of this Agreement as herein provided, the expiry date of the Renewal Term), and (ii) three hundred and sixty (360) days from the Issue Date thereof.

          "LIBOR Interest Period" means, with respect to each LIBOR Loan, the
           ---------------------
period selected by the Canadian Borrower or applicable U.S. Borrower, as the case may be, hereunder and being of any duration of one (1), two (2), three (3), or six (6) months duration, in each case commencing on the Drawdown Date, Conversion Date or Rollover Date with respect to the Drawdown or Rollover of or Conversion into such LIBOR Loan; provided that in any case the last day of each LIBOR Interest Period shall also be the first day of the next Interest Period and further provided that the last day of each LIBOR Interest Period shall be a Business Day and if the last day of a LIBOR Interest Period selected by the Canadian Borrower or applicable U.S. Borrower, as the case may be, is not a Business Day, such Borrower shall be deemed to have selected a LIBOR Interest Period the last day of which is the Business Day next following the last day of the LIBOR Interest Period otherwise selected, unless such next following Business Day falls in the next calendar month in which event such Borrower shall be deemed to have selected a LIBOR Interest Period the last day of which is the Business Day next preceding the last day of the LIBOR Interest Period otherwise selected and further provided that the last LIBOR Interest Period hereunder shall expire on or prior to the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal Term).

          "LIBOR Loan" means a Loan in United States Dollars in a minimum
           ----------
principal amount of not less than $500,000 made by the Canadian Lender to the Canadian Borrower or by the U.S. Lender to the applicable U.S. Borrower hereunder pursuant to a Drawdown, Rollover or Conversion, on which interest is payable under Section 3.1.

          "LIBOR Rate" means, for the Interest Period of each LIBOR Loan, the
           ----------
rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by Mellon U.S. and equal to the rate of interest at which U.S. dollar deposits in the approximate amount of the applicable LIBOR Loan and for a term similar to the applicable LIBOR Loan would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two
(2) business days prior to the commencement of the LIBOR Interest Period, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("Eurocurrency Reserve Requirement"). Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

          "LIBOR Rate Margin" means in the case of either Revolving Credit
           -----------------
Facility, two and one-half percent (2.5%).

          "Lien" means: (a) any interest in Property securing an obligation owed
           ----
to, or a claim by, a Person, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, hypothec, prior claim, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or from any law; and (b) to the extent not included under clause (a), (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restrictment, lease or other title exception or encumbrance affecting Property, and (iii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting Property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute or law of any jurisdiction, at common law, in equity or by any agreement.

          "Loan Documents" means this Agreement, the Term Note, the Hypothecs,
           --------------
the GSAs, the Collection Account Agreement, the U.S. Security Documents, Altro Support Agreement and each of the documents listed in Exhibit M and all other agreements, instruments and documents heretofore, now or hereafter entered into with or granted to the Agent and/or Lenders evidencing, securing, guaranteeing or otherwise relating to any Obligations, the Collateral, the Security Interest or any other aspect of the transactions contemplated by this Agreement.

          "Loans" means, collectively, all loans and advances provided for in
           -----
Article 2.

          "Local Time" means, in the case of requests and notices to or notices
           ----------
or advances by (a) Mellon Canada, Toronto time and (b) Mellon U.S., New Jersey time.

          "Material Adverse Effect" means any materially adverse effect on (a)
           -----------------------
the prospect of repayment of any of the Obligations, (b) the Agent's or Lenders' rights under any of the Loan Documents or (c) the Collateral of the Borrowers or the Guarantor or the business, operations, prospects or condition (financial or otherwise) of any of the Borrowers or the Guarantor.

          "Materials of Environmental Concern" means any chemicals, pollutants,
           ----------------------------------
contaminants, wastes, toxic substances, hazardous substances, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products.

          "Maturity Date" means ., 2002.
           -------------

          "Maximum Canadian Revolving Credit Line" means $12,000,000 or the
           --------------------------------------
Equivalent Amount thereof in Cdn$.

          "Maximum U.S. Revolving Credit Line" means $5,000,000.
           ----------------------------------

          "Mellon U.S." means Mellon Bank, N.A., and its successors and assigns.
           -----------

          "Mellon Canada" means Mellon Bank Canada, and its successors and
           -------------
assigns.

          "Mortgages" means: (a) each other mortgage, charge, hypothec, security
           ---------
agreement and assignments of leases and/or rents between any Borrower or the Guarantor and the Agent and/or Lenders and delivered now or hereafter to the Agent including pursuant to Sections 6.1(b) and/or 10.2; and (b) all other real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, hypothecations and other instruments and documents of security now or hereafter entered into which provide the Agent and/or Lenders a lien on or other interest in any portion of the Premises, the Real Estate or any other Property of any Borrower or the Guarantor or which relate to any such lien or interest.

          "Net Income" means Net Income determined in accordance with GAAP.
           ----------

          "Notice of Amount" has the meaning specified in Section 16.19.
           ----------------

          "Notice of Borrowing" has the meaning specified in Section 2.2.
           -------------------

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties and Debts owing by any Borrower or the Guarantor to the Agent and/or any of the Lenders, under this Agreement or any other Loan Document, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guarantee, indemnification or otherwise, whether direct or indirect, absolute, matured or contingent, due or to become due, now existing or hereafter arising, created or incurred, primary or secondary, as principal or guarantor and including, without limitation, all interest, charges, expenses, fees, legal fees, filing fees and any other sums chargeable to any Borrower or the Guarantor hereunder or under any other agreement or instrument with the Agent. "Obligations" includes, without limitation, the principal of and
                 -----------
interest on all Loans, all debts, liabilities, and obligations now or hereafter owing from any Borrower or the Guarantor to Agent and/or any of the Lenders under or in connection with the Letters of Credit.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Payment Accounts" has the meaning specified in Section 6.10.
           ----------------

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the functions thereof.

          "PCO" means the Pension Commission of Ontario and any Person
           ---
succeeding to the functions thereof and includes the Superintendent under such statute and any other Public Authority empowered or created by the Pension
                                                                   -------
Benefits Act of Ontario.
------------

          "Permitted Discretion" means the Agent's and/or Lenders', as the case
           --------------------
may be, good faith judgment based upon any factor or circumstance which it reasonably believes in good faith (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Agent's and/or Lenders' Security Interest and Liens thereon or the amount which the Agent and/or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (b) could reasonably be expected to increase the likelihood of a bankruptcy, reorganization, insolvency or a like proceeding involving any Borrower, the Guarantor or any Subsidiary or any of the Collateral, (c) creates or could reasonably be expected to create an Event or Event of Default or (d) will or could reasonably be expected to give rise to a Material Adverse Effect. In exercising such judgment, the Agent and/or Lenders may consider such factors or circumstances already included in or tested by the definitions of Eligible Canadian Accounts, Eligible U.S. Accounts, Eligible U.S. Inventory and Eligible Canadian Inventory as it considers relevant, as well as any of the following:
(i) changes in collection history and dilution with respect to the Account, (ii) changes in demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts or Inventory, (iv) any other factors or circumstances that will or could reasonably be expected to give rise to a Material Adverse Effect, (v) audits of books and records, history of charge-backs or other credit adjustments, (vi) any other factors that change or could reasonably be expected to change the credit risk of lending to any Borrower, the Guarantor on the security of the Accounts or the Inventory, and (vii) any factor or circumstance that suggests that any collateral report or financial information delivered to the Agent and/or Lenders by any Person on behalf of any Borrower, the Guarantor or any Subsidiary is incomplete, inaccurate or misleading in any material respect. The burden of establishing lack of good faith shall be on the party asserting lack of good faith.

          "Permitted Liens" means:  (a) Liens for taxes not yet payable or Liens
           ---------------
for taxes being contested in good faith and by proper proceedings diligently pursued, in any case ranking subordinate to the Liens of the Agent and Lenders and provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements, that a stay of enforcement of any such Lien is in effect and that no Event of Default has occurred in consequence thereof; (b) Liens in favour of the Agent and/or any of the Lenders; (c) PMSIs on Equipment expressly permitted to be outstanding in accordance with Section 9.11; (d) Liens on specific equipment leased pursuant to the Equipment Leases; and (e) Liens as described in Exhibit A hereto.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

          "Petty Cash Account" means an account maintained by the Borrowers
           ------------------
which will at no time contain more than US $5000.00

          "Plan" means any pension or other employee benefit plan (including any
           ----
plan subject to Title IV of ERISA) and which is: (a) a plan maintained by any Borrower or any Related Company; (b) a plan to which any Borrower, the Guarantor or any Related Company contributes or is required to contribute; (c) a plan to which any Borrower, the Guarantor or any Related Company was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which any Borrower, the Guarantor or any Related Company has incurred or may incur liability, including contingent liability (including under Title IV of ERISA), either to such plan or to any Person, administration or Public Authority, including the PCO and/or PBGC.

          "PMSI" means a purchase money security interest as defined in the PPSA
           ----
and/or the Uniform Commercial Code and/or a sale and hypothecation agreement pursuant to Article 2954 of the Civil Code of Quebec.
                                --------------------

          "PPSA" means the Personal Property Security Act of Ontario (or any
           ----            ------------------------------
successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

          "Premises" means the lands, together with all buildings, improvements,
           --------
and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto as described in Exhibit D, and which constitutes all of the immoveable and real Property in which any Borrower or the Guarantor has any interests on the Closing Date.

          "Prime Rate" means the rate of interest publicly announced from time
           ----------
to time by Mellon Canada as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its "prime" rate. It is a rate set by Mellon Canada based upon various factors including Mellon Canada's costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans. However, Mellon Canada may price loans at, above or below such announced rate.

          "Prime Rate Loan" means a Loan in Canadian Dollars made by the
           ---------------
Canadian Lender to the Canadian Borrower hereunder pursuant to a Drawdown, Rollover or Conversion, on which interest is payable under Section 3.1(a).

          "Prime Rate Margin" means, in the case of Prime Rate Loans, three-
           -----------------
quarters of one percent (0.75%) per annum.

          "Proceeds" means all products and proceeds (as defined in the PPSA and
           --------
as defined in the New Jersey Uniform Commercial Code) of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guarantee payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, moveable or immoveable, tangible or intangible.

          "Public Authority" means the government of any country or sovereign
           ----------------
state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation, commission, tribunal, committee, board or other instrumentality of any of the foregoing and includes, without limitation, any pension board.

          "Real Estate" means all of the present and future interests of the
           -----------
Borrowers or the Guarantor, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

          "Receivables Collateral" means all of the Borrowers' or the
           ----------------------
Guarantor's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance or passage of time), including Accounts owed to any Borrower or the Guarantor by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming any Borrower or the Guarantor as beneficiary; accounts contract rights, chattel paper, instruments, documents, General Intangibles (including without limitation chooses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to any Borrower or the Guarantor from or in respect of any Plan) and all forms of obligations owing to any Borrower or the Guarantor (including, without limitation, in respect of loans, advances, and extensions of credit by any Borrower or the Guarantor to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by any Borrower or the Guarantor and rights of stoppage in transit, replevin and reclamation; and other rights or remedies of an unpaid vendor, lien or secured party.

          "Register" has the meaning specified in Section 15.5.
           --------

          "Related Company" means any corporation "related" to any Borrower or
           ---------------
the Guarantor within the meaning of the Income Tax Act of Canada, or any member
                                        --------------
of any controlled group of corporations (including as defined in Section 414 of the Code) of which any Borrower or the Guarantor is a party, or any trade or business (whether or not incorporated) which together with any Borrower or the Guarantor would be treated as a single employer (including for the purposes of Section 4001 of ERISA).

          "Renewal Term" has the meaning specified in Section 12.
           ------------

          "Reportable Event" shall have the meaning assigned to that term in
           ----------------
Title IV of ERISA, including, without limitation, a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Restricted Investment" means any acquisition of Property by any
           ---------------------
Borrower or any of its or their Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, securities, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or by loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of any Borrower or the Guarantor ; (b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of any Borrower or the Guarantor; (d) direct obligations of Canada, Provinces of Canada, the United States of America or obligations guaranteed by Canada, Provinces of Canada or the United States of America provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit, term deposits, bankers acceptances and other similar notes maturing within one year from the date of acquisition, in each case issued by, created by, or with a bank chartered under the laws of Canada or the United States of America having capital and surplus aggregating at least $100,000,000; and (f) commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred and seventy (270) days from the date of creation thereof.

          "Reversions" means any funds which may become due to any Borrower in
           ----------
connection with the termination of any Plan or other employee benefit plan.

          "Revolving Credit Facilities" means, collectively, the Canadian
           ---------------------------
Revolving Credit Facility and the U.S. Revolving Credit Facility.

          "Revolving Loans" means, collectively, the Canadian Revolving Loans
           ---------------
and the U.S. Revolving Loans.

          "Rollover" means a rollover of a BA Equivalent Loan or LIBOR Loan
           --------
pursuant to the provisions of Section 2.7.

          "Rollover Date" means the date on which a Rollover takes place, which
           -------------
date shall be a Business Day.

          "Security Interest" means collectively the Liens granted to the Agent
           -----------------
and/or Lenders in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument now or hereafter granted and/or entered into.

          "SFHA" has the meaning specified in Section 6.7.
           ----

          "Share Pledge" has the meaning specified in Section 10.1.
           ------------

          "Solidary" as used herein shall be read and interpreted in accordance
           --------
with the Civil Code of Quebec.
         --------------------

          "Solvent" shall mean when used with respect to any Person that:  (a)
           -------
the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they generally become due; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          "Subsidiary" means any corporation of which more than fifty percent
           ----------
(50%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by any Borrower and/or one or more of its or their Subsidiaries.

          "Tangible Net Worth" means, with respect to the applicable entity, as
           ------------------
of the time of any determination thereof, the difference between (a) the sum of
(i) the par value (or value stated on the books of the entity) of the capital stock of all classes of such entity, plus (or minus in the case of a deficit)
(ii) the amount of such entity's surplus, whether capital or earned, plus the outstanding balance of the subordinated debt less (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges, leasehold improvements (other than improvements to the Premises) and other intangible assets, and write-up of the value of any assets, all determined in accordance with GAAP.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

          "Term Loan" means the U.S. Term Loan.
           ---------

          "Term Note" means the U.S. Term Note.
           ---------

          "Termination Event" means: (a) a Reportable Event with respect to a
           -----------------
Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); or (b) the withdrawal of any Borrower or the Guarantor or any Related Company from a Plan during a plan year (including under Section 4041 of ERISA); or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination; or (d) any issuance of a notice of proposal to windup any Plan or notice of proposal to appoint an administrator for any Plan; or (e) the institution of proceedings by any Public Authority (including the PBGC and/or PCO) to terminate or have a trustee appointed to administer a Plan; or (f) any other event or condition which might constitute grounds (including under Section 4042 of ERISA) for the termination of, winding up or the appointment of a trustee to administer, any Plan.

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of New Jersey or of any other state the laws of which are required thereof to be applied in connection with the issue of perfection of security interests.

          "U.S. Availability" means, in respect of either U.S. Borrower:  (a)
           -----------------
the lesser at any point in time of: (i) the U.S. Maximum Revolving Credit Line; and (ii) the sum of (A) eighty-five percent (85%) of Eligible U.S. Accounts of the U.S. Borrowers, plus (B) sixty percent (60%) multiplied by the value of Eligible U.S. Inventory of the U.S. Borrowers to a maximum in the case of advances and issuances of Letters of Credit for both U.S. Borrowers in the aggregate based on Eligible U.S. Inventory of $2,000,000 (the amount under this clause (ii) referred to as the "U.S. Formula Amount"); less (b) without
                                                       ----
duplication: (i) a reserve established for all amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent's and/or Lenders' Security Interest; (ii) a reserve in an amount determined by the U.S. Lender from time-to-time in respect of such portion of the Accounts as represents a value-added, sales, goods and services or excise tax; (iii) a reserve for all claims, charges and Liens, including in respect of rent, storage, processing and/or transport costs which have arisen or may arise, in respect of off-site Inventory or Inventory at leased locations or processor sites unless a waiver and access agreement satisfactory to the U.S. Lender shall have been received; and (iv) all other reserves which the U.S. Lender in the exercise of its Permitted Discretion deems necessary or desirable to maintain with respect to the U.S. Borrowers, including, without limitation, in respect of any amounts which the Agent and/or U.S. Lender may be obligated to pay in the future for the account of the U.S. Borrowers (the foregoing amount calculated by deducting (b) from (a) being hereinafter referred to as the "U.S. Borrowing
                                                             --------------
Base"), less (c) the sum of: (i) the unpaid balance of U.S. Revolving Loans at
----    ----
that time; and (ii) the U.S. L/C Reserve of the applicable U.S. Borrower, provided, however, that each of the reserves under clause (b) shall be
--------  -------
established, and the amount thereof determined, by the U.S. Lender in the exercise of its Permitted Discretion.

          "U.S. Borrowing Base", in respect of the U.S. Borrowers, has the
           -------------------
meaning specified in the definition of U.S. Availability.

          "U.S. Collateral" has the meaning specified in Section 6.1(b).
           ---------------

          "U.S. Formula Amount", in respect of the U.S. Borrowers, has the
           -------------------
meaning specified in the definition of U.S. Availability.

          "U.S. L/C Reserve", in respect of either U.S. Borrower, means a
           ----------------
reserve established by the U.S. Lender in the exercise of its Permitted Discretion, from time to time, for Letters of Credit issued on behalf of such U.S. Borrower. Such reserve shall be, initially, and shall never exceed (a) in the case of trade, documentary Letters of Credit issued for off shore purchases in respect of which (i) the U.S. Lender or Agent is named consignee on all applicable bills of lading and other documents of title, (ii) such bill or document has been delivered to the U.S. Lender or Agent, (iii) the Inventory is covered by insurance acceptable to the U.S. Lender or Agent (including, without limitation, cargo insurance with satisfactory limits), and (iv) the Inventory would be Eligible U.S. Inventory if located at premises of a Borrower, forty percent (40%), and (b) in all other cases, one hundred percent (100%), of the undrawn amount of such Letters of Credit.

          "U.S. Lender" means Mellon U.S.
           -----------

          "U.S. Revolving Credit Facility" has the meaning specified in Section
           ------------------------------
2.2(a)(ii).

          "U.S. Revolving Loans" has the meaning specified in Section 2.2(b).
           --------------------

          "U.S. Security Documents" means a security agreement from each U.S.
           -----------------------
Borrower and each UCC-1 financing statement required by the Agent and/or U.S. Lender, each in form and substance satisfactory to the Agent and U.S. Lender.

          "U.S. Term Loan" has the meaning specified in Section 2.4(b).
           --------------

          "U.S. Term Note" has the meaning specified in Section 2.4(b).
           --------------

          "U.S. Unused Line Fee" has the meaning specified in Section 3.3(b).
           --------------------

          "U.S. Dollars" or "U.S. $" means lawful currency of the United States
           ------------      ------
of America.

          "Violation Notice" means any notice received by any Borrower or the
           ----------------
Guarantor from any governmental or regulatory body or agency under any Environmental Law that the Borrower or the Guarantor or any of its property and assets is not in compliance with the requirements of any Environmental Law.